EXHIBIT 10.9
                        TRUST INDENTURE


                   dated as of July 31, 1996


                             AMONG


              PANDA-ROSEMARY FUNDING CORPORATION,


                      PANDA-ROSEMARY, L.P.


                              and


                FLEET NATIONAL BANK, As Trustee






        Providing for the Issuance from Time to Time of Debt Securities in One or More Series






                       TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1   Definitions; Construction                             2
     Section 1.2   Compliance Certificates and Opinions                 30
     Section 1.3   Form of Documents Delivered to Trustee               31
     Section 1.4   Act of Holders                                       31
     Section 1.5   Notices, etc. to Trustee, Company and Partnership    33
     Section 1.6   Notices to Holders; Waiver                           33
     Section 1.7   Conflict with Trust Indenture Act                    34
     Section 1.8   Effect of Reading and Heading and Table of Contents  34
     Section 1.9   Successor and Assigns                                34
     Section 1.10  Severability Clause                                  34
     Section 1.11  Benefits of Indenture                                34
     Section 1.12  Governing Law                                        34
     Section 1.13  Legal Holidays                                       34
     Section 1.14  Execution in Counterparts                            35
     Section 1.15  Agency                                               35
     Section 1.16  Liability of the Partnership; Indemnification        35

ARTICLE 2  THE BONDS

     Section 2.1   Form of Bond to Be Established by Series
                   Supplemental Indenture                               35
     Section 2.2   Form of Trustee's Authentication                     35
     Section 2.3   Amount; Issuable in Series                           36
     Section 2.4   Authentication and Delivery of Bonds                 37
     Section 2.5   Form                                                 39
     Section 2.6   Execution of Bonds                                   39
     Section 2.7   Temporary Bonds                                      39
     Section 2.8   Registration; Transfer and Exchange                  40
     Section 2.9   Mutilated, Destroyed, Lost and Stolen Bonds          41
     Section 2.10  Payment of Principal and Interest; Principal and
                   Interest Rights Preserved                            42
     Section 2.11  Persons Deemed Owners                                43
     Section 2.12  Cancellation                                         43
     Section 2.13  Dating of Bonds; Computation of Interest             43
     Section 2.14  Bonds Issued in the Form of a Global Bond            43
     Section 2.15  Source of Payments Limited; Rights and Liabilities
                   of the Company and the Partnership                   46
     Section 2.16  Allocation of Principal and Interest                 46
     Section 2.17  Parity of Bonds                                      46
     Section 2.18  CUSIP Numbers                                        46

ARTICLE 3  APPLICATION OF PROCEEDSFROM SALE OF BONDS

     Section 3.1   Application of Proceeds from Sale of Bonds           47

ARTICLE 4  INDEPENDENT ENGINEER, INSURANCE CONSULTANTAND GAS CONSULTANT

     Section 4.1   Resignation and Removal of Independent Engineer,
                   Insurance Consultant and Gas Consultant              47
     Section 4.2   Payment of Fees and Expenses                         48
     Section 4.3   Consultation with Other Consultants                  48
     Section 4.4   Delivery of Certificates, Confirmations,
                   Concurrences and Approvals                           49

ARTICLE 5   REPRESENTATIONS AND WARRANTIES

     Section 5.1   Organization, Power and Status of the Partnership
                   and the Company                                      49
     Section 5.2   Authorization; Enforceability; Execution and
                   Delivery                                             49
     Section 5.3   No Conflicts; Laws and Contracts; No Default         50
     Section 5.4   Governmental Approvals                               51
     Section 5.5   Litigation                                           51
     Section 5.6   Qualifying Facility Status; Other Utility Regulation 51
     Section 5.7   Collateral; Security Interest and Liens              52
     Section 5.8   Taxes                                                53
     Section 5.9   Environmental Matters                                53
     Section 5.10  Useful Life                                          54
     Section 5.11  Utility Services                                     54
     Section 5.12  Employee Benefit Plans                               54
     Section 5.13  Not an Investment Company                            54

ARTICLE 6  COVENANTS

     Section 6.1   Reporting Requirements                               54
     Section 6.2   Maintenance of Existence, Properties and
                   Governmental Approvals                               58
     Section 6.3   Compliance with Laws                                 59
     Section 6.4   Insurance                                            59
     Section 6.5   Payment of Taxes and Claims                          63
     Section 6.6   Books and Records                                    64
     Section 6.7   Right of Inspection                                  64
     Section 6.8   Use of Bond Proceeds or Proceeds of Additional
                   Permitted Debt                                       64
     Section 6.9   Compliance With Environmental Laws                   65
     Section 6.10  Event of Eminent Domain; Event of Loss; Title Event  65
     Section 6.11  Annual Independent Engineer's Report                 68
     Section 6.12  Taxes                                                69
     Section 6.13  Performance of Project Documents                     69
     Section 6.14  Operating Plan and Operating Budget                  70
     Section 6.15  Further Assurances; Opinions of Counsel              70
     Section 6.16  Debt                                                 71
     Section 6.17  Liens                                                73
     Section 6.18  Guaranties                                           75
     Section 6.19  Prohibition on Disposition of Assets                 76
     Section 6.20  Amendments                                           76
     Section 6.21  Prohibition on Fundamental Changes                   79
     Section 6.22  Distributions                                        80
     Section 6.23  Nature of Business                                   82
     Section 6.24  Plans                                                83
     Section 6.25  Transactions with Affiliates                         83
     Section 6.26  Governmental Regulation                              83
     Section 6.27  Letters of Credit                                    85
     Section 6.28  Rule 144A Information                                85
     Section 6.29  Site Taxes                                           85

ARTICLE 7  REDEMPTION OF BONDS

     Section 7.1   Applicability of Article                             86
     Section 7.2   Election or Requirement to Redeem; Notice to Trustee 86
     Section 7.3   Mandatory and Optional Redemption;
                   Selection of Bonds to Be Redeemed                    87
     Section 7.4   Notice of Redemption                                 88
     Section 7.5   Bonds Payable on Redemption Date                     89
     Section 7.6   Bonds Redeemed in Part                               89

ARTICLE 8  EVENTS OF DEFAULT AND REMEDIES

     Section 8.1   Events of Default                                    90
     Section 8.2   Enforcement of Remedies                              94
     Section 8.3   Specific Remedies                                    95
     Section 8.4   Judicial Proceedings Instituted by Trustee           95
     Section 8.5   Holders May Demand Enforcement of Rights by Trustee  97
     Section 8.6   Control by Holders                                   98
     Section 8.7   Waiver of Past Defaults or Events of Default         98
     Section 8.8   Holder May Not Bring Suit Except Under Certain
                   Conditions                                           98
     Section 8.9   Undertaking to Pay Court Costs                       99
     Section 8.10  Right of Holders to Receive Payment Not to
                   be Impaired                                          99
     Section 8.11  Application of Moneys Collected by Trustee           99
     Section 8.12  Bonds Held by Certain Persons Not to Share
                   in Distribution                                     100
     Section 8.13  Waiver of Appraisement, Valuation, Stay, Right
                   to Marshaling                                       100
     Section 8.14  Remedies Cumulative; Delay or Omission Not a Waiver 101
     Section 8.15  The Intercreditor Agreement                         101
     Section 8.16  The Depositary Agreement                            101

ARTICLE 9  CONCERNING THE TRUSTEE

     Section 9.1    Certain Rights and Duties of Trustee               102
     Section 9.2    Trustee Not Responsible for Recitals, Etc          104
     Section 9.3    Trustee and Others May Hold Bonds                  104
     Section 9.4    Moneys Held by Trustee or Paying Agent             104
     Section 9.5    Compensation of Trustee and Its Lien               104
     Section 9.6    Right  of  Trustee  to  Rely  on  Officer's
                    Certificates and Opinions of Counsel               105
     Section 9.7    Persons Eligible for Appointment as Trustee        105
     Section 9.8    Resignation and Removal of Trustee; Appointment
                    of Successor                                       105
     Section 9.9    Acceptance of Appointment by Successor Trustee     106
     Section 9.10   Merger, Conversion or Consolidation of Trustee     107
     Section 9.11   Maintenance of Offices and Agencies                107
     Section 9.12   Reports by Trustee                                 109
     Section 9.13   Trustee Risk                                       109
     Section 9.14   Notice of Defaults                                 110
     Section 9.15   Disqualification; Conflicting Interests            110
     Section 9.16   Preferential Collection of Claims Against Company  110

ARTICLE 10  CONCERNING THE HOLDERS

     Section 10.1   Evidence of Action Taken by Holders               110
     Section 10.2   Proof of Execution of Instruments and of
                    Holding Bonds                                     111
     Section 10.3   Bonds Owned by Company Deemed Not Outstanding     111
     Section 10.4   Right of Revocation of Action Taken               112

ARTICLE 11  HOLDERS' MEETINGS

     Section 11.1   Purposes for Which Holders' Meetings May
                    Be Called                                         112
     Section 11.2   Call of Meetings by Trustee                       113
     Section 11.3   Company and Holders May Call Meeting              113
     Section 11.4   Persons Entitled to Vote at Meeting               113
     Section 11.5   Determination of Voting Rights; Conduct and
                    Adjournment of Meetings                           113
     Section 11.6   Counting Votes and Recording Action of Meeting    114

ARTICLE 12  SUPPLEMENTAL INDENTURES

     Section 12.1   Supplemental Indentures and Collateral
                    Document Consents Without Consent of Holders      115
     Section 12.2   Supplemental Indentures and Collateral
                    Documents Consents with Consent of Holders        116
     Section 12.3   Documents Affecting Immunity or Indemnity         117
     Section 12.4   Execution of Supplemental Indentures              118
     Section 12.5   Effect of Supplemental Indentures                 118
     Section 12.6   Conformity with Trust Indenture Act               118
     Section 12.7   Reference in Bonds to Supplemental Indentures     118

ARTICLE 13  SATISFACTION AND DISCHARGE

     Section 13.1   Satisfaction and Discharge of Bonds              118
     Section 13.2   Satisfaction and Discharge of Indenture          120
     Section 13.3   Application of Trust Money                       121
     Section 13.4   Reinstatement                                    121

ARTICLE 14  DEFEASANCE

     Section 14.1   Defeasance                                       121
     Section 14.2   Conditions to Defeasance                         122
     Section 14.3   Reinstatement                                    123

ARTICLE 15  EXCULPATION; HOLDERS LISTS AND REPORTS

     Section 15.1   Exculpation                                      123
     Section 15.2   Company to Furnish Trustee Names and Addresses
                    of Holders                                       124
     Section 15.3   Preservation of Information                      124

Schedules:

     Schedule 1.1   Principal Amortization of the Initial Bonds
     Schedule 6.16  Subordination Provisions
     Schedule 6.20  Consent and Agreement





     TRUST INDENTURE, dated as of July 31, 1996, among PANDA-ROSEMARY FUNDING CORPORATION, a Delaware corporation (the "Company"), its executive office being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, PANDA-ROSEMARY, L.P., a Delaware limited partnership (the "Partnership"), its executive office being at 4100 Spring Valley Road, Suite 1001, Dallas,
Texas 75244, and FLEET NATIONAL BANK, a national banking association established under the laws of the United States (the "Trustee"), its corporate trust office at the time of the execution of this Indenture being at 777 Main Street, Hartford, Connecticut 06115.

                      W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the creation of an issue of its bonds, debentures, promissory notes or other evidences of indebtedness to be issued in one or more series (the "Bonds") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and the Company has duly authorized the execution and delivery of this Indenture to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee;

     WHEREAS, the Company wishes to lend, and will lend, all of the proceeds of the sale of the Bonds of the initial series to the Partnership to be used, along with other funds available to the Partnership, to defease another indenture pursuant to which bonds were issued to finance the cost of constructing the Partnership's cogeneration facility located in Roanoke Rapids, North Carolina and for the purpose of, among other things, redeeming the limited partnership interests in the Partnership owned by Ford Motor Credit Company, funding certain reserve funds, and paying closing costs;

     WHEREAS, the Partnership wishes to provide its guaranty to secure the payment of the principal of, premium, if any, and interest on all the Bonds authenticated and delivered hereunder and the performance of the covenants therein and herein contained and to mortgage, pledge and assign substantially all of its assets to secure such guaranty and the loans from the Company to the Partnership; and

     WHEREAS, all acts necessary to make this Indenture a valid instrument for the security of the Bonds, in accordance with its and their terms, have been taken.

     NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Bonds by the holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Bonds, as follows:

                           ARTICLE 1

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION

     Section 1.1 Definitions; Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as hereinafter defined);

     (d)    all   references  in  this  Indenture  to  designated
"Articles,"  "Sections"  and  other  subdivisions  are   to   the
designated Articles, Sections and other subdivisions of this Indenture;

     (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (f) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document (including any clarification letters relating thereto and any tariffs or similar publicly promulgated rates applicable thereto and incorporated therein) as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Project Documents (as hereinafter defined) and including any agreement, contract or document in substitution or replacement of any of the foregoing;

     (g) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other;

     (h)   any  reference to any Person (as hereinafter  defined)
shall include its successors and assigns, and in the case of  any
Government   Authority  (as  hereinafter  defined),  any   Person
succeeding to its functions and capacities;

     (i) each reference to a Project Agreement or a Project Participant shall be deemed to exclude (i) after the date on which any Project Agreement may have been terminated in accordance with Sections 6.20 (Amendments), 6.22(d) (Replacement Gas Contracts) or 8.1(j) (Event of Default - Project Agreements), shall have reached its stated termination date (if any) or shall have been fully and finally performed, such Project Agreement (and the Consent relating thereto, if any) and the Project Participant party thereto (in such capacity) and (ii) after the date of any disposition of a Project Agreement in accordance with
Section 6.19 (Prohibition on Disposition of Assets), such Project Agreement (and the Consent related thereto, if any) and the Project Participant party thereto (in such capacity); and

     (j) each direct or indirect reference to a Governmental Approval shall be deemed to exclude any Governmental Approval relating solely to any agreement that, by operation of the immediately preceding clause (i) or otherwise, has ceased to be an agreement binding upon the Company or the Partnership.

     "Acceptable Fuel Management Contracts" shall mean contracts or agreements entered into by or on behalf of the Partnership having a period of effectiveness of one year or less (exclusive of extensions) or that are terminable at will upon thirty-one
(31) days or less notice without penalty, in a form typical for transactions of the relevant type in the fuel industry for the purchase, sale, or resale of natural gas or fuel oil or for transportation services or storage services for natural gas or fuel oil, including but not limited to Capacity Release Arrangements, Fuel Hedges, Fuel Oil Contracts, Gas Resale Agreements, Short Term Transportation Contracts and Spot Gas Contracts.

     "Act" when used with respect to any Holder, shall have the meaning specified in Section 1.4.

     "Additional Contract" shall mean any contract or undertaking to which the Partnership is a party relating to the Project, entered into after the Closing Date, including, but not limited to, (a) any such contract or undertaking relating to the supply, procurement, handling or transportation of Fuel to the Project,
(b) any such contract or undertaking relating to the design, construction, operation or maintenance of the Project or the management of the construction thereof or (c) any Consent which constitutes an Ancillary Document and is delivered in connection with an Additional Contract, but excluding (i) any contract or undertaking entered into in respect of Permitted Investments,
(ii) any contract or undertaking entered into in connection with Debt permitted under Section 6.16, Liens permitted under Section
6.17 and Guaranties permitted under Section 6.18 and any note or other evidence of indebtedness entered into thereunder and (iii) any Non-Material Agreements.

     "Additional Mortgages" shall mean one or more mortgages given by the Partnership in favor of the Collateral Agent, as mortgagee, for the benefit of the relevant Secured Party, securing any Additional Permitted Debt incurred by the Partnership or the Company after the Closing Date.

     "Additional Notes" shall mean one or more promissory notes made by the Partnership to the order of the Company evidencing the loan of the proceeds of Additional Permitted Debt issued by the Company.

     "Additional Permitted Debt" shall mean all Debt of the Company or the Partnership ranking pari passu as to payment with the Bonds and permitted pursuant to Sections 6.16(a)(v) and
(b)(ii).

     "Additional  Permitted  Debt  Documents"  shall   mean   all
agreements, documents and instruments evidencing and/or securing the Additional Permitted Debt.

     "Affiliate" with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In any event, each general partner of the Partnership shall be deemed to be an Affiliate of the Partnership, each member and manager of a limited liability company shall be deemed to be an Affiliate of such limited liability company and no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person or, if such Person is a partnership, a limited partner of such Person.

     "Ancillary Documents" shall mean, with respect to each Additional Contract, (i) each security instrument (which may consist of an amendment to a Collateral Document) necessary to grant to the Collateral Agent a perfected Lien in such Additional Contract and all property interests received by the Partnership or the Company in connection therewith, (ii) all recorded financing statements and other filings required to perfect such Liens, (iii) a Consent of each Project Participant party to such Additional Contract and (iv) an Opinion of Counsel to the extent obtained as set forth in Section 6.20(c)(i).

     "Annual Projected Debt Service Coverage Ratio" shall mean, on any date of determination, a projection of the Debt Service Coverage Ratios for each consecutive twelve month period commencing on the last day of the calendar month ending on, or most recently ended prior to, such date of determination over the remaining term of the Bonds Outstanding having the longest Stated Maturity prepared by the Partnership in good faith based upon assumptions consistent in all material respects with the Project Agreements and the historical operating results of the Project (without giving effect to any historical non-recurring extraordinary event). Whenever this Indenture provides for the determination of an Annual Projected Debt Service Coverage Ratio, the full calculation of the Annual Projected Debt Service Coverage Ratio (including any supporting documentation) shall be set forth in an Officer's Certificate of the Partnership filed with the Trustee and, in connection with Distributions pursuant to Section 6.22, with the Depositary Agent, accompanied by an Independent Engineer's Certificate, dated within five (5) days of the date of the Officer's Certificate, stating that, based upon reasonable investigation and review, the Annual Projected Debt Service Coverage Ratio is based on reasonable assumptions consistent in all material respects with the Project Agreements and the historical operating results of the Project and that the Independent Engineer believes the Annual Projected Debt Service Coverage Ratio to be reasonable in light of such assumptions; provided, however, that in connection with Distributions under
Section 6.22(b) if the Partnership certifies to the Trustee and the Depositary Agent in an Officer's Certificate of the Partnership that the assumptions used in calculating the Annual Projected Debt Service Coverage Ratio have not materially changed since the annual calculation of such ratio made in connection with the most recent Engineer's Annual Report, then the Partnership shall not be required to deliver the Independent Engineer's Certificate as described above.

     "Asbestos"  shall  have  the  meaning  provided  under   any
relevant   Environmental   Laws  and   shall   include,   without
limitation, asbestos fibers and friable asbestos, as such terms are defined under the relevant Environmental Laws.

     "Authenticating Agent" shall mean any Person acting as Authenticating Agent hereunder pursuant to Section 9.11.

     "Authorized Agent" shall mean any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

     "Authorized Representative" of any of the Partnership, the Company, the Independent Engineer, the Gas Consultant or the Insurance Consultant shall mean the person or persons authorized to act on behalf of such entity by its, or its managing general partner's, Board of Directors, or, if such entity is a limited liability company, by its manager or members, or by any other governing body of such entity.

     "Authorized Signatory" shall mean any officer of the Trustee
or   any  other  individual  who  shall  be  duly  authorized  by appropriate corporate action on the part of the Trustee to authenticate Bonds.

     "Board   of  Directors",  when  used  with  respect   to   a
corporation, shall mean either the board of directors of such corporation or any committee of that board duly authorized to act for it hereunder.

     "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

     "Bonding  Arrangements" shall have the meaning set forth  in
Section 6.18.

     "Bonds" shall have the meaning ascribed thereto in the Preamble.

     "Bullet  Maturity"  shall mean, with respect  to  Additional
Permitted Debt, Debt with a single principal payment due in full at final maturity.

     "Bullet Maturity Amount" shall have the meaning set forth in
Section 1.2 of the Depositary Agreement.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York or Dallas, Texas, or any city in which the Trustee's Corporate Trust Office, the Collateral Agent's principal office or the Depositary Agent's principal office is located, are authorized or required to be closed.

     "Capacity Release Arrangement" shall mean any arrangement pursuant to which the Partnership assigns (other than as security) to a third-party its right to utilize pipeline transportation capacity contracted for, but not utilized, by the Partnership under a Firm Gas Transportation Contract and which assignment is made pursuant to the terms and conditions of the effective FERC gas tariff of a firm gas transporter contained in and made part of a Gas Transportation Contract.

     "Capital  Lease" shall mean any lease of personal  property,
which,  in  accordance  with  GAAP,  would  be  required  to   be
capitalized on a balance sheet of the lessee thereof.

     "Casualty Proceeds" shall mean all Insurance Proceeds or other amounts received on account of any Event of Loss, except proceeds of business interruption insurance.

     "Closing Date" shall mean July 31, 1996.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Collateral Agent pursuant to the Collateral Documents.

     "Collateral Agent" shall mean Fleet National Bank, a national banking association established under the laws of the
United States, with its principal office at the time of the execution of this Indenture at 777 Main Street, Hartford Connecticut 06115, or such other office as may be designated by the Collateral Agent to the Company, the Partnership, the Depositary Agent and the Secured Parties, as collateral agent for the benefit of the Secured Parties under the Collateral Documents, and its permitted successors and assigns.

     "Collateral Documents" shall mean the Mortgages, the Security Agreements, the Stock Pledge Agreement, the Partnership Interest Pledge Agreements, the Company Pledge Agreement, the Intercreditor Agreement, the Depositary Agreement, each security instrument referred to in clause (i) of the definition of "Ancillary Documents", and each Consent.

     "Commercially Feasible Basis" shall mean that, following an Event of Loss, an Event of Eminent Domain or Title Event, (i) the sum of the proceeds of the business interruption insurance, the moneys held in the Debt Service Fund, any amounts that the
Partners are irrevocably committed to contribute and the anticipated Project Revenues during the estimated period of rebuilding, repair or restoration will be sufficient to pay all Debt Service and Operating Expenses during the estimated period of rebuilding, repair or restoration and (ii) the Project upon being rebuilt, repaired or restored can be reasonably expected to produce Project Revenues adequate to pay all Debt Service and Operating Expenses over the remaining terms of the Bonds Outstanding having the longest Stated Maturity, taking into account any change in projected operating results due to the impairment of any portion of the Project.

     "Commonly Controlled Entity" as applied to the Partnership or the Company, as the case may be, shall mean any Person who is a member of a group which is under common control with the Partnership or the Company, as the case may be, who together with the Partnership or the Company, as the case may be, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

     "Company" shall have the meaning set forth in the Preamble.

     "Company  Loan  Agreement" shall mean  the  Loan  Agreement,
dated  as  of  July  31,  1996,  between  the  Company  and   the
Partnership.

     "Company Order" means a written order of the Company, signed by its Chairman of the Board, President or any Vice President and by its Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary.

     "Company Pledge Agreement" shall mean the Stock Pledge and Security Agreement, dated as of July 31, 1996, from the Partnership to the Collateral Agent providing for the pledge of all of the capital stock of the Company to the Collateral Agent.

     "Company Request" shall mean a written request or order signed in the name of the Company by its Chairman of the Board, President or one of its Vice Presidents, and by its Treasurer, Secretary, or one of its Assistant Treasurers or Assistant Secretaries.

     "Consent" shall mean a consent and agreement of a Person with respect to the assignment by the Partnership of the Partnership's rights and interest under each Project Agreement or Additional Contract entered into by the Partnership with such Person as security pursuant to a Collateral Document.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time corporate trust business of the Trustee shall be administered, which at the time of the execution of this Indenture is 777 Main Street, Hartford Connecticut 06115, or such other office as may be designated by the Trustee to the Company, the Partnership, the Depositary Agent, the Collateral Agent and each Holder.

     "Coverage Test" shall have the meaning set forth in  Section
6.22(d).

     "Credit   Bank  Documents"  shall  mean  the   Credit   Bank
Reimbursement   Agreement,  any  note  or   other   evidence   of
indebtedness thereunder and any letter of credit issued pursuant thereto.

     "Credit Bank Reimbursement Agreement" shall mean (i) any credit agreement or similar agreement with the Partnership or any replacement agreement entered into in substitution therefor (or for relevant portions thereof) providing for the issuance of letters of credit in an aggregate face amount not to exceed an amount determined in accordance with Section 6.16(a)(iv) (less amounts available under a Credit Bank Working Capital Agreement) and which is designated as such in a Designation Letter, and (ii) the VEPCO Reimbursement Agreement.

     "Credit Bank Working Capital Agreement" shall mean any credit agreement or similar agreement with the Partnership or any replacement agreement entered into in substitution therefor (or for relevant portions thereof) providing for revolving working capital loans in a principal amount not to exceed an amount determined in accordance with Section 6.16(a)(iv) (less amounts available under a Credit Bank Reimbursement Agreement) and which is designated as such in a Designation Letter.

     "Credit Banks" shall mean, collectively, any bank or other financial institution from time to time party to a Credit Bank Reimbursement Agreement or a Credit Bank Working Capital Agreement, including any bank or other financial institution which has executed a counterpart to the Intercreditor Agreement and has been designated as a "Secured Party" acting in the capacity as agent for such banks or financial institutions and its permitted successors and assigns; provided, however, that any Credit Bank issuing a letter of credit under a Credit Bank
Reimbursement Agreement shall, at the time of the initial issuance of such letter of credit, have a long-term unsecured senior debt rating of at least "A" or its equivalent from the Rating Agencies.

     "Debt"  shall  mean,  with respect to  any  Person,  without duplication, (i) all obligations of such Person, whether contingent or otherwise, for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person, whether contingent or otherwise, to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Debt of others to the extent guaranteed directly or indirectly by such Person, (vi) all Debt and reimbursement obligations, whether contingent or otherwise, under letters of credit issued for the account of such Person, (vii) all obligations of such Person, whether contingent or otherwise, under trade or bankers' acceptances, (viii) all obligations of others, whether contingent or otherwise, secured by any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, security agreement, or Lien of any kind or nature whatsoever upon property owned by any such Person whether or not assumed and
(ix) all obligations of such Person, whether contingent or otherwise, under any Interest Rate Protection Agreement, but excluding Fuel Hedges.

     "Debt Service" shall mean, for any period, an amount equal to the aggregate of, without duplication (i) all payments of principal of and premium, if any, on the Bonds and Additional Permitted Debt (including any mandatory sinking fund payment) due and payable during such period, (ii) all interest on the Bonds Outstanding due and payable during such period, (iii) all Interest Expense and (iv) all principal payments in respect of obligations to cash collateralize letters of credit and interest payments in respect of such obligations under the Credit Bank Reimbursement Agreement for such period.

     "Debt Service Coverage Ratio" for any period, shall mean, without duplication, the ratio of (i) (A) the sum of all Project Revenues of the Project for such period less (B) the sum of (1) the aggregate amount of Operating Expenses for such period plus
(2) the Major Maintenance Requirement for each Funding Date during such period plus (3) the aggregate of (a) reimbursement obligations and interest, fees and other amounts under each Credit Bank Reimbursement Agreement, during such period, and (b) principal of, interest on and fees and other amounts with respect to loans under each Credit Bank Working Capital Agreement, during such period, plus (4) the Property Tax Requirement for each
Funding Date during such period to (ii) the sum of (A) Debt Service payable by the Partnership for such period, plus (B) the aggregate amount of overdue Debt Service payments from previous periods, all as determined on a cash basis. Whenever the Partnership is required to calculate the Debt Service Coverage Ratio under this Indenture, the full calculation of the Debt Service Coverage Ratio (including any supporting documentation) shall be set forth in an Officer's Certificate of the Partnership filed with the Independent Engineer and the Trustee.

     "Debt Service Letter of Credit" shall mean one or more irrevocable direct pay letters of credit available for the purpose of drawing to pay principal and interest on the Bonds and the Additional Permitted Debt in an amount up to the Debt Service Reserve Requirement and any extensions thereof or any substitute letter of credit therefor in the stated amount contained in such extension or substitute, subject to the limitations set forth in, and permitting draws thereon as contemplated by, Section 3.5 of the Depositary Agreement, (i) issued to the Depositary Agent by a financial institution having a long-term unsecured senior debt rating of at least "A" or its equivalent by the Rating Agencies at the time of issuance, (ii) in form and substance reasonably acceptable to the Depositary Agent, (iii) with a minimum term of one (1) year, (iv) for the benefit of the Depositary Agent,
(v) providing for the amount thereof to be available to the Depositary Agent in multiple drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit, (vi) which the Partnership certifies in an Officer's Certificate does not constitute Debt of the Company or the Partnership and is not secured by a Lien on any of the properties of the Company or the Partnership and (vii) automatically extending for not less than six (6) months unless the issuing bank provides at least thirty
(30) days prior written notice of termination or non-renewal to the Depositary Agent.

     "Debt Service Fund" shall mean the fund described in Section
2.2(c) of the Depositary Agreement .

     "Debt Service Reserve Fund" shall mean the fund described in
Section 3.5 of the Depositary Agreement.

     "Debt Service Reserve Requirement" shall mean at any given time an amount equal to the sum, without duplication, of (i) the maximum aggregate principal payments due on the Bonds Outstanding on any two consecutive quarterly payment dates in the immediately succeeding three-year period from the date of determination (such principal payments for the Initial Bonds being described in
Schedule 1.1 hereto subject to reduction pursuant to Section 7.3(e)), and the maximum aggregate principal payments due on the Additional Permitted Debt during any semiannual period in the immediately succeeding three-year period from the date of determination or, with respect to Additional Permitted Debt with a Bullet Maturity in the three-year period immediately prior to final maturity, the Bullet Maturity Amounts for six Funding Dates, and (ii) the maximum aggregate interest payment due on the Bonds Outstanding on any two consecutive quarterly payment dates in the immediately succeeding three-year period from the date of determination and the maximum aggregate interest payments due on the Additional Permitted Debt (including the net amounts payable or receivable under the Interest Rate Protection Agreements with respect to such Additional Permitted Debt) during any semiannual period in the immediately succeeding three-year period from the date of determination. For the purposes of determining the Debt Service Reserve Requirement, with respect to Additional Permitted Debt with a floating interest rate and without a related Interest Rate Protection Agreement, the interest rate in effect at the time of calculation for such Additional Permitted Debt shall be assumed to apply for such three-year period.

     "Default" shall mean an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

     "Depositary   Agreement"  shall   mean   the   Deposit   and
Disbursement Agreement, dated as of July 31, 1996, among the Partnership, the Company, the Collateral Agent and the Depositary
Agent.

     "Depositary Agent" shall mean Fleet National Bank, a national banking association established under the laws of the
United States, with its principal office at the time of the execution of this Indenture at 777 Main Street, Hartford, Connecticut 06115, or such other office as may be designated by the Depositary Agent to the Company, the Partnership, the Trustee, the Credit Banks and the Collateral Agent, as depositary agent under the Depositary Agreement, and its permitted successors and assigns.

     "Designation  Letter" shall have the meaning  set  forth  in
Section 1.2 of the Intercreditor Agreement.

     "Distribution" shall have the meaning set forth  in  Section
6.22.

     "Distribution Sub-Fund" shall mean the sub-fund described in
Section 3.9(a) of the Depositary Agreement.

     "Easements" shall mean all easements and rights, if any, required to provide the Partnership access to the Site and, to the extent required to be obtained in the name of the Partnership, such other easements and rights, if any, required to provide the Fuel, water, transportation, utilities and other services at or from the Site necessary for the construction, operation and maintenance of the Project.

     "Eligible Successors" shall mean (i) with respect to the Independent Engineer, Burns & McDonald, R.W. Beck, C.H. Guernsey & Co., Parsons Brickerhoff Energy Services, Inc., Pacific Energy Systems, Inc, Resource Management International, Inc., C.C. Pace Resources, Stone & Webster and Brown & Root, Inc. or, in the event that none of them is willing or able to serve as Independent Engineer, such other nationally recognized engineering firm of similar standing that is acceptable to the Partnership and whose selection is concurred with by the Trustee,
(ii) with respect to the Insurance Consultant, Aon Corporation, Johnson & Higgins of Massachusetts, Inc., and Marsh & McLennan or, in the event that neither of them is willing or able to serve as Insurance Consultant, such other nationally recognized insurance consultant of similar standing that is acceptable to the Partnership and whose selection is concurred with by the Trustee or (iii) with respect to the Gas Consultant, Benjamin Schlesinger Associates, Inc., C.C. Pace Resources, ICF Resources, Inc., Muse, Stancil & Co., ESBI Energy Company, Hagler Bailey and R.W. Beck or, in the event that none of them are willing or able to serve as Gas Consultant, such other nationally recognized gas consultant of similar standing that is acceptable to the Partnership and whose selection is concurred with by the Trustee.

     "Eminent Domain Proceeds" shall have the meaning ascribed thereto in Section 6.10.

     "Engineer's Annual Report" shall have the meaning set forth in Section 6.11.

     "Environmental Approvals" shall mean Governmental Approvals required under applicable Environmental Laws.
     "Environmental Claim" shall mean any complaint, order, citation, decree, demand, judgment or written notice actually received by either the Partnership or the Company or an Affiliate of the Partnership from any Person (a) relating to any matters of Environmental Law affecting or relating to any activity or operations at any time conducted by either the Partnership or the Company or their agents on or in connection with the Project or
(b) relating to Releases or the presence of Hazardous Materials on- or off-Site and related to Project operations or that could impact the Site, including, without limitation:

          (i) the existence of any Hazardous Materials at the Site or any part thereof in violation of any Environmental
     Law;

          (ii) the release or threatened release of any Hazardous Materials generated at the Site in violation of any Environmental Law;

          (iii) remediation of any Release at the Site or any part thereof; and

          (iv) any violation or alleged violation of any relevant Environmental Law in connection with the Site or any part thereof.

     "Environmental Laws" shall mean any and all Federal, state and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly- or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata, (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Materials) or
(c) pollution or the protection of human health, the environment or natural resources, but excluding the Occupational Safety and Health Act or similar law relating to worker health or safety.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Indenture and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "Escrow  Deposit  Agreement" shall mean the  Escrow  Deposit
Agreement, dated as of July 31, 1996, between the Partnership and Bank of New York, as escrow agent.

     "Event  of  Default"  shall have the  meaning  specified  in
Section 8.1.

     "Event of Eminent Domain" shall mean any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral by any Governmental
Authority.

     "Event of Loss" shall mean an event which causes all or a portion of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

     "Facility"  or  "Project" shall mean the  approximately  180 megawatt electrical generating facility, the Site on which such Facility is located and all related equipment and facilities.

     "Federal Bankruptcy Code" shall mean Title 11 of the  United
States Code or any other federal bankruptcy code hereafter in effect.

     "FERC" shall mean the Federal Energy Regulatory Commission or any successor agency or commission.

     "Final Determination" shall mean a judgment, order or other binding decision of any court, agency or other tribunal having jurisdiction in the premises which is not subject to further appeal, rehearing or reconsideration or for which the applicable rehearing, reconsideration and appeal periods, if any, have expired without any rehearing, reconsideration or appeal being brought.

     "Financing  Documents" shall have the meaning set  forth  in
Section 1.2 of the Intercreditor Agreement.

     "Financing Liabilities" shall have the meaning set forth  in
Section 1.2 of the Intercreditor Agreement.

     "Firm  Gas  Transportation  Contract"  shall  mean  (i)  the
Service Agreement, dated October 22, 1991, between the Partnership and Transcontinental Gas Pipe Line Corporation, as it may exist at the time, (ii) any firm transportation agreement or agreements entered into by the Partnership that replaces the agreement referred to in the preceding clause (i) pursuant to a Transportation Service Conversion including, without limitation, the Service Agreement, dated July 26, 1996, between the Partnership and Transcontinental Gas Pipe Line Corporation and the related agreements to be entered into with Texas Gas
Transmission  Corporation and CNG Transmission  Corporation,  and
(iii) any other firm transportation agreement having a term (including all renewal or extension periods) of greater than one year entered into by the Partnership which is needed to transport natural gas supplied under the Gas Supply Contracts.

     "First Mortgage" shall mean the Leasehold Deed of Trust and Security Agreement, dated as of July 31, 1996, between the Partnership, as Grantor, and the Collateral Agent, as mortgagee, as it may exist at the time .

     "First Note" shall mean the Promissory Note made by the Partnership to the order of the Company, dated July 31, 1996, in the principal amount of $111,400,000.

     "First  Series Supplemental Indenture" shall mean the  First
Supplemental Indenture, dated as of July 31, 1996, among the Trustee, the Company and the Partnership.

     "FPA" shall mean the Federal Power Act, as amended.
     "Fuel" shall mean natural gas, fuel oil or any other fuel to be supplied to the Project by the Gas Suppliers or any other
Person.

     "Fuel Hedges" shall mean any future or forward contract or option or similar arrangements with respect to or relating to natural gas or fuel oil providing for the transfer or mitigation of commodity or price risks with respect to Fuel either generally or under specific contingencies.

     "Fuel Oil Contracts" shall mean any contract or agreement entered into by or on behalf of the Partnership for the purchase of fuel oil and the delivery of such fuel oil to the Facility.

     "Fuel Supply Management Agreement" shall mean (i) the Fuel Supply Management Agreement, effective as of October 10, 1990, between the Partnership and Natural Gas Clearinghouse, as it may exist at the time, and (ii) any other contract having a term (including all renewal or extension periods) greater than one year entered into by the Partnership to provide fuel management activities comparable to those provided under the agreement referred to in the preceding clause (i).

     "Funding Date" shall mean the fifteenth day of each month, or in each case if such day is not a Business Day, the next succeeding Business Day.

     "Funds" shall mean the funds established by Section 2.2 of the Depositary Agreement.

     "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

     "Gas   Consultant"  shall  mean  Benjamin  Schlesinger   and
Associates, Inc. or its Eligible Successor.

     "Gas Contracts" shall mean the Gas Supply Contracts and the Gas Transportation Contracts.

     "Gas Resale Agreements" shall mean any contract or agreement entered into by or on behalf of the Partnership for the resale to third parties of natural gas purchased under the Gas Supply Contract, the Fuel Supply Management Agreement or any Spot Gas
Contract, which natural gas (i) is not required to meet the natural gas supply needs at the Facility or (ii) must be
purchased   in   amounts  necessary  to  satisfy   minimum   take
obligations under the Gas Supply Contract or any Spot Gas Contract during periods of low dispatch at the Facility.

     "Gas Supply Contracts" shall mean (i) the Gas Purchase Contract, dated April 12, 1990 and amended on April 23, 1993, between the Partnership and Natural Gas Clearinghouse, as it may exist at the time and (ii) any firm natural gas supply contract having a term (including all renewal or extension periods) greater than one year entered into by the Partnership (including, without limitation, a Replacement Gas Contract) to supply natural gas to the Project as a part of the Project's primary gas supply, other than a Fuel Supply Management Agreement.

     "Gas Suppliers" shall mean Natural Gas Clearinghouse and any other Person which shall supply natural gas to the Project pursuant to a Gas Supply Contract.

     "Gas Transportation Contracts" shall mean, collectively, (i) the Firm Gas Transportation Contract, dated October 22, 1991, between the Partnership and Transcontinental Gas Pipe Line
Corporation, as it may exist at the time, (ii) the Service Agreement for Services Under ITS Rate Schedule, dated April 4, 1991, between the Partnership and Columbia Gas Transmission Corporation, as it may exist at the time, and (iii) the ITS-1 Service Agreement, dated as of June 13, 1996, between the Partnership and Columbia Gulf Transmission Company, as it may exist at the time.

     "Gas Transporters" shall mean Transcontinental Gas Pipe Line Corporation, Texas Gas Transmission Corporation, Columbia Gas Transmission Corporation, Columbia Gulf Transmission Company, CNG Transmission Corporation and any other Person which shall transport natural gas to the Project pursuant to a Gas Transportation Contract, a Firm Gas Transportation Contract or a Replacement Gas Transportation Contract.

     "General  Partner" shall mean Panda-Rosemary Corporation,  a
Delaware corporation, the general partner of the Partnership, or any successor general partner(s) permitted by Section 8.1(o).

     "Global Bonds" shall mean one or more global securities in registered form representing all or a portion of the Bonds.

     "Good Faith Contest" means the contest of an item if (i) the item is diligently contested in good faith by appropriate proceedings timely instituted, (ii) adequate reserves are established in accordance with GAAP with respect to the contested item and held in cash or Permitted Investments, (iii) during the period of such contest, the enforcement of such contested item is effectively stayed, (iv) obligations with respect to such item are effectively stayed or suspended by, or any Lien filed in connection therewith shall have been removed from the record by, Bonding Arrangements by a reputable surety company, or title insurance under the Title Policy or cash deposits are otherwise provided to assure the discharge of the Partnership's or the Company's obligation thereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest, provided that the aggregate exposure of the Company and the Partnership in connection with such cash deposits is less than $1,000,000, (v) it becomes necessary to prevent the delivery of tax deed or other similar instrument conveying the Mortgaged Property or any portion thereof because of non-payment of such item, then the Partnership or the Company shall pay the same in sufficient time to prevent the delivery of such tax deed or other similar instrument and (vi) neither the Partnership nor the Company has knowledge of any actual or proposed deficiency or additional assessment in connection therewith not otherwise satisfying the requirements of clauses (i) through (v).

     "Governmental Approvals" shall mean any authorization, consent, approval, order, consent decree, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing (other than purely ministerial filings) or registration by or with any Governmental Authority (including, without limitation, Environmental Approvals, zoning variances, special exceptions and nonconforming uses) relating to the ownership, operation or maintenance of the Project or to the execution, delivery or performance of any Project Document.

     "Governmental Authority" shall mean any nation, state, sovereign or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, bonds or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term "Guaranty", shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb has a correlative meaning.

     "Hazardous Materials" shall mean (i) hazardous materials, hazardous wastes, hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import, as used under Environmental Laws, including but not limited to the following: the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery
Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et. seq., the Clean Water Act, 33 U.S.C. 1231 et seq., the
Clean Air Act, 42 U.S.C. 7401 et seq, the Toxic Substances Control Act, 15, U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. 3808 et seq. and the Oil Pollution Act, 33 U.S.C. 2701 et seq., as each may be amended from time to time, and their state and local counterparts or equivalents; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) Asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or nonfriable;
(v) polychlorinated biphenyls ("PCBs"), or PCB-containing materials or fluids; (vi) any other hazardous radioactive or toxic substance, material, pollutant, or solid, liquid or gaseous waste; and (vii) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

     "Holder" or "Securityholder" shall mean a Person in whose name a Bond is registered in the Security Register.

     "Indenture" shall mean this instrument entered into by the Company, the Partnership and the Trustee.

     "Independent Engineer" shall mean Burns & McDonnell  or  its
Eligible Successor.

     "Independent   Engineer's   Certificate"   shall   mean    a
certificate  of  an Authorized Representative of the  Independent
Engineer,

     "Initial Bonds" shall mean the $111,400,000 principal amount of 8-5/8% First Mortgage Bonds due 2016 issued on the Closing
Date under the First Series Supplemental Indenture.

     "Initial Interest Payment Date", with respect to Bonds of any series, shall mean the date of the Stated Maturity for the initial installment of interest on Bonds of such series.

     "Insufficiency" shall mean, with respect to any employee benefit plan, the amount, if any, by which the present value of the vested and non-vested benefits under such plan (determined as of the latest actuarial valuation date for such plan and determined in accordance with the same assumptions and methods as used in the most recent actuarial valuation for such plan) exceeds the fair market value of the assets of such plan allocable to such benefits.

     "Insurance Consultant" shall mean Aon Corporation or its Eligible Successor.

     "Insurance Proceeds" shall mean all amounts and proceeds (including instruments) in respect of the proceeds of any casualty insurance policy required to be maintained under Section 6.4, except proceeds of business interruption insurance or title insurance.

     "Interconnection Agreement" shall mean the Letter Agreement, dated March 6, 1991, between the Partnership and Columbia Gas
Transmission Corporation, as it may exist at the time.

     "Intercreditor Agreement" shall mean the Collateral Agency and lntercreditor Agreement, dated as of July 31, 1996, among the Company, the Partnership, Baverische Vereinsbank AG, as a Credit Bank, the Trustee, and the Collateral Agent, in the capacities stated and any other Person (or an agent or trustee on their behalf) designated a "Secured Party" under the Intercreditor
Agreement  and  executing  a  counterpart  to  the  Intercreditor
Agreement.

     "Interest Expense" shall mean, for any period, the sum, without duplication, of the following: (i) all interest on the Additional Permitted Debt due and payable during such period plus
(ii) the net amount payable (or minus the net amount receivable, as the case may be) under the Interest Rate Protection Agreements (if any) with respect to Additional Permitted Debt during such period (whether or not actually paid or received during such period).

     "Interest  Rate  Protection  Agreements"  shall   mean   any
agreements providing for swaps, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest.

     "Investment Grade" shall mean a rating in one of the four highest rating categories (without regard to subcategories within such rating categories) by the Rating Agencies as in effect on the Closing Date (and the correlative ratings categories of the Rating Agencies after the Closing Date in the event that the ratings categories of the Rating Agencies change after the Closing Date.

     "Law" shall mean, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, registration, license, franchise, permit, authorization, guideline, approval, consent or requirement of such Governmental Authority, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. Unless the context clearly requires otherwise, the term "Law" shall include each of the foregoing (and each provision thereof) as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, codifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this indenture.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

     "Limited   Partners"  shall  mean,  collectively,   PRC   II
Corporation, a Delaware corporation, and any other Persons admitted to the Partnership as a limited partner pursuant to the Partnership Agreement.

     "Loans" shall have the meaning specified in Section 3.1.

     "Major Maintenance Expenses" shall mean all expenditures by the Partnership on regularly scheduled (or reasonably anticipated) maintenance of the Project in accordance with good utility practice and vendor and supplier requirements constituting major maintenance (including, without limitation, teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).

     "Major Maintenance Requirement" shall mean, for any Funding Date, either (i) if, on any Funding Date, the amount then on deposit in the Overhaul Fund is $1,000,000 or less, an amount equal to the sum of (a) the product obtained by multiplying the total number of hours that each of the combustion turbines constituting the Project has operated during the 30-day period immediately preceding such Funding Date by $130, and (b) the aggregate amount, not to exceed $1,000,000, of the Major Maintenance Requirements for previous Funding Dates which has not been funded or has been withdrawn from the Overhaul Fund pursuant to Section 3.12 of the Depositary Agreement, or (ii) if, on any Funding Date, the amount then on deposit in the Overhaul Fund exceeds $1,000,000, then the Major Maintenance Requirement of such Funding Date shall be zero, in each case as such amount shall be revised annually pursuant to Section 6.11(a)(ii); provided, however, that no such revision shall reduce such amount below the then current Major Maintenance Requirement without the consent of the Credit Bank that issues the VEPCO Letter of Credit.

     "Make-Whole Amount" shall mean, with respect to any Initial Bond, an amount equal to the excess, if any, of the Discounted
Value of the Remaining Scheduled Payments with respect to the Called Principal of such Initial Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called  Principal" means, with respect to any  Initial
     Bond, the principal of such Initial Bond that is to be redeemed pursuant to Section 7.3(c) or 7.3(d), whichever is applicable.

          "Discounted Value" means, with respect to the Called Principal of any Initial Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the applicable Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Initial Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Initial Bond, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the applicable Redemption Date with respect to such Called Principal, on the display designated as "Page 678 on the Telerate Access Service (or such other display as may replace 678 on Telerate Access Service), for actively traded U.S. Treasury securities having a maturity equal to the remaining average life of the Initial Bonds as of such Redemption Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Redemption Date with respect to such Called Principal, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining average life of the Initial Bonds as of such Redemption Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between
     (1) the actively traded U.S. Treasury security with the duration closest to and greater than the remaining average life of the Initial Bonds and (2) the actively traded U.S. Treasury security with the duration closest to and less than the remaining average life of the Initial Bonds.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Initial Bond, all payments of such Called Principal and interest thereon that would be due after the Redemption Date with respect to such Called Principal if no redemption of such Called Principal were made prior to its scheduled due date, provided that if such Redemption Date is not a date on which interest payments are due to be made under the terms of the Initial Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Redemption Date and required to be paid on such Redemption Date pursuant to Section 7.3(c) or 7.3(d), whichever is applicable.

     Two Business Days prior to the redemption of the Initial Bonds pursuant to Section 7.3(c) or 7.3(d), the Company shall deliver to the Trustee an Officer's Certificate of the Partnership specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.

     "Material Adverse Change" or "Material Adverse Effect" shall mean a change, or effect that results in a change, in the business, operations, properties or condition (financial or otherwise) of the Project, the Partnership or the Company, which could reasonably be expected to have a material adverse effect on
(i) the ability of the Partnership to perform its obligations in all material respects under the Project Agreements, (ii) the ability of the Partnership or the Company to perform their respective obligations in all material respects under this Indenture, the Partnership Guarantee or the Loans or (iii) the validity or the priority of the Collateral Agent's and the Depositary Agent's Liens on the Collateral.

     "Mortgaged Property" shall have the meaning set forth collectively in each of the Mortgages.

     "Mortgages" shall mean (i) the First Mortgage and (ii) any Additional Mortgages, if, as and when entered into by the Partnership.

     "Multiemployer  Plan"  shall  mean  a  Plan   which   is   a
multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Non-Material Agreements" shall mean (i) Acceptable Fuel Management Contracts and (ii) any contract or undertaking entered into by the Partnership (whether before or after the Closing
Date) in the ordinary course of business under which the Partnership could not reasonably be expected to have monetary obligations in excess of $1,000,000 under any such contract or undertaking or related contracts or undertakings. For purposes of this definition, indemnity or similar obligations of the Partnership subject to a maximum dollar amount shall be computed at such amount, and all other indemnity or similar obligations of the Partnership shall be computed at the amount thereof which would, at the time such contract or undertaking is entered into, reasonably be expected to become due and payable.

     "Obligations"  shall have the meaning set forth  in  Section
14.2.

     "Officer's Certificate" shall mean a certificate of an Authorized Representative of the Partnership or the Company, as the case may be, and signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the General Partner or the Company, as applicable.

     "Operating Budget" shall mean a budget of Operating Expenses (excluding fuel and fuel transportation expenses) and capital expenditures and a maintenance program with respect to the Project for any given fiscal year, or part thereof, of the Partnership and prepared by the Partnership or, on the basis of estimated monthly requirements, showing the amounts budgeted for operation and maintenance expenses by category for each month during such fiscal year, or part thereof, and approved in writing by the Independent Engineer prior to adoption by the Partnership.

     "Operating Expenses" shall mean, for any period, the operating and maintenance expenses of the Project for such period (determined without duplication), calculated on a cash basis, both paid or required to be paid during such period, including, without limitation, the following: (i) costs incurred or amounts payable by the Partnership under any Project Agreement or Non-Material Agreement (other than amounts payable as Debt Service), including, without limitation, the Operation and Maintenance Agreement, the Gas Supply Contracts, the Gas Transportation
Contracts,  the  Power  Purchase  Agreements,  the  Steam   Sales
Agreement, the Pipeline Operating Agreement, the Fuel Supply Management Agreement, the Site Lease, and any Additional Contract; (ii) general and administrative and management expenses and major maintenance costs with regard to the Project, including the repair, replacement or rebuilding of the Project in connection with an Event of Eminent Domain, an Event of Loss or Title Event (to the extent not paid from the moneys held in the Overhaul Fund and the Restoration Fund); (iii) labor costs; (iv) insurance premiums; (v) sales, receipts, franchise, licensing, excise, property and other taxes imposed at the Partnership level to which the Project may be subject; (vi) costs and fees incurred in connection with obtaining and maintaining in effect Governmental Approvals; (vii) utilities costs payable in connection with the Project; (viii) costs relating to any registration statement in respect of the Bonds or any other costs incurred by the Company or the Partnership in connection with the performance hereunder and under the Collateral Documents and other agreements anticipated thereby; (ix) legal, accounting and other professional fees incurred in connection with any of the foregoing or the Project; (x) fees and expenses payable during such period in connection with the Bonds, the VEPCO Letter of Credit and other Additional Permitted Debt (other than Debt Service and principal of, interest on and other amounts payable by the Partnership or the Company with respect to such other Additional Permitted Debt); (xii) cash deposits in connection with Bonding Arrangements permitted by Section 6.18 and Good Faith Contests; (xii) other expenses included in any Operating Budget; and (xiii) any other expenses approved in writing by the Independent Engineer as part of the Operating Budget or otherwise.

     "Operating Plan" shall have the meaning set forth in Section
6.1(g).

     "Operation and Maintenance Agreement" or "O&M Agreement" shall mean (i) the Amended and Restated Operation and Maintenance Agreement, dated as of December 27, 1993, between the Partnership and University Technical Services, Inc., as amended by the First Amendment to Operation and Maintenance Agreement entered into July 15, 1996, as it may exist at the time and (ii) any other operation and maintenance agreement entered into by the Partnership that provides for substantially all of the ordinary course operation and maintenance services for the Project.

     "Operation and Maintenance Procedures" shall mean the procedures established (i) by the Operator under the Operation and Maintenance Agreement with respect to the operation and maintenance services and provided by the Operator in accordance with the design engineer's recommendations, the equipment manufacturers' recommendations, and Prudent Engineering and Operating Practices and (ii) by any other Project Participant with respect to the operation and maintenance of the Project in accordance with the equipment manufacturers recommendations and Prudent Engineering and Operating Practices.

     "Operator"  shall mean University Technical  Services,  Inc.
and its permitted successors and assigns and any other operator under an Operation and Maintenance Agreement.

     "Opinion of Counsel" shall mean a written opinion of counsel for any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Company or the Partnership, whether or not such counsel is an employee of any of them.
     "Outstanding" when used with respect to Bonds, shall mean, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

          (i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Bonds or portions thereof deemed to have been paid within the meaning of Section 13.1; and

          (iii) Bonds that have been exchanged for other securities or securities in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture other than any Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds constitute valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Bonds owned by the Company, the Partnership, any Partner or an Affiliate of the Company, the Partnership or any Partner shall be disregarded and deemed not to be outstanding as provided in Section 10.3.

     "Overhaul Fund" shall mean the fund described in Section 3.6 of the Depositary Agreement.

     "Partners" shall mean the Limited Partner, the General Partner and such other Persons who may from time to time become partners of the Partnership in accordance with the provisions of the Partnership Agreement and, in the case of the General Partners, Section 8.1(o) hereof and the Partnership Interests Pledge Agreement.

     "Partner's Income Tax Deficiency" shall mean for any Partner, for any period, the excess (if any) of (a) the aggregate amount of Partner's Income Taxes (including estimated Partner's Income Taxes) in respect of such period due and payable by a Partner (or the Affiliates of such Partner which are members of the same consolidated group for income tax purposes) as a result of the income of the Partnership allocable to such Partner or its Affiliates or the investment of such Partner in the Partnership over (b) the aggregate amount of all distributions made to that Partner in respect of such period. Such Partner's Income Tax Deficiency shall be set forth in a certificate executed by an Authorized Representative of the Partnership and delivered to the Depositary Agent.

     "Partner's Income Taxes" shall mean any taxes that are based on or measured by gross or net income or receipts (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on preference items) and any taxes which are capital, doing business, franchise, accumulated earnings, personal holding company, excess profits or net worth taxes, and interest, additions to tax, penalties or other charges in respect of any of the foregoing.

     "Partnership" shall have the meaning set forth in the Preamble.

     "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership, dated as of July 31,
1996, among the Partners.

     "Partnership   Distribution  Fund"  shall  mean   the   fund
described in Section 3.9 of the Depositary Agreement.

     "Partnership Guarantees" shall mean (a) collectively, the Partnership Guarantee, dated as of July 31, 1996, of the Partnership to the Trustee, for its own benefit and the benefit of the Holders of the Initial Bonds guaranteeing the obligations of the Company under this Indenture and the First Series Supplemental Indenture, including, but not limited to, the full and prompt payment of the principal of and premium, if any, on the Initial Bonds and the indebtedness represented thereby, when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise and the full and prompt payment of interest on the Initial Bonds when and as the same shall become due and payable,
(b) each unconditional guaranty of the Partnership to the Trustee, for its own benefit and the benefit of the Holders, of the obligations of the Company under this Indenture and the related Series Supplemental Indenture for each other series of Bonds, including, but not limited to, the full and prompt payment of the principal of and premium, if any, on such Bonds and the indebtedness represented thereby, when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise and the full and prompt payment of interest on such Bonds when and as the same shall become due and payable and (c) each unconditional guaranty of the Partnership to the holders of Additional Permitted Debt permitted by Section 6.16(b), or any agent or trustee an behalf of such holders, of the obligations of the Company under the Financing Documents for each such Additional Permitted Debt, including, but not limited to the full and prompt payment of the principal of and premium, if any, on such Additional Permitted Debt and the indebtedness represented thereby, when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise and the full and prompt payment of interest on such Additional Permitted Debt when and as the same shall become due and payable.

     "Partnership Interest Pledge Agreements" shall mean (a) the General Partner Pledge and Security Agreement, dated as of July 31, 1996, between Panda-Rosemary Corporation and the Collateral Agent providing for the pledge of all of the general partnership interests of the Partnership to the Collateral Agent, as it may exist at the time, and (b) the Limited Partner Pledge and Security Agreement, dated as of July 31, 1996, between PRC II Corporation and the Collateral Agent providing for the pledge of all the limited partnership interests of the Partnership to the Collateral Agent, as it may exist at the time.

     "Partnership Notes" shall mean, collectively, the First Note and any Additional Notes.

     "Partnership Request" or "Partnership Order" shall mean, respectively, a written request or a written order signed in the name of the General Partner by any Authorized Representative of the Partnership.

     "Paying Agent" shall mean any Person acting as Paying Agent hereunder pursuant to Section 9.11.
     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Counterparty" shall mean, in connection with an Interest Rate Protection Agreement, a financial institution, the long-term unsecured senior debt of which is rated at least "A" or its equivalent by the Rating Agencies at the time of the execution of this Indenture with respect to Interest Rate Protection Agreements (if any) or at the time of execution of any other Interest Rate Protection Agreement.

     "Permitted Investments" shall mean investments in securities that are: (i) direct obligations of the United States, or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit issued by commercial banks under the laws of the United States or any political subdivision thereof having a combined capital and surplus of at least $500,000,000 and having long-term unsecured debt securities having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to long-term unsecured debt securities (but at the time of investment not more than $10,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above, entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to commercial paper (but at the time of investment not more than $10,000,000 may be invested in such commercial paper from any one company); (vi) investments in money market funds having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to money market funds (including money market funds for which the
Depositary Agent in its individual capacity or any of its affiliates is investment manager or adviser); or
(vii) investments in money market funds registered under the Investment Company Act of 1940, as from time to time amended, the portfolio of which is limited to direct obligations of the United States and agencies of the United States government.

     "Permitted  Liens"  shall  have the  meaning  set  forth  in
Section 6.17.

     "Person"  shall  mean  any individual, sole  proprietorship,
corporation,   partnership,  joint  venture,  limited   liability
company,    trust,   unincorporated   association,   institution,
Governmental Authority or any other entity.

     "Pipeline" shall mean the approximately 10.25-mile lateral natural gas pipeline connecting the pipelines owned by Columbia
Gas  Transmission Corporation and Transcontinental Gas Pipe  Line
Corporation and the Project.

     "Pipeline Operating Agreement" shall mean the Pipeline Operating Agreement, effective as of February 14, 1990, as amended by Amendment Number 1, dated May 7, 1990, and Amendment Number 2, dated November 19, 1991, between the Partnership and North Carolina Natural Gas Corporation, as it may exist at the time.

     "Place of Payment" when used with respect to the Bonds of any series shall mean the office or agency maintained pursuant to
Section 9.11 hereof and such other place or places, if any, where the principal of, and premium, if any, and interest on the Bonds of such series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

     "Power  Purchasers" shall mean Virginia Electric  and  Power
Company and any other Person that purchases electricity from the Project pursuant to a Power Purchase Agreement.

     "Power  Purchase  Agreement"  shall  mean  the  Vepco  Power
Purchase Agreement and any other contract having a term greater than one year providing for the purchase of electricity from the Project.

     "PRC"   means   Panda-Rosemary   Corporation,   a   Delaware
corporation.

     "Predecessor Bonds" with respect to any particular Bond, shall mean any previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

     "Project" shall have the same meaning as the "Facility".

     "Project Agreements" shall mean, individually and collectively, the Steam Sales Agreement, the Vepco Power Purchase Agreement, the Pipeline Operating Agreement, the Site Lease, the Gas Supply Contracts, the Transco Facilities Agreement, the Operation and Maintenance Agreement, the Interconnection
Agreement, the Gas Transportation Contracts, any Firm Gas Transportation Contract, any Fuel Supply Management Agreement and any Additional Contract if, when or as entered into by the Partnership.

     "Project Documents" shall mean each of the Project Agreements, this Indenture, any Series Supplemental Indenture, the Bonds, the Company Loan Agreement, the Partnership Notes, the Partnership Guarantees, the Collateral Documents, the Credit Bank Documents and the Partnership Agreement.

     "Project Participant" shall mean any Person who is  a  party
to   a  Project  Agreement,  other  than  the  Company  and   the
Partnership.

     "Project  Revenue  Fund" shall mean the  fund  described  in
Section 3.1 of the Depositary Agreement.

     "Project Revenues" shall mean, for any period, the sum of the following (without duplication) received by the Partnership or amounts credited to the Project Revenue Fund representing monetary amounts immediately available, as described in clause
(iii) below during such period: (i) all revenues under the Power Purchase Agreement and the Steam Sales Agreement, plus (ii) all other revenues, whether from the sale of electrical capacity or electricity, thermal energy byproducts of the operation of the Project or assets permitted by Section 6.19 or otherwise, plus
(iii) investment earnings on amounts in the Funds, plus (iv) the proceeds of any delayed opening or business interruption insurance and other payments received for delayed opening or interruption of operations, plus (v) refunds of deposits, plus
(vi) all rental and other payments received by the Partnership from the lease or sale of any portion of the Site, plus (vii) all revenue received by the Partnership from fuel management activities, plus (viii) all other income, howsoever earned, received by the Partnership during such period. Project Revenues shall exclude, to the extent included, proceeds of the Bonds, proceeds of all Debt of the Partnership or the Company, Casualty Proceeds, Eminent Domain Proceeds, Title Insurance Proceeds and any proceeds of other insurance maintained by the Partnership or the Company and contributions to capital.

     "Projected Debt Service Coverage Ratio (Three Month)" shall mean, on any date of determination, a projection of the Debt Service Coverage Ratio for the three month period specified or, if no period is specified, for any three month period commencing on the first day of the calendar month which includes such date of determination, in each case prepared by the Partnership in good faith based upon assumptions consistent in all material respects with the Project Agreements and the historical operating results of the Project (without giving effect to any historical non-recurring extraordinary event). Whenever this Indenture provides for the determination of a Projected Debt Service
Coverage Ratio (Three Month), the full calculation of the Projected Debt Service Coverage Ratio (Three Month) (including any supporting documentation) shall be set forth in an Officer's Certificate of the Partnership filed with the Trustee and, in connection with Distributions pursuant to Section 6.22, with the Depositary Agent, accompanied by an Independent Engineer's Certificate, dated within five (5) days of the date of the Officer's Certificate, stating that, based upon reasonable investigation and review, the Projected Debt Service Coverage Ratio (Three Month) is based on reasonable assumptions consistent in all material respects with the Project Agreements and the historical operating results of the Project and that the Independent Engineer believes the Projected Debt Service Coverage Ratio (Three Month) to be reasonable in light of such assumptions; provided, however, that in connection with Distributions under Section 6.22(b) if the Partnership certifies to the Trustee and the Depositary Agent in an Officer's Certificate of the Partnership that the assumptions used in calculating the Projected Debt Service Coverage Ratio (Three Month) have not materially changed since the annual calculation of such ratio made in connection with the most recent Engineer's Annual Report, then the Partnership shall not be required to deliver the Independent Engineer's Certificate as described above.

     "Property Tax Fund" shall mean the fund described in Section
3.11 of the Depositary Agreement.

     "Property Tax Requirement" shall mean, for any Funding Date,
(i) until the date that the Partnership delivers to the Depositary Agent the Officer's Certificate referred to in Section 6.29(b), an amount equal to 8.33% of the amount of real property taxes assessed in the tax year immediately preceding the year in which such Funding Date occurs against the real property owned by The Bibb Company (or any successor owner of such property) that includes the Site, provided, however, that if the Partnership delivers to the Depositary Agent the Officer's Certificate and other documents referred to in Section 3.11(e) of the Depositary Agreement, the Property Tax Requirement for any Funding Date occurring during the period commencing on the date of such delivery and ending on the last day of the tax year with respect to which such Officer's Certificate is delivered shall be zero, and (ii) after the delivery of such Officer's Certificate, zero.

     "Prudent Engineering and Operating Practices" shall mean the practices, methods and acts generally engaged in or approved by the electric utility industry, for electrical and steam generating facilities of similar design and construction as, and otherwise similarly situated to, the Project, that in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner consistent with law, regulation, reliability, safety, environmental protection, economy and expedition.

     "Prudent Expert Practices" shall mean, with respect to the Independent Engineer, the Insurance Consultant and the Gas Consultant (for purposes of this definition, each an "expert"), advice, judgments or determinations furnished on a timely and professional basis and substantively consistent with prudent commercial practices, methods and acts including, without limitation, to the extent relevant, Prudent Engineering and Operating Practices for the relevant area of expertise generally engaged in or recognized by the electric utility industry as such practices, methods and acts are applied, in the exercise of reasonable judgment to the matter at issue (in light of the facts known or that reasonably should have been known by such expert at the time such advice, judgment or determination was rendered), to the ownership, construction, operation, maintenance, repair or restoration, as relevant, of a co-generation facility of similar design and construction as, and otherwise, at the time such advice, judgment or determination was rendered, similarly situated to, the Project.

     "PUHCA" shall mean the Public Utility Holding Company Act of
1935, as amended.

     "PURPA"  shall  mean the Public Utility Regulatory  Policies
Act of 1978, as amended.

     "Qualifying Facility" shall mean a cogeneration facility that has satisfied the definition of "qualifying facility" as set forth in 18 C.F.R. 292.102(b)(1), as the same may be amended or supplemented from time to time.

     "Rating Agencies" shall mean Moody's Investor Services, Inc. (or any successor) and Duff & Phelps Credit Rating Co. (or any successor), or another nationally recognized credit rating agency of similar standing if either of the foregoing corporations is not in the business of rating the subject of such rating.

     "Redemption  Date"  shall  have the  meaning  set  forth  in
Section 7.2.

     "Registered Depositary" shall mean The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

     "Regular Record Date", for the Stated Maturity of any Bond of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, shall mean the 15th day (whether or not a Business Day) next preceding such Stated Maturity, or any other date specified for such purpose in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.
     "Release", when used in connection with any Hazardous Material, shall mean and include any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, where such release is either regulated by applicable Environmental Law or reasonably may be expected to serve as the basis for liability.

     "Replacement Gas Contract" shall mean any gas supply contract or contracts providing for (i) substantially the same volumes of gas as the Gas Supply Contract or Contracts it is replacing and upon terms and conditions that are commercially reasonable in light of then current circumstances and (ii) a termination date no earlier than the longest Stated Maturity of the Bonds.

     "Replacement Gas Transportation Activities" shall mean the sale, assignment or permanent release of all or a portion of firm transportation services and related firm storage rights under a Firm Gas Transportation Contract that is no longer required as a result of the entering into of a Replacement Gas Contract or a Replacement Gas Transportation Contract pursuant to
Section 6.22(d), but shall not include a Capacity Release Arrangement pursuant to a Non-Material Agreement.

     "Replacement Gas Transportation Contract" shall mean any one or more firm natural gas transportation contracts having a term greater than one year entered into by the Partnership required in connection with any Replacement Gas Contract entered into pursuant to Section 6.22(d) to transport natural gas under the Replacement Gas Contract to the Project.

     "Responsible Officer", when used with respect to the Trustee, shall mean any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject.

     "Restoration Fund" shall mean the fund described in  Section
3.8 of the Depositary Agreement.

     "SEC" shall mean the Securities and Exchange Commission of the United States or any successor agency or commission.

     Secured   Obligations"  shall  have  the  same  meaning   as
"Financing  Liabilities"  set  forth  in  Section  1.2   of   the
Intercreditor Agreement.

     "Secured  Parties"  shall  have the  meaning  set  forth  in
Section 1.2 of the Intercreditor Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security"  shall mean any shares, stock, bonds, debentures,
notes,   evidences  of  indebtedness  or  any  other  instruments
commonly known as "securities".

     "Security Agreements" shall mean (i) the Security Agreement, dated as of July 31, 1996, made by the Partnership in favor of the Collateral Agent as it may exist at the time and (ii) the Security Agreement, dated as of July 31, 1996, made by the Company in favor of the Collateral Agent as it may exist at the time.

     "Security  Register"  shall have the  meaning  specified  in
Section 2.8.

     "Security  Registrar"  shall  mean  any  Person  acting   as
Security Registrar pursuant to Section 9.11.

     "Series Supplemental Indenture" shall mean an indenture supplemental to this Indenture entered into by the Company, the Partnership and the Trustee for the purpose of establishing, in accordance with this Indenture, the title, form and terms of the Bonds of any series; "Series Supplemental Indentures" shall mean each and every Series Supplemental Indenture.

     "Short   Term  Transportation  Contracts"  shall  mean   any
contract   or   arrangements  for  the  firm   or   interruptible
transportation or storage of natural gas, other than a  Firm  Gas
Transportation Contract.

     "Site" shall mean the tracts of land or interests therein located in Roanoke Rapids, North Carolina, which are more particularly described in the Site Lease.

     "Site Lease" shall mean the Real Property Lease and Easement Agreement, dated as of June 9, 1989, between The Bibb Company and the Partnership, as amended as of October 1, 1989, as of January 31, 1990, and as of March 15, 1996, and as it may be further amended or supplemented from time to time.

     "Special Record Date" for the payment of any defaulted principal or interest shall mean a date fixed by the Trustee pursuant to Section 2.10.

     "Spot Gas Contract" shall mean any contract or Agreement entered into by or on behalf of the Partnership for the purchase of natural gas for the operation of the Facility, other than the Gas Supply Contract.

     "Stated Maturity" shall mean, with respect to any Bond or any installment of principal thereof or payment of interest thereon, the date specified in such Bond as the fixed date on which such Bond or such installment of principal or payment of interest is due and payable.

     "Steam  Sales Agreement" shall mean the Cogeneration  Energy
Supply  Agreement, dated January 12, 1989, and amended on October
1, 1989 and January 3, 1990, between the Partnership and The Bibb
Company.

     "Stock Pledge Agreement" shall mean the Stock Pledge and Security Agreement, dated as of July 31, 1996, between Panda Interholding Corporation, a Delaware corporation, and the Collateral Agent providing for the pledge of all of the capital stock of Panda-Rosemary Corporation and PRC II Corporation to the Collateral Agent.

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a 50% or greater equity interest at the time.

     "Suspension  Sub-Fund" shall have the meaning set  forth  in
Section 3.9(b) of the Depositary Agreement.

     "Title Company" shall mean Chicago Title Insurance Company.

     "Title Event" shall mean the existence of any defect of title or lien or encumbrance on the Mortgaged Property (other than Permitted Liens) that entitles the Collateral Agent to make a claim under the Title Policy.

     "Title Insurance Proceeds" shall mean all amounts and proceeds (including instruments) in respect of the proceeds of the Title Policy.

     "Title  Policy"  shall  mean  collectively,  the  policy  or
policies   of  title  insurance  required  pursuant  to   Section
6.4(a)(viii)  insuring  the  mortgages  constituting  the   First
Mortgage and certain Additional Mortgages.

     "Transco  Facilities Agreement" shall mean the Lateral  Line
Interconnect and Reimbursement Agreement, dated August 1, 1990, between the Partnership and Transcontinental Gas Pipe Line
Corporation, as it may exist at the time.

     "Transfer"   shall   mean  a  sale,  transfer,   assignment,
hypothecation, pledge, or other disposition and, when used as a verb, shall have a correlative meaning.

     "Transportation Service Conversion" shall mean an election by the Partnership to convert service under a Firm Gas Transportation Contract from firm transportation pursuant to Part 157 of the rules and regulations of FERC, 18 C.F.R. 157.1 et seq., to firm transportation pursuant to Part 284 of the rules and regulations of FERC, 18 C.F.R. 284.1 et seq.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust
Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" shall mean the person named as the "Trustee" in the Preamble of this Indenture and its successors, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, or any successor to all or substantially all of its corporate trust business provided that any such successor or surviving corporation shall be eligible for appointment as trustee pursuant to Section 10.7, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor Trustee.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Collateral Documents.

     "United States" shall mean the United States of America.

     "VEPCO  Letter  of Credit" shall mean the letter  of  credit required to be issued in favor of the Virginia Electric and Power
Company for the account of Partnership pursuant to Sections  13.4 of the VEPCO Power Purchase Agreement.

     "VEPCO Power Purchase Agreement" shall mean the Power Purchase and Operating Agreement, dated as of January 24, 1989, as amended on October 24, 1989 and July 30, 1993, between the Partnership and Virginia Electric and Power Company, as it may exist at the time.

     "VEPCO Reimbursement Agreement" shall mean the Reimbursement Agreement, dated as of July 31, 1996, among the Company, the Partnership and Bayerische Verinsbank AG pursuant to which a Credit Bank shall issue the VEPCO Letter of Credit, and any amendment, supplement, or modification thereof.

     Section 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company or the Partnership to the Trustee that the Trustee take any action under any provision of this Indenture, the Company or the Partnership, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

          (e) in the case of an Officer's Certificate, a statement that no Event of Default under this Indenture has occurred and is continuing (unless such Officer's
     Certificate relates to an Event of Default).

     Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to other matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company or of the Partnership may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Representative of the Company or of the Partnership, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.4 Act of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Bonds duly called and held in accordance with the provisions of Article 11, or a combination of such instruments and any such record. Except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to the Company and/or Partnership. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee, the Company and the Partnership, if made in the manner provided in this Section 1.4. The record of any meeting of Holders of Bonds shall be proved in the manner provided in Section 11.6.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond.

     (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

     (f) Bonds of any series authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Trustee and the Company, to such action, may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Bonds of such series.

     (g) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents) and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.

     Section 1.5 Notices, etc. to Trustee, Company and Partnership. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder, by the Company, by the Partnership or by an Authorized Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or telecopied to the Corporate Trust Office at (860) 986-7920, or at any other telecopy number as may be designated by the Trustee to the Company, the Partnership, the Depositary Agent, the Collateral Agent and each Holder, or

          (b) the Company by the Trustee, by any Holder, by the Partnership or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, registered or certified mail with return receipt requested and postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or telecopied to such principal office at (214) 980-6815,
     Attention: Chief Financial Officer or at any other address or telecopy number previously furnished in writing to the Trustee, each Holder and the Partnership by the Company for such purpose, or

          (c) the Partnership by the Trustee, by any Holder, by the Company or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed registered or certified mail with return receipt requested and first-class postage prepaid, to the Partnership addressed to it at the address of its principal office specified in the first paragraph of this Indenture or telecopied to such principal office at (214) 980-6815, Attention: Chief Financial Officer, General Partner or at any other address or telecopy number previously furnished in writing to the Trustee, each Holder and the Company by the Partnership for such purpose.

     A copy of any request, demand or similar communication by the Trustee to the Holders, or by a Holder to the Trustee, shall be furnished to the Partnership.

     Section   1.6  Notices  to  Holders;  Waiver.   Where   this
Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the
Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

     Section  1.7  Conflict  with Trust Indenture  Act.   If  any
provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company, the Partnership and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

     Section  1.8  Effect  of Reading and Heading  and  Table  of
Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.9 Successor and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee, the Partnership and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successor and assigns, whether so expressed or not.

     Section 1.10 Severability Clause. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section  1.12    Governing  Law.  THIS  INDENTURE  SHALL  BE
GOVERNED  BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS  OF  THE
STATE  OF  NEW  YORK  APPLICABLE TO AGREEMENTS  MADE  AND  TO  BE
PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

     Section 1.13 Legal Holidays. In any case where the Redemption Date or the Stated Maturity of any Bond or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Bond) payment of interest and/or principal, and/or premium, if any, need not be made on such date, but may he made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or at the Stated Maturity, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in the Series Supplemental Indenture setting forth the terms of such Bond, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or Stated Maturity, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

     Section 1.14 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 1.15 Agency. In executing the Bonds and this Indenture, the Company will be acting both as principal and as agent for the Partnership to the extent of the Partnership's obligations under the Bonds. The Partnership hereby appoints the Company to so act as agent and the Company hereby accepts such appointment. As used in this Indenture, references to the
"Company" shall be interpreted to include the Company in its capacity as principal and the Company in its capacity as agent with respect to the Partnership's obligations under this Indenture.

     Section     1.16      Liability    of    the    Partnership;
Indemnification. Subject to Sections 2.15 and 15.1 of this Indenture, the Partnership hereby acknowledges that it shall be liable for all its obligations arising under this Indenture. The Partnership hereby agrees to indemnify the Company from, and to hold the Company harmless against, any and all losses, liabilities, claims, damages or expenses incurred by the Company (including any and all taxes) arising out of or by any reason of any of the transactions contemplated herein or otherwise whether through this Indenture, the other Project Documents or otherwise. In agreeing to enter into this Indenture and to issue the Partnership Guarantee and the Partnership Notes, the Partnership agrees that the Company will never have to make payments to third parties that are not matched by a right at the same time to receive at least equal payments under the Partnership Notes (for the application to the payment of or on the Bonds) or hereunder, and that the Partnership will make such payments hereunder as are necessary to insure that this remains true so long as any Bonds are Outstanding. Without limiting the generality of the foregoing, the Partnership will assume liability for, and indemnify and hold the Company harmless against, any and all taxes imposed against or payable by the Company or imposed against any property of the Company or the Partnership in connection with or relating to or on or with respect to this Indenture or any other Project Document to which the Company is a party or any waiver, consent, amendment or supplement of this Indenture or such Project Document or the execution, delivery or performance of this Indenture or any other Project Document to which the Company is a party or the payment or receipt or accrual of any amounts pursuant to this Indenture or any other Project Document or otherwise with respect to any of the transactions contemplated by this Indenture or any other Project Document.

                           ARTICLE 2

                           THE BONDS

     Section  2.1  Form  of  Bond  to Be  Established  by  Series
Supplemental Indenture. The Bonds of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5 hereof) established in the Series Supplemental Indenture relating to the Bonds of such series.

     Section  2.2  Form  of Trustee's Authentication.   Trustee's
certificate   of  authentication  on  all  Bonds  shall   be   in
substantially the following form:

     This Bond is one of the Bonds referred to in the within-mentioned Indenture.

                                   ___________________________
                                   as Trustee


                                By:__________________________
                                   Authorized Signature

     Section  2.3  Amount;  Issuable in  Series.   The  aggregate
principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited.

     The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series:

          (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

          (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.7, 2.8, 2.9,
     7.6 or 12.7 and except for Bonds that, pursuant to the last paragraph of Section 2.4 hereof, are deemed never to have been authenticated and delivered hereunder);

          (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in Section 2.13(a);

          (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in
     Section 2.13(b);

          (e) if other than as provided in Section 9.11, the place or places where (i) the principal of, premium, if any, and interest on Bonds of such series shall be payable, (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Bonds of such series and this Indenture may be served;

          (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be redeemed, in whole or in part, at the option of the Company;

          (g) the obligation, if any, of the Company to redeem, purchase or repay Bonds of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the periods or periods within which and the terms and conditions upon which Bonds of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (h) if other than denominations of $100,000 and any integral multiple thereof, the denominations in which Bonds of such series shall be issuable;

          (i) if the Bonds of such series shall be issued in whole or in part in the form of a Global Bond or Bonds, the terms and conditions, if any, upon which such Global Bond or Bonds may be exchanged in whole or in part for other individual Bonds in definitive registered form; and the form of any legend or legends to be borne by any such Global Bond or Bonds in addition to or in lieu of the legend referred to in
     Section 2.14;

          (j) the restrictions or limitations, if any, on the transfer or exchange of the Bonds of such series and any requirements that the Company issue a new series of Bonds registered under the Securities Act in exchange for such series;

          (k) any deletions from, modifications of or additions to the Events of Default or covenants of the Company or the Partnership with respect to such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein with respect to other series, any change in the right of the Trustee or Holders to declare the principal of, and premium, if any, and interest on, such series due and payable and any additions to the definitions currently set forth in this Indenture;

          (l) the obligation of the Partnership to execute and deliver a Partnership Guarantee, an Additional
     Mortgage and a Designation Letter with respect to the Bonds of such series;

          (m) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series; and

          (n) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Bonds of any one series shall be substantially identical except as to the date or dates from which interest, if any, shall accrue and denomination and except as may otherwise be provided in the terms of such Bonds determined or established as provided above. All Bonds of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional Bonds of such series.

     Section 2.4 Authentication and Delivery of Bonds. Subject to Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Company Order, without any further action by the Company. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Bonds shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered thereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon:

          (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

          (b) an Officer's Certificate of the Company (i) certifying as to resolutions of the Board of Directors of the Company by or pursuant to which the terms of the Bonds of such series were established and (ii)
     certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with;

          (c) an Officer's Certificate of the Partnership to the effect of clause (b) above;

          (d) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture and (ii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors, rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

          (e) such other documents and evidence with respect to the Company and the Partnership as the Trustee may reasonably request.

     Prior to the authentication and delivery of a series of Bonds the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required by the related Series Supplemental Indenture.

     Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Bond to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued and sold by the Company, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to benefits hereof.

     Section 2.5 Form. The Bonds of each series shall be in registered form and may have such letters, numbers or other marks of identification or such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange upon which the Bonds of any such series are to be listed (if any) or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Company or by the officers executing such Bonds, such determination by such officers to be evidenced by their signing the Bonds.

     The Bonds of each series shall be issued in the form of one or more Global Bonds or individually registered Bonds, whichever form is specified in the Series Supplemental Indenture creating such series.

     The Bonds shall be printed, lithographed, engraved, typewritten, photocopied or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange upon which the Bonds of any such series are to be listed (if any), all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

     Section 2.6 Execution of Bonds. The Bonds shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal reproduced thereon. The signature of any such officers on the Bonds may be manual or facsimile.

     Bonds bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

     Section 2.7 Temporary Bonds. Pending the preparation of definitive Bonds of any series pursuant to Section 2.8, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Bonds of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

     If temporary Bonds of any series are issued, the Company will cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable for definitive Bonds of such series upon surrender of the temporary Bonds of such series at the office or agency of the Company, for such purpose, at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series, the Company, shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, definitive Bonds of such series of authorized denominations and of like tenor and aggregate principal amounts. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such series.

     Section 2.8 Registration; Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register which, subject to such reasonable regulations as the Company may prescribe, shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars are herein sometimes referred to as the "Security Register." The Trustee is hereby appointed Security Registrar for the purpose of registering Bonds and transfers of Bonds as herein provided.

     If a Person other than the Trustee is appointed by the Company as Security Registrar, the Company will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon an officer's certificate executed on behalf of the Security Registrar as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

     (b) Subject to Sections 2.8(d) and 2.14 and any restrictions on transfer that may be established by a Series Supplemental Indenture, upon due presentment for registration of transfer of any Bond at the office of the Security Registrar, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond of the same series of authorized denominations for a like aggregate principal amount.

     (c) Bonds of any series (other than a Global Bond, except as set forth below) may be exchanged for a like aggregate principal amount of Bonds of the same series in other authorized denominations. Subject to Section 2.14, Bonds to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 2.8(a), and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Bond or Bonds which the Holder making the exchange shall be entitled to receive.

     (d) All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and shall be entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

     Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be required of any Holders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to
Section 2.7, 7.6 or 12.7 not involving any transfer.

     The Security Registrar shall not be required (a) to issue, register the transfer of or exchange any Bond of any series during a period (i) beginning at the opening of business 15 days before the date upon which notice of redemption of Bonds of such series selected for redemption under Section 7.2 is given to the Holders and ending at the close of business on such date and (ii) beginning on the Regular Record Date for the Stated Maturity of any installment of principal of or payment of interest on the Bonds of such series and ending on the Stated Maturity of such installment of principal or payment of interest or (b) to issue, register the transfer of or exchange any Bond so selected for redemption, in whole or in part, except the unredeemed portion of any Bond redeemed in part.

     Section 2.9 Mutilated, Destroyed, Lost and Stolen Bonds.  If
(a) any mutilated Bond is surrendered to the Trustee, or the Company and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond and (b) there is delivered to the Company, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Security Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same series and of like tenor and principal amount, bearing a number not then outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Company, the Trustee and the Security Registrar shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided for the original Bond to the extent of any loss, damage, cost or expenses incurred by the Company, the Trustee or the Security Registrar in connection therewith.

     Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph may, instead of issuing a new Bond, pay such Bond.

     Upon the issuance of any new Bond under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses incurred in connection therewith.

     Every new Bond issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

     The  provisions of this Section 2.9 are exclusive and  shall preclude  (to  the extent lawful) all other rights  and  remedies
with   respect  to  the  replacement  or  payment  of  mutilated, destroyed, lost or stolen Bonds.

     Section 2.10 Payment of Principal and Interest; Principal and Interest Rights Preserved. The principal of or interest on any Bond of any Series that is payable, and punctually paid or duly provided for, at any Stated Maturity of an installment of principal or a payment of interest shall be paid to the Holder of such Bond (or one or more Predecessor Bonds) on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Bonds of any series shall be made at the Place of Payment or by check or in another manner or manners provided in the Series Supplemental Indenture creating the Bonds of such series, except for the final installment of principal payable with respect to a Bond, which shall be payable as provided in Section 7.5 (in the case of Bonds redeemed) or payable upon presentation and surrender of such Bond at the Place of Payment.

     The principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, at any Stated Maturity of an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) may be paid by the Company, at its election in each case, as provided in paragraph (a) or paragraph (b) below:

          (a) The Company may make, or cause to be made, payment of all or any portion of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) to the Holder of such Bond (or its Predecessor Bond) on a Special Record Date, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of defaulted principal or interest proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. Thereupon, the Trustee shall fix a Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company and the Security Registrar of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Holders of such Bonds (or their respective Predecessor Bonds) on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b); or

          (b) The Company may make, or cause to be made, payment of all or any portion of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bond may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.10, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

     Section 2.11 Persons Deemed Owners. Subject to Section 2.10, prior to due presentment of a Bond for registration of transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

     Section 2.12 Cancellation. All Bonds surrendered for payment, redemption, credit against any sinking fund payment or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be destroyed and certification of their destruction shall be delivered to the Company unless, by Company Request, the Company otherwise directs.

     Section  2.13    Dating of Bonds; Computation  of  Interest.
(a)  Except  as  otherwise  provided in the  Series  Supplemental
Indenture relating to the Bonds of a series, each Bond shall be dated the date of its authentication.

     (b)  Except as otherwise provided in the Series Supplemental
Indenture relating to the Bonds of a series, interest on each Bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Section  2.14    Bonds Issued in the Form of a Global  Bond.
(a) If a Series Supplemental Indenture shall establish that the Bonds of a particular series are to be issued in whole or in part in the form of one or more Global Bonds, then the Company shall execute and the Trustee or its agent shall, in accordance with
Section 2.4, authenticate and deliver, such Global Bond or Bonds, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Bonds of such series to be represented by such Global Bond or Bonds, or such portion thereof as shall be specified in the Series Supplemental Indenture, (ii) shall be registered in the name of the Registered Depositary for such Global Bond or Bonds or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and
(iv)  shall bear a legend substantially to the following  effect:
"Unless and until it is exchanged in whole or in part for the individual Bonds represented hereby, this Global Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary," or such other legend as may then be required by the Registered Depositary for such Global Bond or Bonds.

     (b)   Notwithstanding any other provision  of  this  Section
2.14 or of Section 2.8 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Bond expressly permit such Global Bond to be exchanged in whole or in part for individual Bonds in registered form, a Global Bond may be transferred, in whole but not in part and in the manner provided in Section 2.8, only by the Depositary to a nominee of the Registered Depositary for such Global Bond, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Bond selected or approved by the Company, or to a nominee of such successor Depositary.

          (c) (i) If at any time the Registered Depositary for a Global Bond or Bonds notifies the Company that it is unwilling or unable to continue as Registered Depositary for such Global Bond or Bonds or if at any time the Registered Depositary for the Bonds for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statutes, rule or regulation, the Company shall appoint a successor Registered Depositary with respect to such Global Bond or Bonds. If a successor Registered Depositary for such Global Bond or Bonds is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Bonds of such series in exchange for such Global Bond, will authenticate and deliver, individual Bonds of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Bond in exchange for such Global Bond or Bonds.

          (ii) The Company may at any time and in its sole discretion determine that the Bonds of any series or portion thereof issued or issuable in the form of one or more Global Bonds shall no longer be represented by such Global Bond or Bonds. In such event the Company will execute, and the
     Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of individual Bonds of such series in exchange in whole or in part for such Global Bond, will authenticate and deliver individual Bonds of such series of like tenor and terms and in an authorized denomination in an aggregate principal amount equal to the principal amount of such series or portions thereof in exchange for such Global Bond or Bonds.

          (iii) After the occurrence of an Event of Default with respect to a series of Bonds, beneficial owners holding interests representing a majority of the principal amount of Bonds represented by a Global Bond of such series may advise the Trustee through the Registered Depositary in writing that the continuation of a book-entry system through the Registered Depositary with respect to the Bonds of such series is no longer in such owners' best interests. Thereupon, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series, shall authenticate and deliver, without service charge, to each Person specified by such Registered Depositary a new Bond or Bonds of the same series of like tenor and terms and in any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Bond.

          (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Bonds. Upon the exchange of the entire principal amount of a Global Bond for individual Bonds, such Global Bond shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Bonds issued in exchange for a Global Bond pursuant to this Section 2.14 shall be registered in such names and in such authorized denominations as the Registered Depositary for such Global Bond, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver such Bonds to the Persons in whose names such Bonds are so registered.

          (v)  Payments  in  respect  of  the  principal  of  and
     interest on any Bonds registered in the name of the Registered Depositary or its nominee will be payable to the Registered Depositary or such nominee in its capacity as the registered owner of such Global Bond. The Company and the Trustee may treat the person in whose names the Bonds, including the Global Bond, are registered as the owner thereof for the purposes of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Trustee, any Security Registrar, the paying agent or any agent of the Company or the Trustee will have any responsibility  or  liability for  (a)  any  aspect  of  the records  relating  to or payments made  on  account  of  the beneficial  ownership interests of the Global  Bond  by  the
     Registered Depositary or its nominee or any of the Registered Depositary's direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Bond, (b) the payments to the beneficial owners of the Global Bond of amounts paid to the Registered Depositary or its nominee or (c) any other matter relating to the actions and practices of the Registered Depositary, its nominee or any of its direct or indirect participants. None of the Company, the Trustee or any such agent will be liable for any delay by the Registered Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Bonds, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Registered Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Bonds to be issued).

     Section 2.15 Source of Payments Limited; Rights and Liabilities of the Company and the Partnership. All payments of principal and premium, if any, and interest to be made in respect of the Bonds and this Indenture shall be made only from the payments from the Partnership, the Company and the Collateral and the income and proceeds received by the Trustee therefrom. Each Holder, by its acceptance of a Bond, agrees that (a) it will look solely to the payments from the Partnership, the Company and the Collateral and the income and proceeds received by the Trustee therefrom to the extent available for distribution to such Holder as herein provided or provided in the Collateral Documents, (b) subject to Section 15.1, none of the Partners, or any of their respective past, present or future partners, officers, directors or shareholders or other related Persons, and the Trustee shall be liable to any Holder, nor shall any of the Partners, or any of their respective past present or future partners, officers, directors or shareholders or other related Persons, be liable to the Trustee, for any amounts payable under any Bond or for any liability under this Indenture and (c) recourse shall be otherwise limited in accordance with Section 15.1.

     Section 2.16 Allocation of Principal and Interest. Each payment of principal of and premium, if any, and interest on each Bond shall be applied, first, to the payment of accrued but unpaid interest on such Bond (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and premium, if any, on such Bond then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Bond remaining unpaid.

     Section 2.17 Parity of Bonds. Except as otherwise provided in this Indenture and the Collateral Documents, all Bonds of a series issued and outstanding hereunder rank on a parity with each other Bond of the same series and with all Bonds of each other series and each Bond of a series shall be secured equally and ratably by this Indenture and the Collateral Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security, in this Indenture and the Collateral Documents as each other Bond of the same series and with all Bonds of each other series.

     Section 2.18 CUSIP Numbers. The Company in issuing Bonds may use "CUSIP" numbers (if then generally in use) in addition to serial numbers. If so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the serial or other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.

                           ARTICLE 3

                    APPLICATION OF PROCEEDS
                       FROM SALE OF BONDS

     Section 3.1 Application of Proceeds from Sale of Bonds. Promptly upon receipt by the Company of the proceeds from any sale of Bonds of a series, the Company shall, directly, or through the acquisition of Debt of the Partnership, make one or more loans ("Loans") of all such proceeds to the Partnership pursuant to one or more promissory notes in an aggregate principal amount equal to the principal amount of the Bonds of such series for the purposes permitted under Section 6.8.

                           ARTICLE 4

           INDEPENDENT ENGINEER, INSURANCE CONSULTANT
                       AND GAS CONSULTANT

     Section 4.1 Resignation and Removal of Independent Engineer, Insurance Consultant and Gas Consultant. (a) Upon receiving written notice of the resignation, or the expiration of the term, of the Independent Engineer, the Insurance Consultant or the Gas Consultant, the Partnership shall promptly appoint a successor from among the Eligible Successors by written instrument executed by order of the Board of Directors of the General Partner, one copy of which shall be delivered to the Independent Engineer, the Insurance Consultant or the Gas Consultant, as the case may be, and one copy of which shall be delivered to the Trustee. If no successor is so appointed within 30 days after the mailing of such notice of resignation or the expiration of such term, as the case may be, the Trustee shall appoint the next available Eligible Successor as successor to the resigning Independent Engineer, Insurance Consultant or Gas Consultant, as the case may be.

     (b) In case at any time the Independent Engineer, the Insurance Consultant or the Gas Consultant shall become incapable of acting or otherwise fails to perform the functions of the Independent Engineer, the Insurance Consultant or the Gas Consultant in accordance with Prudent Expert Practices in the manner contemplated hereunder and under the applicable engagement letter and the other Project Documents or shall file as a bankrupt or insolvent, or a bankruptcy or insolvency petition shall be filed against it, or a receiver is appointed, or any public officer shall take charge or control of the Independent Engineer, the Insurance Consultant or the Gas Consultant or their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Partnership or the Trustee may (but shall not be obligated to) remove the Independent Engineer, the Insurance Consultant or the Gas Consultant, as the case may be, and appoint a successor from among the Eligible Successors (other than the Person removed) by written instrument, one copy of which instrument shall be delivered to the Independent Engineer, the Insurance Consultant or the Gas Consultant, as the case may be, one copy of which instrument shall be delivered to the successor Independent Engineer, Insurance Consultant or Gas Consultant, as the case may be, and one copy of which instrument shall be delivered to the Trustee or the Partnership, as the case may be.

     (c) The Holders of a majority in the aggregate principal amount of all of the Bonds outstanding may, at any time after the 30th day following the date on which such Holders give notice to the Partnership that such Holders desire to remove the
Independent  Engineer,  the  Insurance  Consultant  or  the   Gas
Consultant, remove the Independent Engineer, the Insurance Consultant or the Gas Consultant, as the case may be, and appoint a successor from among the Eligible Successors (other than the Person removed) by delivering to the Trustee, the Partnership and the Independent Engineer, the Insurance Consultant or the Gas Consultant, as the case may be, and the successor Independent Engineer, Insurance Consultant or Gas Consultant, as the case may be, the evidence provided for in Section 1.4 of the action taken by the Holders.

     (d)    Any   successor   Independent   Engineer,   Insurance
Consultant  or  Gas Consultant appointed under this  Section  4.1 shall execute, acknowledge and deliver to the Partnership and the Trustee an instrument accepting such appointment.

     (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith with respect to the removal or appointment of any Eligible Successor or Independent Engineer, Insurance Consultant or Gas Consultant hereunder.

     Section  4.2 Payment of Fees and Expenses.  For so  long  as any of the Bonds shall remain outstanding, the Partnership covenants and agrees to pay to the Independent Engineer, the Insurance Consultant and the Gas Consultant from time to time, and the Independent Engineer, the Insurance Consultant and the Gas Consultant shall be entitled to, reasonable compensation for all services rendered by them hereunder as set forth in their respective engagement letters. The Partnership will pay or reimburse the Independent Engineer, the Insurance Consultant and the Gas Consultant, respectively, upon a request by any of them for all reasonable expenses, disbursements and advances incurred or made by the Independent Engineer, the Insurance Consultant or the Gas Consultant in connection with rendering services hereunder. The Company and the Partnership, jointly and severally, also covenant and agree to indemnify each of the Independent Engineer, the Gas Consultant and the Insurance Consultant for, and to hold each of them harmless against, any loss, liability, claim, damage and expense incurred without negligence or willful misconduct on the part of each of the Independent Engineer, the Gas Consultant and the Insurance Consultant, as the case may be, arising out of or in connection with the performance of any of their respective duties provided in this Indenture or the Collateral Documents.

     Section 4.3 Consultation with Other Consultants. Each of the Independent Engineer, the Gas Consultant, the Insurance Consultant and any other independent consultant selected after consultation with the Partnership and the Trustee may consult with any of the others, at the expense of the Partnership and the Company, in connection with the performance of its duties under this Indenture and the Project Documents. In any case where the Independent Engineer is requested to determine whether or not a Material Adverse Effect could reasonably be expected to occur, the Independent Engineer may rely, as to matters of law, upon an Opinion of Counsel, and, as to determinations of financial condition, upon an opinion of independent public accountants or an independent investment banking firm of nationally recognized standing. The Independent Engineer is authorized to engage such counsel, accountants or firm at its own expense or the expense of the Partnership, as may be mutually agreed by the Independent Engineer and the Partnership, in making any such determination of Material Adverse Effect.

     Section 4.4 Delivery of Certificates, Confirmations, Concurrences and Approvals. Whenever the Independent Engineer, the Gas Consultant, the Insurance Consultant or any other independent consultant is required by any provision of this Indenture or the Collateral Documents to deliver a certificate or to concur with or confirm or approve any matter as required pursuant to the terms of this Indenture, such certificate, confirmation, concurrence or approval shall be in writing and shall not be unreasonably withheld or delayed.

                           ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES

     Each of the Partnership and the Company represents and warrants to the Trustee, for the benefit of the Holders, as follows:

     Section 5.1 Organization, Power and Status of the Partnership and the Company. The Partnership (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) is duly qualified as a foreign limited partnership in the State of North Carolina and is duly authorized to do business in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Company (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) is duly authorized, to the extent necessary, to do business in the State of North Carolina and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Neither the Partnership nor the Company has engaged in any business or activity other than in connection with the development, acquisition, construction, ownership, operation and financing of the Project as contemplated by the Project Documents. Each of the Partnership and the Company has all requisite partnership or corporate power and authority, as the case may be, to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Project.

     Section 5.2 Authorization; Enforceability; Execution and Delivery. (a) Each of the Partnership and the Company has all necessary partnership or corporate power and authority, as the case may be, to execute, deliver and perform under, this Indenture, the Initial Bonds, if, as and when executed, delivered and authorized, any other Bonds issued under Series Supplemental Indentures after the Closing Date and each other Project Document and Non-Material Agreement to which it is a party.

     (b) All action on the part of the Partnership and the Company that is required for the authorization, execution, delivery and performance of this Indenture, the Initial Bonds, if, as and when executed, delivered and authorized, any other Bonds issued under Series Supplemental Indentures after the Closing Date and each other Project Document and Non-Material Agreement to which either the Partnership or the Company is a party, in each case has been duly and effectively taken; and the execution, delivery and performance of this Indenture, the
Initial Bonds, if, as and when executed, delivered and authorized, any other Bonds issued under Series Supplemental Indentures after the Closing Date and each such other Project Document and Non-Material Agreement does not require the approval or consent of any holder or trustee of any Debt or other obligations of either the Partnership or the Company which has not been obtained.

     (c) Each Project Agreement and Non-Material Agreement to which PRC or Panda Energy Corporation (or its predecessor in interest) was the original party thereto was duly and validly assigned by PRC or Panda Energy Corporation to the Partnership. Such assignments were duly and validly consented to by the other party or parties to such Project Agreement or Non-Material Agreement and such assignments are not subject to recision. The obligations of PRC under such Project Agreement and Non-Material Agreements were duly and validly assumed by the Partnership; provided, however, PRC remains obligated for performance under the VEPCO Power Purchase Agreement, the Steam Sales Agreement and the Site Lease.

     (d) This Indenture and each other Project Document and Non-Material Agreement to which either the Partnership or the Company is a party has been duly executed and delivered by such party. Each of this Indenture, the Initial Bonds, if, as and when executed, delivered and authorized, any other Bonds issued under Series Supplemental Indentures after the Closing Date and each other Project Document and Non-Material Agreement to which the Partnership or the Company is a party constitutes a legal, valid and binding obligation of the Partnership or the Company, as the case may be, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors rights and remedies generally and is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section  5.3  No Conflicts; Laws and Contracts; No  Default.
(a) Neither the execution, delivery and performance of this Indenture and each other Project Document and Non-Material Agreement to which either the Partnership or the Company is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any provision of Law applicable to the Partnership, the Company or any of the Collateral except any contravention which could not reasonably be expected to have a Material Adverse Effect, (ii) conflicts or is inconsistent with or constitutes a default under or results in the violation of the provisions of the Partnership Agreement or Certificate of Incorporation or by-laws of the Company, as the case may be, any other terms of any other Project Documents or any indenture, mortgage, deed of trust or agreement or other instrument to which the Partnership or the Company is a party or by which the Company or the Partnership or any of their property or assets is bound or to which either may be subject except any such conflict, inconsistency, default or violation which could not reasonably be expected to have a Material Adverse Effect or (iii) results in the creation or imposition of (or the obligation to create or impose) any Liens (other than Permitted Liens) on any of the property or assets of the Partnership or the Company under, or results in the acceleration of, any obligation.

     (b) Each of the Partnership, the Company and the Project is in compliance with all Laws applicable to the Partnership, the Company or the Project, as the case may be, in conducting its business pursuant to the Project Documents and the Non-Material Agreements, except any such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

     (c) The Partnership is not in default in the performance in any material respect of any term, covenant or obligation under any Project Document (other than a possible technical default under the Steam Sales Agreement that could not reasonably be expected to have a Material Adverse Effect). To the best of the Partnership's knowledge, no Project Participant is in default in the performance of any material term, covenant or obligation under any Project Document, except that the Project Participant under the Steam Sales Agreement has not been timely in making the payments due under such Agreement and is currently in Chapter 11 bankruptcy proceedings. To the best of the Partnership's knowledge, there is no dispute between the Partnership or any Project Participant with respect to any Project Agreement.

     Section 5.4 Governmental Approvals. All Governmental Approvals which are required to be obtained by or on behalf of the Partnership or the Company or, to the best knowledge of the Partnership or the Company, any other Project Participant, in connection with (a) the operation and maintenance of the Project (including the sale and delivery of electricity under the Power Purchase Agreement and the sale of thermal energy under the Steam Sales Agreement), (b) the issuance of the Initial Bonds and (c) the execution, delivery and performance by the Partnership, the Company and any other Project Participant of the Project Documents have been duly obtained or made. Each of such Governmental Approvals was validly issued and is in full force and effect and a Final Determination has been made thereon. Each of such Governmental Approvals that was originally obtained by PRC (or its predecessor in interest) has been duly and validly transferred to the Partnership in compliance with all laws or the Partnership has been duly and validly been made a permittee with respect thereto. The Partnership and the Company are in compliance with all such Governmental Approvals except any such noncompliance which could not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or, to the Partnership's knowledge, threatened which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Approval, the transfer thereof to the Partnership or the making of the Partnership as a permittee with respect thereto.

     Section 5.5 Litigation. Except for the litigation involving NNW, Inc. described in the Offering Circular, dated July 26, 1996, relating to the Initial Bonds, there are no claims, actions, suits, investigations or proceedings at law or in equity (including any Environmental Claims) or by or before an arbitrator or Governmental Authority now pending against the Partnership or the Company or, to the best knowledge of the Partnership or the Company, pending against any of the Partners or threatened against the Partnership, the Company, or any property or other assets or rights of the Partnership or the Company with respect to the Project, this Indenture, any other Project Document or any of the transactions contemplated hereby or thereby that could reasonably be expected to have a Material Adverse Effect. The Partnership does not believe that such NNW, Inc. litigation will have a Material Adverse Effect.

     Section   5.6  Qualifying  Facility  Status;  Other  Utility
Regulation.   (a) The Project satisfies, and has  satisfied  from
the initial delivery of energy by the Facility, the requirements for a Qualifying Facility.

     (b) Except as permitted in accordance with Section 6.26 after the Closing Date, neither the Partnership nor the Company is, or will be, as a result of the ownership, operation or maintenance of the Project in accordance with the Project Agreements and the Non-Material Agreements, subject to regulation by any Governmental Authority (i) under PUHCA as a "public utility company or an "affiliate" or "subsidiary company" or a "holding company" or a "registered holding company" or a company subject to registration under PUHCA, (ii) under the FPA, other than as contemplated by 18 C.F.R. 292.601, (iii) except with respect to the resale of natural gas in interstate commerce or the release of firm capacity rights held by the Partnership on an interstate pipeline, as a "natural gas company" under the Natural Gas Act of 1938, as amended, (iv) with regard to rates, financial or organizational matters under the North Carolina Public Utilities Act, N.C.G.S. 62-1, et seq., except that the Company and the Partnership are subject to continuing oversight by the North Carolina Utilities Commission, and the jurisdiction of the North Carolina Utilities Commission, particularly with regard to organizational and operational matters, under N.C.G.S. 62-110.1 and 156 and North Carolina Utilities Commission Rule R1-37(d)(3), under the terms and conditions imposed by such Commission in the CPCNs issued or transferred to them, and the terms and conditions imposed by such Commission in its Order Not to Reconsider but to Impose New Conditions issued regarding PRC in Docket No. SP-73, Sub 1 on October 2, 1989, or (v) under any other similar federal or state law regulating the generation, transmission or sale of electricity under which the Partnership or the Company would be deemed to be the generator, transmitter or seller of such electricity (including, but not limited to, treatment as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar entity under any existing law or an "affiliate" or "subsidiary company" of a "registered holding company").

     (c) The Partnership, and PRC during the period in which it owned the Project, has complied with the applicable provisions of the Power Plant and Industrial Fuel Use Act of 1978, as amended.

     (d) A FERC Order granting PRC's application for certification of the Project as a qualifying cogeneration facility was issued on August 4, 1989 and the Partnership has filed with FERC a Notice of Self Recertification as Qualifying Cogeneration Facility indicating that the ownership of the Project was transferred from PRC to the Partnership. No facts contained in PRC's original application for certification of the Project as a Qualifying Facility or stated in such original certification order by FERC have changed since the date of their issuance (other than any such fact that would not adversely affect the Project status as a Qualifying Facility).

     Section   5.7  Collateral;  Security  Interest  and   Liens.
(a) Each of the Partnership, the Company and Panda Interholding Corporation has good, marketable and valid title in and to all of the Collateral which it purports to own and is the owner and holder of a valid and subsisting leasehold estate in all of the Collateral it purports to lease, free and clear of all Liens other than Permitted Liens.

     (b) With respect to the personal property forming a part of the Collateral, all filings, recordings, registrations and other actions have been made, obtained and taken in all relevant jurisdictions that are necessary to create and perfect the Liens in all right, title, estate and interest of the Partnership in the Collateral covered thereby, subject to no prior, equal or junior Liens other than Permitted Liens.

     (c) The Collateral Documents create, in favor of the Collateral Agent for the benefit of the Holders, legal valid and enforceable Liens on or security interests in all of the Collateral, subject to no Liens other than Permitted Liens. No financing statement or other document creating, perfecting or recording any Lien on any Collateral (other than Permitted Liens or Liens securing the Fuji Bank and Trust Company for the payment of certain reimbursement obligations which shall be discharged and terminated on the Closing Date) are on file in any jurisdictions. Appropriate termination statements and releases reflecting the discharge of the Lien of The Fuji Bank and Trust Company have been filed where such filing is required to evidence the termination of such Lien.

     (d) The Partnership or the Company, as applicable, has obtained and holds in full force and effect all patents, trademarks, copyrights and other such rights or adequate licenses therein, which are necessary for the ownership, operation and maintenance of the Project and free from restrictions that would materially impair the use of such patents, trademarks, copyrights and other rights or licenses. To the best knowledge of the
Partnership or the Company, no product, process, method, substance, part, or other material presently employed by or contemplated to be sold by or employed by, the Partnership or the Company in connection with the Project does or will infringe any patent, trademark, copyright, license, or other similar right owned by any other Person.

     Section 5.8 Taxes. Each of the Partnership and the Company has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction, and has paid (prior to their delinquency dates) all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable, except to the extent there is a Good Faith Contest thereof by the Partnership or the Company.

     Section 5.9 Environmental Matters. (a) (i) The Partnership, the Company, the Project and the Site are in compliance with all applicable Environmental Laws except any such noncompliance which could not reasonably be expected to have a Material Adverse Effect, (ii) all Environmental Approvals have been obtained which are currently required to be obtained by the Partnership or the Company, or, to the best knowledge of the Partnership or the Company, by any, other Project Participant, in order to maintain and operate the business of the Partnership and the Company as presently conducted, (iii) the Partnership and the Company are in compliance with the terms and conditions of such Environmental Approvals except any such noncompliance which could not reasonably be expected to have a Material Adverse Effect and (iv) there are no facts, circumstances or conditions which under any applicable Environmental Law could reasonably be expected to have a Material Adverse Effect.

     (b) No Hazardous Material or underground storage tank is currently located on, under or about, nor has there been a Release of any Hazardous Material to or from, the Site (or any other property with respect to which the Partnership or the
Company has or may have retained or assumed liability for environmental conditions or compliance) in a manner (i) which in any material respect violates any Environmental Law, (ii) for which cleanup or remedial action of any kind that could reasonably be expected to have a Material Adverse Effect is required under any Environmental Law or (iii) which could reasonably be expected to result in the imposition of a Lien other than a Permitted Lien on the Project or the Site.

     Section 5.10 Useful Life. As of the Closing Date, the useful life of the Facility as a whole, with the contemplated maintenance customarily associated with similar operations, will be not less than the remaining term of the VEPCO Power Purchase Agreement (without giving effect to any extension of such term provided for in Section 5.2 of such agreement).

     Section 5.11 Utility Services. All electricity, water, water rights and other utilities (including natural gas utilities) necessary for the operation of the Project as contemplated by the Project Agreements have, since the commencement of operation of the Project, been available, and the Company and the Partnership have no reason to believe that they will not continue to be available, in adequate amounts and on a timely basis to meet the requirements necessary for the operation and maintenance of the Facility during the period in which any Bond is Outstanding; provided, however, that natural gas supply and transportation may be subject to interruption from time to time.

     Section 5.12 Employee Benefit Plans. Each employee benefit plan (including without limitation each employee benefit plan of a Commonly Controlled Entity) as to which the Partnership or the Company may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in Section 4043 of ERISA) has occurred with respect to any such plan, (ii) there has been no withdrawal from any such plan or steps taken to do so which have resulted or could result in liability for the Partnership or the Company, (iii) no steps have been taken to terminate any such plan, (iv) no contribution failure has occurred with respect to any such plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code and (v) no condition exists or event or transaction has occurred with respect to any such plan which could result in material liability for the Partnership or the Company.

     Section  5.13    Not  an  Investment Company.   Neither  the
Company nor the Partnership is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                           ARTICLE 6

                           COVENANTS

     Each of the Partnership and the Company hereby covenants and agrees that so long as this Indenture is in effect and any Bonds remain Outstanding:

     Section 6.1 Reporting Requirements.  The Partnership and the
Company shall each:

     (a) furnish, to the Trustee as soon as practicable and in any event within 75 days after the end of the first, second and third quarterly accounting periods of each fiscal year (commencing with the quarter ending September 30, 1996) of the
Partnership, an unaudited consolidated balance sheet of the Partnership as of the last day of such quarterly period and the related consolidated statements of operations, including, cash flows and partners' capital of the Partnership for such quarterly period and (in the case of the first, second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period (prepared on a basis consistent with that used in the preparation of corresponding figures for the preceding fiscal year), setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year and accompanied by an Officer's Certificate of the Partnership to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Partnership on the dates and for the periods indicated in accordance with GAAP, subject to normally recurring year-end adjustments;

     (b) furnish to the Trustee as soon as practicable and in any event within 135 days after the end of each fiscal year of each of the Partnership, a consolidated balance sheet of the Partnership as of the end of such year and the related consolidated statements of operations, income, cash flows and partners, capital of the Partnership for such fiscal year (prepared an a basis consistent with that used in the preparation of corresponding figures for the preceding fiscal year) setting forth in each case in comparative form corresponding figures from the preceding fiscal year and with the opinion thereon by Price Waterhouse LLP, or another firm of independent public accountants of recognized national standing, accompanied by a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Partnership, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge of any Default or Event of Default, or if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

     (c) furnish to the Trustee with each quarterly and annual financial statement submitted pursuant to clauses (a) and (b) above:

          (i) Officer's Certificates of the Partnership and the Company to the effect that no Default or Event of Default has occurred and is continuing or if such statement cannot be so certified, specifying in reasonable detail the Default or Event of Default and the actions being or proposed to be taken with respect thereto;

          (ii) an Officer's Certificate of the Partnership stating that all routine maintenance to the Project has been performed substantially in accordance with the Operation and Maintenance Procedures during such quarter or year or if such statement cannot be so certified, specifying in reasonable detail such routine maintenance to the Project which has been so performed and the actions being or proposed to be taken with respect to any such routine maintenance not yet performed; and

          (iii) if prepared and in existence, financial statements of the Company comparable to those referred to in clause (a), in the case of delivery of quarterly statements, and financial statements of the Company comparable to those referred to in clause (b), in the case of fiscal year statements, in each case which need not be audited but, if not audited, shall be accompanied by an Officer's Certificate of the Company to the effect that such financial statements fairly present the financial condition and results of operation of the Company on the dates and for the periods indicated in accordance with GAAP (subject to normally recurring adjustments in the case of quarterly statements);

     (d) furnish to the Trustee with each annual financial statement submitted pursuant to clause (b) above:

          (i)  an  Officer's Certificate of the  Partnership
     (A) confirming that all insurance policies required pursuant to Section 6.4 are in full force and effect on the date thereof, (B) confirming the names of the companies issuing such policies, (C) confirming the amounts and expiration dates of such policies, and (D) stating that such policies comply with the requirements of Section 6.4; and

          (ii) Officer's Certificates of the Partnership and the Company as to compliance with all conditions and covenants under this Indenture in compliance with
     Section 314(a)(4) of the Trust Indenture Act;

     (e) furnish to the Trustee as soon as practicable following the performance of scheduled major maintenance of the Project, an Officer's Certificate of the Partnership stating that such work was performed substantially in accordance with the Operation and Maintenance Procedures and an Independent Engineer's Certificate verifying the information contained in the Officer's Certificate; and

     (f)  furnish to the Trustee each of the following items:

          (i) promptly after the Partnership or the Company becomes aware of the occurrence and continuance thereof, written notice of the occurrence of any event or condition which constitutes a Default or Event of Default, specifically stating that such event or condition has occurred and describing it and any action being or proposed to be taken with respect thereto;

          (ii) promptly after the Partnership or the Company becomes aware of the occurrence and continuance thereof, written notice of the occurrence of any Event of Eminent Domain, Event of Loss or Title Event that could reasonably be expected to give rise to Eminent Domain Proceeds, Casualty Proceeds or Title Insurance Proceeds, as the case may be, in an amount in excess of $500,000 and an Officer's Certificate of the Partnership setting forth the details of such Event of Eminent Domain, Event of Loss or Title Event and the action which the Partnership is taking or proposes to take with respect thereto, with copies of such notice and Officer's Certificate delivered concurrently to the Collateral Agent and the Depositary Agent;

          (iii) promptly after the Partnership or the Company becomes aware of the existence thereof, written notice of the existence of any defect of title, any Lien or any encumbrance on the Mortgaged Property that could reasonably be expected to give rise to Title Insurance Proceeds in an amount in excess of $500,000 and an Officer's Certificate of the Partnership setting forth the details of such defect of title, Lien or encumbrance and the action which the Partnership or the Title Company is taking or proposes to take with respect thereto, with copies of such notice and Officer's Certificate delivered concurrently to the Collateral Agent and the Depositary Agent;

          (iv) promptly and in any event within five (5) Business Days after receipt thereof by the Partnership or the Company, written notice and copies of all notices, complaints, summons, or any other notifications received by the Partnership or the Company from any Governmental Authority relating to alleged violations of any Environmental Law or potential adverse actions in any way involving environmental, health or safety matters affecting the Site (or any other property with respect to which the Partnership or the Company has or may have retained or assumed liability for environmental conditions or compliance) in which the cleanup obligations or corrective action or the liability under any Environmental Law could reasonably be expected to exceed $500,000, and copies of all material communications with any Governmental Authority or other Persons regarding such notices, complaints, summons or other notifications with copies delivered concurrently to the Independent Engineer;

          (v) promptly after the Partnership or the Company, becomes aware thereof, (A) written notice of any Release of any Hazardous Material, whether or not such Release occurred prior to, on or after the date of this Indenture, at, in, on, under or from the Site (or any other property with respect to which the Partnership or the Company has or may have retained or assumed liability for environmental conditions or compliance), or any part thereof that is required to be reported to any Governmental Authority or that could reasonably be expected to result in any ordered remediation or corrective action or obligation and (B) copies of all communications with any Governmental Authority or other Persons regarding the Release of any Hazardous Materials;

          (vi)    promptly  after  the  Partnership  or  the
     Company becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes a default under any Project Agreement, specifically stating that such event or condition has occurred and describing it and any action being proposed to be taken with respect thereto;

          (vii) promptly after receipt thereof, a copy of each notice, demand or other communication delivered to the Partnership pursuant to any Project Agreement to which the Partnership is a party relating to the assertion of nonperformance of any covenant of or a default under any Project Agreement;

          (viii) promptly and in any event within five (5) Business Days after the Partnership or the Company becomes aware of the occurrence of any of the following with respect to any employee benefit plan (including without limitation any employee benefit plan of a Commonly Controlled Entity) as to which the Partnership or the Company may have liability, written notice thereof, describing the same and steps being taken by the Partnership or the Company, as the case may be, with respect thereto: (A) the acquisition of a Commonly Controlled Entity, (B) the occurrence of a Reportable Event (as defined in Section 4043 of ERISA) with respect to any such plan, (C) the institution of steps to withdraw from any such plan, (D) the institution of any steps to terminate any such plan, (E) the failure to make a required contribution to any such plan if such failure is sufficient to give rise to a Lien under
     Section 302(f) of ERISA or Section 412 of the Code, (F) the taking of any action with respect to any such plan which could result in the requirement that the Partnership or the Company furnish a bond or other security to the PBGC or such plan or (G) the occurrence of any event or events with respect to any such plan or plans which individually or in the aggregate could result in material liability for the Partnership or the Company; and

          (ix) from time to time, such other information or documents (financial or otherwise) as the Trustee may reasonably request;

     (g) furnish to the Independent Engineer annually in connection with the preparation of the Engineer's Annual Report, at least sixty (60) days prior to the beginning of each fiscal year of the Partnership for which an Operating Plan and an Operating Budget is required pursuant to Section 6.14, a plan of the schedule of operation of the Facility (an "Operating Plan") and an Operating Budget for such fiscal year, provided that if the Partnership has not adopted an annual Operating Budget before the beginning of such fiscal year, the Operating Budget for the preceding fiscal year shall, until the adoption of an annual Operating Budget, be deemed to be in full force and effect as the annual Operating Budget for such fiscal year.

     Section 6.2 Maintenance of Existence, Properties and Governmental Approvals. (a) Each of the Partnership and the Company shall preserve and maintain (i) its legal existence and form, except as permitted by Section 6.21(a) and (ii) all of its rights, privileges and franchises necessary for the maintenance of its existence, and in the case of the Partnership, the ownership, operation and maintenance of the Project.

     (b)   Each  of the Partnership and the Company shall  comply
with   the   Partnership   Agreement  or   the   Certificate   of
Incorporation and by-laws of the Company, as the case may be.

     (c) The Partnership will maintain and operate the Project, or cause the Project to be maintained and operated, (i) in good order and repair, ordinary wear and tear excepted and (ii) substantially in accordance with Prudent Engineering and Operating Practices.

     (d) Each of the Partnership and the Company shall obtain and maintain, or cause to be obtained and maintained, in full force and effect all Governmental Approvals required to be obtained by or on behalf of the Partnership or the Company (i) to conduct its business pursuant to the Project Documents and the Non-Material Agreements and (ii) to perform its obligations under the Project Documents, except, in either case, where failure to so obtain or maintain such Governmental Approval could not reasonably be expected to have a Material Adverse Effect. Each of the Partnership and the Company shall use commercially reasonable efforts to obtain or cause to be obtained all
Governmental Approvals necessary in connection with the Additional Contracts to conduct its business pursuant to the Project Documents and the Non-Material Agreements, in each case as promptly as practicable but in any event no later than the date required to be obtained hereunder or under any other Project Documents.

     (e) The Partnership shall preserve good title or valid leasehold rights to the interests in the Site and the tangible personal property forming a part of the Collateral purported to be subject to the Lien of the Collateral Documents to which it is a party (other than property subject to an Event of Loss, an Event of Eminent Domain or a Title Event or property disposed of pursuant to Section 6.19), subject only to Permitted Liens.

     Section 6.3 Compliance with Laws. Each of the Partnership and the Company shall comply in all respects with all Laws applicable to the Partnership, the Company or the Project in conducting its business pursuant to the Project Documents and the Non-Material Agreements except any such noncompliance which is the subject of a Good Faith Contest or could not reasonably be expected to result in a Material Adverse Effect.

     Section 6.4 Insurance. (a) Subject to Section 6.4(f), the Partnership shall at all times effect, maintain and keep in force, or cause to be effected, maintained and kept in force, the insurance sufficient to satisfy the limits and coverage provisions listed below. Such insurance shall be with responsible insurance carriers which are authorized to do business in the State of North Carolina and have an Insurance Reports Rating from A.M. Best Company, Inc. of "A" or better and a financial size category of "VIII" or higher:

          (i) Workers' Compensation Insurance: Workers' compensation insurance as required by applicable state laws, and employer's liability insurance with a $500,000 minimum limit per accident; provided that such insurance shall only be required to be maintained to the extent the Partnership has any employees or may be deemed to have any employees under applicable law.

          (ii) General Liability Insurance: Comprehensive general liability insurance on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage liability. Such insurance policy shall include insurance with respect to product/completed operations, blanket contractual, broad form property damage, explosion, collapse and underground hazards, contractor's protective, owner's protective and personal injury liability with minimum limits of liability of at least $1,000,000 per occurrence for combined single limit bodily injury and property damage and at least $2,000,000 in the aggregate.

          (iii)      Automobile     Liability     Insurance:
     Comprehensive automobile liability insurance against claims for bodily injury and death and property damage liability covering all owned, non-owned and hired vehicles with limits of liability of $1,000,000 per occurrence for combined single limit bodily injury and property damage, including a Motor Carrier's Act Endorsement, if required by applicable law.

          (iv) Excess Insurance: Umbrella liability or excess liability insurance with a limit of $9,000,000 per occurrence and $9,000,000 aggregate in excess of and following the terms of the underlying insurance set forth in clauses (i), (ii) and (iii) above.

          (v) Physical Damage Insurance: Property damage insurance on an "All Risk" basis including coverage against damage or loss caused by earth movement and flood and providing (x) coverage for the Facility in a minimum aggregate amount equal to the "full insurable value" of the Facility, (y) transit coverage, with sub-limits sufficient to insure the full replacement value of all property or equipment removed from the Facility, and (z) coverage for foundations and other property below the surface of the ground. For purposes of this clause (v) and clauses (vi) and (vii) below, (A) the Facility shall be deemed to include steam and electrical transmission lines, gas pipeline interconnection facilities (but excluding below-ground gas pipelines), fuel storage and handling facilities, and all equipment related to any of the foregoing in which the Company has an insurable interest and (B) "full insurable value" shall mean the full replacement value of the Facility, including any improvements, equipment, fuel and supplies, without deduction for physical depreciation and/or obsolescence. All such policies may have deductibles of not greater than $50,000 (except that with respect to the 40 Megawatt Gas Turbine Generator, the 80 Megawatt Gas Turbine Generator, and the 60 Megawatt Steam Turbine Generator, such deductible amount may exceed $50,000 but shall not exceed $150,000) in each case for any one loss except for earth movement and flood which will have the lowest deductible available (in the opinion of the Insurance Consultant) on commercially reasonable terms in the insurance market place. Such insurance shall provide for increased cost of construction, debris removal, and loss to undamaged property as the result of enforcement of building laws or ordinances.

          (vi) Boilers and Machinery: Boiler and machinery insurance on the Facility (as described in clause (v) above), on a comprehensive form in an amount necessary to insure all equipment on a replacement value basis subject to a deductible amount determined by the Company and the Insurance Consultant to be reasonably and commercially available, not to exceed $150,000, (except that with respect to the 60 Megawatt Steam Turbine Generator such deductible amount may exceed $150,000 but shall not exceed $250,000) in each case for any one loss. The insurance limits are to be determined with reference to the maximum foreseeable loss.

          (vii) Business Interruption Insurance: Business interruption insurance covering debt service and other fixed expenses attributable to the Facility by reason of total or partial suspension or delay of, or interruption in, the operation of the Facility caused by loss or damage to, or destruction of, the Facility, the Project or equipment as a result of the perils covered in clauses (v) through (vi) above. The policy is to include contingent coverage to insure debt service. This policy is to be subject to a deductible amount determined to be reasonably and commercially available, not to exceed thirty (30) days. Coverage will be in a minimum amount required to cover a period of suspension or delay of at least twelve (12) calendar months.

          (viii) Title Insurance: Title insurance policies covering the Mortgaged Property in the following amounts: (A) with respect to the First Mortgage, in an initial amount of at least $116,350,000, and (B) with respect to Additional Permitted Debt and any related Interest Rate Protection Agreements secured by any Additional Mortgages, in an amount equal to no less than 75% of the principal amount of the Additional Permitted Debt and the related Interest Rate Protection Agreements then outstanding.

          (ix) Inflated Liability Limits: Notwithstanding the above, commencing January 1, 2001 and on each fifth anniversary of such date, the minimum limits of the general, automobile, employer's and excess liability insurance required by this Section 6.4(a) shall be inflated by the total percentage increases in the
     Consumer Price Index during the five year period commencing on January 1 of the fifth year preceding such January 1, 2001 or fifth anniversary, as the case may be.

     (b) The Collateral Agent shall be named as sole loss payee, under a standard lenders loss payable clause or mortgage endorsement substantially equivalent to the North Carolina standard mortgage endorsement or lenders loss payable endorsement form 438 BFU, without contribution, under insurance policies required by Sections 6.4(a)(v), (vi) and (vii). The Collateral Agent, the Trustee and the Credit Banks shall be added as additional insureds with respect to the coverage required by Sections 6.4(a)(ii), (iii) and (iv) and such insurance shall be primary without right of contribution of any other insurance or self-insurance carried by or on behalf of the Collateral Agent, the Independent Engineer, the Trustee, or the Credit Banks with respect to its interest as such in the Project and each policy shall contain a severability-of-interests or cross-liability provision. Insurance policies required under Sections 6.4(a)(v),
(vi) and (vii) shall be endorsed with an agreed amount clause or waiver of co-insurance.

     (c)  The insurance carried in accordance with Section 6.4(a)
(other than title insurance) shall be endorsed as follows:

          (i) All insurers shall waive all rights of subrogation against the Collateral Agent and its officers, employees, agents, successors and assigns, and shall waive any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise; and

          (ii) If, at any time, such insurance is canceled, or any substantial change is made in the coverage which affects the interests of the Collateral Agent such cancellation or change shall not be effective as to the Collateral Agent for thirty
     (30) days, except for nonpayment of premium, which shall be ten (10) days, after receipt by the Collateral Agent of written notice from such insurer of such cancellation or change.

     (d) Upon procurement by the Partnership of the insurance set forth in Section 6.4(a), the Partnership shall furnish to the Collateral Agent and the Trustee certification of all required insurance. Such certification by the Partnership shall be executed by each insurer or by an authorized representative of each insurer, where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term. Upon request by the Collateral Agent or the Trustee, the Partnership will promptly furnish to the Collateral Agent or the Trustee, as the case may be, copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Project.

     (e) Within ten (10) days after the certification referred to in Section 6.4(d) above, the Partnership shall furnish to the Collateral Agent and the Trustee a report of its insurance broker stating that all premiums then due have been paid and a certificate of the Insurance Consultant stating that, in the opinion of Insurance Consultant, the insurance then carried and maintained is in accordance with the terms hereof.

     (f) If at any time any of the insurance required pursuant to Section 6.4(a) shall no longer be available on commercially reasonable terms, the Partnership shall as promptly as practicable procure substitute insurance coverage that is the most equivalent to the required coverage and available on commercially reasonable terms. The Partnership shall deliver to the Collateral Agent and the Trustee a certificate of the Insurance Consultant stating that the required insurance coverage is no longer available on commercially reasonable terms and that the proposed substitute insurance coverage is the most equivalent to the required coverage available on commercially reasonable terms. For purposes of this Section 6.4, insurance shall be deemed to be available on "commercially reasonable terms" if it is obtainable in the insurance marketplace, unless it is obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to co-generation facilities similarly situated to the Project because of such excessive costs.
Anything in this Indenture to the contrary notwithstanding, failure to maintain insurance coverage in accordance with any of the requirements of Section 6.4(a) shall not constitute a Default or an Event of Default, and the Partnership and the Company shall be deemed to be in full compliance with such requirements, if the Partnership or the Company complies with this clause (f) in respect of such failure.

     (g) The loss, if any, under any insurance required to be carried under Sections 6.4(a) (v), (vi), (vii) and (viii) shall be adjusted with the insurance companies or otherwise collected, including the filing in a timely manner of appropriate proceedings, by the Partnership, subject to the approval of the Insurance Consultant if such loss is in excess of $500,000. In addition, the Partnership shall take all other steps necessary, or if such loss is in excess of $500,000 the steps requested by the Insurance Consultant, to collect from insurers any loss covered by any of the insurance policies in Section 6.4(a). All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Section 6.4.

     (h) The Partnership shall promptly notify the Collateral Agent and the Trustee of any loss covered by any insurance required by Section 6.4(a) in excess of $500,000. The Partnership, the Collateral Agent and the Trustee shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any Event of Eminent Domain or pertaining to the settlement, compromise or arbitration of any claim on account of any Event of Loss or Title Event. The Partnership may in its reasonable judgment compromise, settle or consent to the settlement of any proceeding arising out of any Event of Loss, Event of Eminent Domain or Title Event, provided that, in the event that the amount of the related claim exceeds $500,000, the terms of such compromise, settlement or consent to settlement are concurred with by the Independent Engineer and the Insurance Consultant; provided, further, that if an Event of Default has occurred and is continuing, the Partnership will not settle, compromise or consent to the settlement of any proceeding arising out of such Event of Loss, Event of Eminent Domain or Title Event without the prior written consent of the Collateral Agent and the Trustee.

     (i) No provision of this Section or any other provision of this Indenture shall impose on the Collateral Agent or the
Trustee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Partnership or the Company nor shall the Collateral Agent or the Trustee be responsible for any representations or warranties made by or on behalf of the Partnership to any insurance company or underwriter.

     (j) The Partnership and the Company hereby waive any and every claim for recovery from the Collateral Agent and the Trustee for any and all loss or damage coverage by any of the insurance policies to be maintained under this Indenture to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Partnership shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

     (k) The Partnership shall cause the Operator to procure and maintain in full force and effect at all times, or shall procure and maintain on behalf of the Operator, liability and worker's compensation insurance for coverage and limits not less than what is currently required in the O&M Agreement.

     (l) Notwithstanding anything to the contrary set forth in this Section 6.4 (except as expressly provided herein), except with respect to business interruption insurance, no insurance required to be maintained hereunder shall be subject to a deductible in excess of $50,000 per occurrence or in such other amount determined to be reasonably and commercially available and reasonably acceptable to the Insurance Consultant.

     (m) The Company will comply, or cause compliance, at all times with the insurance requirements contained in the Project
Documents to which it is a party.

     Section 6.5 Payment of Taxes and Claims. Each of the Partnership and the Company shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of the Collateral and all lawful claim or obligations that, if unpaid, would become a Lien upon the Collateral, real or personal, or upon any part thereof; provided that neither the Partnership nor the Company shall be required to pay any such tax, assessment, charge, levy, claim or obligation if there is a Good Faith Contest thereof by either the Partnership or the Company. The Partnership and the Company shall promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record unless such judgment is then the subject of a Good Faith Contest.

     Section 6.6 Books and Records. Each of the Partnership and the Company shall at all times keep proper books and records of all of its business and financial affairs and all of the business and financial affairs of the Project in accordance with GAAP. Each of the Partnership and the Company shall keep books of account or records concerning its accounts, inventory, contract rights, equipment and proceeds at its offices identified in the preamble hereof. The Partnership shall at all times cause a complete set of the Operation and Maintenance Procedures, including, without limitation, documents relating to preventative maintenance, spare parts and operating hours, relating to the Project to be maintained at the Project.

     Section 6.7 Right of Inspection. (a) Subject to requirements of applicable Law and safety requirements, the
Partnership and the Company shall permit the Trustee, the Independent Engineer, the Collateral Agent, the Depositary Agent, the Gas Consultant or any agents or representatives of any of the foregoing, from time to time during normal business hours (i) to conduct reasonable inspections and examinations of the Project and the records of the Partnership and the Company relating to the Project and (ii) to discuss the affairs, finances and accounts of the Partnership or Company with the officers of the General Partner or the Company and independent accountants of the Partnership and the Company, all upon reasonable notice (which, in any period in which a Default does not exist, shall be at least five Business Days prior to the inspection or meeting) and at such reasonable times as the Trustee, the Independent Engineer, the Collateral Agent, the Depositary Agent or the Gas Consultant may desire.

     (b) On the Trustee's or the Collateral Agent's written request, at any time and from time to time during any period in which a Default exists, the Partnership and the Company will provide, at their sole cost and expense, an environmental site assessment report in scope reasonably acceptable to the Trustee or the Collateral Agent concerning the Site and any operations thereon, prepared by an environmental consulting firm approved by the Trustee or the Collateral Agent, indicating the presence or absence of Hazardous Materials and compliance with Environmental Laws including the potential cost of any removal or remedial action in connection with any Hazardous Materials on or under such Site and the potential cost for coming into compliance. If the Partnership or the Company fails to provide the same, after forty-five (45) days' notice, the Trustee or the Collateral Agent may order the same, and the Partnership and the Company shall grant and hereby grants to the Trustee and the Collateral Agent and their agents access to the Site and specifically grants the Trustee or the Collateral Agent and their agents, as the case may be, an irrevocable non-exclusive license to undertake such an assessment. No more than one such request may be made during any single Default period.

     Section 6.8 Use of Bond Proceeds or Proceeds of Additional Permitted Debt. The Company will lend the proceeds from the sale of the Bonds and the proceeds from the incurrence of additional Debt permitted under Section 6.16(b)(ii) to the Partnership and the Partnership will use such proceeds (a) in the case of the Initial Bonds, along with other funds available to the Partnership, (i) to defease the Indenture of Trust, dated as of October 1, 1989, between the Halifax Regional Economic Development Corporation and NCNB National Bank of North Carolina, as trustee, (ii) to pay the costs associated with the closing of the transaction, (iii) to fund on the Closing Date, to the extent required by the Depositary Agreement, the Debt Service Reserve Fund, and (iv) to redeem the limited partnership interests in the Partnership owned by Ford Motor Credit Company, and (b) in the case of any subsequent issuance of Bonds or additional Debt permitted under Section 6.16, for the purposes permitted in accordance with Section 6.16(b)(ii).

     Section  6.9 Compliance With Environmental Laws.   (a)   The
Partnership and the Company (i) shall comply with all Environmental Laws and Environmental Approvals applicable to the ownership, operation or use of the Site (or other property with respect to which the Partnership or the Company has or may have retained or assumed liability for environmental conditions or compliance) or the Project, and shall use commercially reasonable efforts to cause all tenants, operators, lessees, employees, invitees, licensees, contractors, subcontractors, agents, representatives, affiliates, consultants and other persons occupying the Site (or other property with respect to which the Partnership or the Company has or may have retained or assumed liability for environmental conditions or compliance) or the Project to comply with all such Environmental Laws, in either case except any such noncompliance which could not reasonably be expected to result in a Material Adverse Effect and (ii) shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with such compliance as such costs and expenses become due and payable (unless the payment of any such costs or expenses is the subject of a Good Faith Contest by the Partnership or the Company).

     (b) Neither the Partnership nor the Company shall generate, use, treat, store, release, dispose of, arrange for the disposal of or transport or permit the generation, treatment, storage, release, disposal or transportation of Hazardous Materials in, on, at, under, from or to the Site (or other property with respect to which the Partnership or the Company has or may have retained or assumed liability for environmental conditions or compliance) or the Project or onto any other property, except, in all events, in compliance with all applicable Environmental Laws, except any such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

     (c)   The  Partnership  and the Company  shall  conduct  any
investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from the Site (or other property with respect to which the Partnership or the Company has or may have retained or assumed liability for environmental conditions or compliance) and any operations thereon in accordance with the requirements of all applicable Environmental Laws, and in accordance with orders and directives of all Governmental Authorities (unless such action is the subject of a Good Faith Contest by the Partnership or the Company).

     Section 6.10 Event of Eminent Domain; Event of Loss; Title Event. (a) If an Event of Eminent Domain shall occur with respect to any Collateral, the Partnership shall (i) diligently pursue all its rights to compensation against the appropriate Governmental Authority in respect of such Event of Eminent Domain, (ii) compromise, settle or consent to the settlement of any claim against the appropriate Governmental Authority in accordance with the provisions of Section 6.4(h), and (iii) hold all amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority) ("Eminent Domain Proceeds") in trust for the benefit of the Collateral Agent segregated from other funds of the Partnership and the Company and promptly deposit all such Eminent Domain Proceeds in the Project Revenue Fund, segregated from all other moneys pending the determination pursuant to Section 6.10(c).

     (b) If (i) an Event of Loss shall occur with respect to any Collateral, the Partnership shall (A) diligently pursue all its rights to compensation against any Person with respect to such Event of Loss, (B) compromise, settle or consent to the settlement of any claim against any Person with respect to such Event of Loss in accordance with the provisions of Section 6.4(h), and (C) hold all Casualty Proceeds (including instruments) received in respect of any Event of Loss (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims) in trust for the benefit of the Collateral Agent segregated from other funds of the Partnership and the Company and promptly deposit all such Casualty Proceeds in the Project Revenue Fund, segregated from all other moneys pending the determination pursuant to Section 6.10(c) or (ii) a Title Event shall occur with respect to the Mortgaged Property, the Partnership shall (A) diligently pursue all its rights to compensation against the Title Company with respect to such Title Event pursuant to Section 6.4(g), (B) compromise, settle or consent to the settlement of any claim against the Title Company with respect to such Title Event in accordance with the provisions of Section 6.4(h), and (C) hold all Title Insurance Proceeds (including instruments) received in respect of any Title Event (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims) in trust for the benefit of the Collateral Agent segregated from other funds of the Partnership and the Company and promptly deposit all such Title Insurance Proceeds in the Project Revenue Fund, segregated from all other moneys pending the determination pursuant to Section 6.10(c).

     (c) If an Event of Loss, an Event of Eminent Domain or a Title Event shall occur, as soon as reasonably practicable, but no later than fifteen (15) days after the date of receipt by the Partnership or the Collateral Agent of Eminent Domain Proceeds, Casualty Proceeds or Title Insurance Proceeds, as the case may be, the Partnership shall make a reasonable good faith determination as to whether (i) the Project can be rebuilt, repaired or restored to permit operation of the entire Project or a portion thereof on a Commercially Feasible Basis, and (ii) the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, together with any other amounts that the Partnership is willing to commit to such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration of the Project. The determination of the Partnership shall be evidenced by an Officer's Certificate filed with the Trustee and the Collateral Agent which, in the event the Partnership determines that the Project can be rebuilt, repaired or restored to permit operation of the entire Project or a portion thereof on a Commercially Feasible Basis and that the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, together with any other amounts that the Partnership is willing to commit to such rebuilding, repair or restoration are sufficient, shall also set forth a reasonable good faith estimate by the Partnership of the total cost of such rebuilding, repair or restoration. The Officer's Certificate shall be accompanied by an Independent Engineer's Certificate, dated within five (5) days of the date of the Officer's Certificate, stating that, based upon reasonable investigation and review of the determination made by the Partnership, the Independent Engineer believes the determination and the estimate of the total cost, if any, set forth in the Officer's Certificate to be reasonable.

     (d) (i) In the event that the determination is made pursuant to Section 6.10(c) above that the Project cannot be rebuilt, repaired or restored to permit operation of the entire Project on a Commercially Feasible basis or that the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds together with any other amounts that the Partnership is willing to commit to such rebuilding, repair or restoration are not sufficient to permit such rebuilding, repair or restoration, then, unless Section 6.10(d)(iii) applies, all of the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, segregated in the Project Revenue Fund in accordance with Section 3.1(a)(ii) of the Depositary Agreement, shall be distributed among the Secured Parties in accordance with Section 3.1(a)(iii) of the Depositary Agreement and the Trustee shall redeem the Bonds Outstanding in whole, but not in part, in accordance with Section 7.3(a).

          (ii) In the event that the determination is made pursuant to Section 6.10(c) above that the Project can be rebuilt, repaired or restored to permit operation of the entire Project on a Commercially Feasible Basis and that the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds together with any other amounts that the Partnership is willing, in its sole discretion, to commit to such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration, all of the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, segregated in the Project Revenue Fund in accordance with Section 3.1(a)(ii) of the Depositary Agreement, shall be transferred from the Project Revenue Fund and, together with such other amounts as the Partnership is willing to commit to such rebuilding, repair or restoration, shall be deposited in the Restoration Fund in accordance with Section 3.8 of the Depositary Agreement. Upon completion of any rebuilding, repair or restoration of the Project, the excess, if any, of the remaining Casualty Proceeds, Eminent Domain Proceeds or Title Insurance Proceeds, as the case may be, over the amounts to be retained in the Restoration Fund in accordance with Section 3.8(d) of the Depositary Agreement, shall be distributed in
     accordance   with  Section  3.8(d)  of  the  Depositary
     Agreement.

          (iii) In the event that the determination is made pursuant to Section 6.10(c) above that the Project can only be rebuilt, repaired or restored to permit operation of a portion of the Project on a Commercially Feasible Basis and that the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds together with any other amounts that the Partnership is, in its sole discretion, willing to commit to such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration, all of the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, segregated in the Project Revenue Fund in accordance with Section 3.1(a)(ii) of the Depositary Agreement shall be transferred from the Project Revenue Fund and, together with such other amounts that the Partnership is willing to commit to such rebuilding, repair or restoration, shall be deposited in the Restoration Fund in accordance with Section 3.8 of the Depositary Agreement. Upon completion of any rebuilding, repair or restoration of the Project, the excess, if any, of the remaining Casualty Proceeds, Eminent Domain Proceeds or Title Insurance Proceeds, as the case may be, over the amounts to be retained in the Restoration Fund in accordance with Section 3.8(d) of the Depositary Agreement, shall be distributed in accordance with Section 3.8(d) of the Depositary Agreement.

     (e) Notwithstanding any other provision of this Section 6.10, in the event the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, from an Event of Loss or an Event of Eminent Domain or Title Event do not exceed $500,000 in the aggregate, the Partnership shall not have to comply with the provisions of the third sentence of Section 6.10(c) requiring the delivery of an Independent Engineer's Certificate and the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, segregated in the Project Revenue Fund in accordance with Section 3.1(a)(ii) of the Depositary Agreement shall be paid to the Partnership for payment of the cost of rebuilding, repair or restoration pursuant to the Depositary Agreement.

     (f) In the event the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, from an Event of Loss, an Event of Eminent Domain or a Title Event exceed the principal amount of the Bonds Outstanding, the Additional Permitted Debt and all other Secured Obligations (as defined in the Intercreditor Agreement) and any applicable interest thereon, the Partnership, at its option, may determine not to rebuild, repair or restore the Project. Upon delivery of an Officer's Certificate of the Partnership to the Trustee and the Collateral Agent certifying that the Partnership will not rebuild, repair or restore the Project, all Casualty Proceeds, Eminent Domain Proceeds or Title Insurance Proceeds, as the case may be, segregated in the Project Revenue Fund in accordance with
Section 3.1(a)(ii) of the Depositary Agreement, shall be distributed in accordance with the Depositary Agreement and the Trustee shall redeem the Bonds Outstanding in whole, but not in part, in accordance with Section 7.3(a).

     Section 6.11 Annual Independent Engineer's Report. (a) The Partnership shall cooperate with the Independent Engineer who shall deliver to the Trustee, the Collateral Agent and the Depositary Agent annually no less than thirty (30) days before the end of the then current fiscal year of the Partnership, a report (the "Engineer's Annual Report") containing the following:

          (i) an Operating Plan and an Operating Budget for the next fiscal year if such a Plan and Budget is required pursuant to Section 6.14;

           (ii) the schedule of the Major Maintenance Requirement and the schedule of major overhaul for the next five fiscal years, as determined by the Partnership and concurred with by the Independent Engineer, including any change in the timing of the scheduled major overhaul from that originally estimated at the time of the issuance of the Initial Bonds;

          (iii) a calculation of the Property Tax Requirement for the next fiscal year;

          (iv)   a calculation of the Projected Debt Service
     Coverage  Ratio  (Three  Months)  for  the  next   four
     succeeding quarterly periods of the Partnership and the Annual Projected Debt Service Coverage Ratio ;

          (v)  a  comparison of actual plant performance  to
     expected performance, including, without limitation,  a
     comparison   of   output,   heat   rate   and   on-line
     availability;

          (vi) an analysis of the causes for equipment, component and station forced outages;

          (vii) an evaluation of the Project's conformance with scheduled maintenance, preventative predictive maintenance and the spare parts program;

          (viii) a review of the operations and outage plans;

          (ix) a review of the results of all performance tests;

          (x) a review of revenue records of the Project;

          (xi)    a  review  of all reports of  Governmental
     Authorities and environmental compliance matters with respect to the Project; and

          (xii)    any   other   reports,  information,   or
     Officer's certificates as may be reasonably requested by the Trustee, the Depositary Agent or the Collateral
     Agent.

     (b) In connection with the preparation of the Engineer's Annual Report and any certification or information the Independent Engineer is required by this Indenture to deliver to the Trustee, the Partnership shall cooperate with and provide to the Independent Engineer an Operating Plan and Operating Budget when required pursuant to Section 6.14, an estimate of the Major Maintenance Requirement, a calculation of the Annual Projected Debt Service Ratio and all other information regarding the Project reasonably requested by the Independent Engineer.

     Section 6.12 Taxes. Each of the Company and the Partnership shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could reasonably be expected to become a Lien (other than a Permitted Lien) upon its property. The Company and the Partnership shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claim so contested to remain unpaid during the period of such contest if:
(i) the Company or the Partnership diligently prosecutes such contest; (ii) the Company or the Partnership sets aside on its books adequate reserves with respect to such amount as is required to be reserved in accordance with GAAP; and (iii) during the period of such contest the enforcement of any contested item is effectively stayed. The Company and the Partnership will promptly pay or cause to be paid any valid, final adjustment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

     Section 6.13 Performance of Project Documents. Each of the Company and the Partnership shall perform and observe all of its covenants and agreements contained in any of the Financing Documents, and shall perform and observe in all material respects all of its covenants and agreements contained in any of the Project Documents to which it is a party.

     Section 6.14 Operating Plan and Operating Budget. If, on any Funding Date occurring within any calendar year, the amounts in the Project Revenue Fund are not sufficient to make all of the deposits in the Operating Fund, the Debt Service Fund, the Debt Service Reserve Fund, the Property Tax Fund, the Overhaul Fund and the other funds established pursuant to the Depositary Agreement required to be made on such Funding Date and to make the other payments contemplated by Sections 3.1(b)(ii), (iii),
(iv) and (v) of the Depositary Agreement, then, not less than sixty (60) days prior to the beginning of the next succeeding fiscal year (or if such Funding Date shall occur within such 60-day period, then no later than 60 days after such Funding Date), the Partnership shall prepare an Operating Plan and Operating Budget for such succeeding fiscal year and submit the Operating Plan and Operating Budget to the Independent Engineer for its approval. Within fifteen (15) days after its receipt of the Operating Plan and Operating Budget, the Independent Engineer shall approve the same or notify the Partnership of the amendments that it wishes to make and the reasons therefor. If the Independent Engineer requests an amendment, the Partnership and the Independent Engineer shall endeavor in good faith to agree upon an Operating Plan and an Operating Budget within 15 days after receipt by the Partnership of the Independent Engineer's notification that it desires an amendment. If no agreement is reached within such 15-day period, the Operating Plan and Operating Budget, as amended by the Independent Engineer, shall constitute the Operating Plan and Operating Budget.

     Section 6.15 Further Assurances; Opinions of Counsel. (a) The Partnership and the Company shall take or cause to be taken all action reasonably required to maintain and preserve the Lien in favor of the Collateral Agent provided for in the Collateral Documents. The Partnership and the Company shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to the Liens granted in the Collateral Documents) reasonably required to maintain and preserve the Lien in favor of the Collateral Agent provided for in the Collateral Documents.

     (b) Promptly after the execution and delivery of this Indenture and of each Series Supplemental Indenture or other supplemental indenture or other instrument of further assurance, the Company and the Partnership shall furnish to the Trustee such Opinion or Opinions of Counsel stating that, in the opinion of such counsel, this Indenture and all such Series Supplemental Indentures, other supplemental indentures and other instruments of further assurance have been properly recorded, registered and filed to the extent necessary to establish, maintain, protect, perfect and continue the perfection of the Lien intended to be created by the Collateral Documents, and reciting the details of such action or referral to prior opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Collateral Agent for the benefit of the Secured Parties, or stating that, in the opinion of such counsel, no such action is necessary to establish, maintain, protect, perfect and continue the perfection of such Lien and security interest.

     (c) (i) On or before each anniversary of the Closing Date and (ii) at any other time as the Collateral Agent may reasonably request in writing, including, but not limited to, in connection with a change or amendment in the Laws affecting any Lien created by the Collateral Documents, the Company and the Partnership shall furnish to the Collateral Agent such Opinion or Opinions of Counsel as the Collateral Agent may reasonably request in writing (on or prior to the date ninety (90) days prior to each of the dates referred to in clause (i) above in the case of said clause
(i)) either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Collateral Documents and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien created by the Collateral
Documents and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of the Collateral Documents and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien created by the Collateral Documents at least until the next regularly scheduled date set forth in clause (i) above on which an Opinion of Counsel may be required to be delivered pursuant to this Section 6.15(c).

     Section 6.16 Debt. (a) The Partnership shall not create or incur or suffer to exist any Debt except:

          (i)  the Initial Bonds, the Loans, the Partnership
     Guarantees, the Partnership Notes or Debt arising under the other Project Agreements and the Escrow Deposit
     Agreement;

          (ii) purchase money or Capital Lease obligations incurred to finance assets of the Project that are readily replaceable personal property with a principal amount and capitalized portion not exceeding $1,000,000 in the aggregate outstanding at any time;

          (iii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business of operating or maintaining the Project on customary terms, so long as such trade accounts are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;

          (iv) Debt under a Credit Bank Working Capital Agreement and Credit Bank Reimbursement Agreement, so long as after giving effect to such additional Debt, the aggregate principal amount of such Debt outstanding (excluding the VEPCO Reimbursement Agreement and the Debt referred to in clause (x) of this Section 6.17(a)) shall not exceed $12,000,000 and then minimum (or the lowest) of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.5:1 and the average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.75:1; provided, however, that, if such Debt is to be secured by the Collateral, the Credit Banks under the Credit Bank Working Capital Agreement (or an agent for such Credit Banks) or the Credit Bank Reimbursement Agreement (or an agent for such Credit Banks), as the case may be, shall have executed and delivered a counterpart of the Intercreditor Agreement and been designated a "Secured Party" and the Partnership shall have executed and delivered an Additional Mortgage, if applicable, with respect to such Debt;

          (v) Debt (including, without limitation, Bonds) incurred to finance enhancements or modifications to the Project (which may include, without limitation, a distilled water facility or other thermal operation), provided, that (A) the proceeds of such Debt are used for enhancements or modifications to the Project, (B) such proceeds are deposited with the Depositary Agent by the Partnership in accordance with Section 3.1 of the Depositary Agreement, (C) the holders of such Debt or their agent shall execute a counterpart to the Intercreditor Agreement and be designated as a "Secured Party", (D) the Partnership certifies to the Trustee in an Officer's Certificate of the Partnership that (1) no event or condition has occurred and is continuing which constitutes a Default or Event of Default, (2) there are no Liens other than Permitted Liens, as evidenced by a title search report and a UCC financing statement search report provided to the Trustee and (3) the Partnership has obtained the title insurance required by Section 6.4(a)(viii) with respect to such Debt, and
     (E)(1) in the case of such enhancements or modifications to the Project required to comply with any applicable Law, to obtain, maintain or comply with the terms and conditions of, any Governmental Approval necessary for the Partnership to conduct its business pursuant to the Project Documents and the Non-Material Agreements or any approval required to construct the enhancement or modification or to permit the Project to maintain its certification as a Qualifying Facility, after giving effect to the issuance of such Debt, the minimum (or lowest) and the average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.2:1 and the Independent Engineer confirms in writing the estimates of the cost of the proposed enhancements or modifications and (2) in the case of enhancements or modifications to the Project other than those described in clause (E)(l) above, after giving effect to the issuance of such Debt, the minimum (or lowest) of the Annual Projected Debt Service Coverage Ratios (after giving effect to the projected revenues from or related expenses of the proposed enhancements or modifications) will be equal to or exceed 1.5:1 and the average of the Annual Projected Debt Service Coverage Ratios (after giving effect to the projected revenues from or related expenses of the proposed enhancements or modifications) for the remaining term of the Bonds will be equal to or exceed 1.75:1, and the Independent Engineer confirms in writing the estimates of the cost of the proposed enhancements or modifications to the Project; provided, further, that the Partnership shall have executed and delivered an Additional Mortgage with respect to such Debt and the lender of such Additional Permitted Debt (or an agent or trustee on behalf of such lender) shall have executed and delivered a counterpart of the Intercreditor Agreement and been designated a "Secured Party";

          (vi) Debt constituting Loans from the Company of the proceeds of the Additional Permitted Debt of the Company;

          (vii) Interest Rate Protection Agreements entered into with a Permitted Counterparty in connection with the Additional Permitted Debt of the Partnership,
     provided   that,   if  the  Interest  Rate   Protection
     Agreement is to be secured by the Collateral, the Permitted Counterparty under any such Interest Rate Protection Agreement shall have executed and delivered a counterpart of the Intercreditor Agreement and been designated a "Secured Party" and the Partnership shall have executed and delivered an Additional Mortgage, if applicable, with respect to such Debt;

          (viii)  Guaranties  permitted in  accordance  with
     Section 6.18;

          (ix) unsecured Debt not to exceed an aggregate principal amount of $10,000,000 outstanding at any time, the proceeds of which are applied to the payment of enhancements and modifications to the Project or which Debt represents unsecured Loans from the Partners which, in either case, is subordinated to the Bonds on terms substantially the same as those set forth in Schedule 6.16; or

          (x) Debt consisting of the obligation to reimburse NationsBank of Texas, N.A. for any draws on a letter of credit issued pursuant to a Letter of Credit and
     Reimbursement Agreement, dated July 31, 1996, between the Partnership and NationsBank of Texas, N.A. and obligations under the forward purchase contract entered into in connection with such Letter of Credit and Reimbursement Agreement.

     (b) The Company shall not create or incur or suffer to exist any Debt except:

          (i) the Bonds; or

          (ii) Debt (including, without limitation, Bonds) incurred to finance enhancements or modifications of the Project meeting the criteria set forth in Section 6.16(a)(v) above, provided, however, that the proceeds of such Debt are loaned to the Partnership to pay the costs of such enhancements or modifications; and
     provided, further, that the Partnership shall have executed and delivered an Additional Mortgage and a Partnership Guarantee with respect to such Debt and the lender of such Additional Permitted Debt (or an agent or trustee for such lenders) shall have executed and delivered a counterpart of the Intercreditor Agreement and been designated a "Secured Party" pursuant to the Designation Letter.

     Section 6.17 Liens. Neither the Partnership nor the Company shall create or suffer to exist or permit any Lien upon or with respect to any of their respective properties (including the Collateral), except for the following, which collectively shall constitute "Permitted Liens":

          (a) Liens specifically permitted or required by, or created by, this Indenture or any Collateral Document;

          (b) with respect to the Partnership, Liens on the Collateral with respect to Debt permitted pursuant to Sections 6.16(a)(i), (iv), (v), (vi) and (vii);

          (c)   Liens  on  the  assets  referred  to  in  Section
     6.16(a)(ii) with respect to Debt permitted by such Section;

          (d)   with  respect  to  the  Company,  Liens  on   the
     Collateral with respect to Debt permitted pursuant to Sections 6.16(b);

          (e) Liens for taxes which are either not yet due, are due but payable without penalty or are the subject of a Good
     Faith Contest by the Partnership or the Company;

          (f) any exceptions to title which are contained in the Title Policy delivered to the Collateral Agent;

          (g) Liens in connection with workmen's compensation, unemployment insurance or other social security or pension obligations;

          (h) mechanic's, workmen's, materialmen's, construction or other like Liens arising in the ordinary course of business or incident to the construction, repair or restoration of the Project (i) in respect of obligations which are not yet due or which are the subject of a Good
     Faith Contest or (ii) which are subject in full to Bonding Arrangements or fully insured by the Title Policy;

          (i) deposits or pledges to secure statutory obligations or appeals; releases of attachments, stays of execution or injunctions; performance bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business;

          (j) The Bibb Company's rights as a lessor of the Site under the Site Lease;

          (k)   Permitted   Encumbrances  (as  defined   in   the
     Mortgages);

          (l) the right of first refusal in favor of VEPCO under the VEPCO Power Purchase Agreement;

          (m)  the  right of first refusal in favor of  The  Bibb
     Company under the Steam Sales Agreement;

          (n)   the   option  of  North  Carolina   Natural   Gas
     Corporation  to  purchase the Pipeline  under  the  Pipeline
     Operating Agreement;

          (o) judgment Liens, so long as (i) such judgment shall have been duly stayed, fully bonded or discharged prior to the earlier of the commencement of proceedings for the enforcement thereof or 60 days after such Lien attached,
     (ii) such judgment shall have been discharged before the expiration of any such stay and (iii) such proceedings could not reasonably be expected to have a Material Adverse Effect;

          (p) Liens for utilities or similar purposes, provided that any such Lien could not reasonably be expected to have a Material Adverse Effect; and

          (q) the cash flow participation interest held by NNW, Inc. (formerly known as Nova Northwest, Inc.) in certain distributions from (but not any property of) the Partnership as set forth in the Credit, Term Loan and Security Agreement, dated as of August 31, 1993, among Panda Energy Corporation, Panda-Rosemary Corporation and PRC II Corporation, as borrowers, and Nova Northwest, Inc., as lender.

     Neither this Section 6.17 nor any other provision of this Indenture shall restrict or otherwise affect the rights of the Partners (or any parent of the Partners) to assign, pledge, create a security interest in, or otherwise encumber, their rights to receive distributions from the Partnership Distribution Fund or to the moneys distributed from the Distribution Fund in accordance with Section 6.22, but no such encumbrance shall attach to moneys that are on deposit in the Partnership Distribution Fund or any other funds established pursuant to the Depositary Agreement, which have been pledged pursuant to the Depositary Agreement to secure the Bonds and other Secured Obligations. In the event of any conflict between any provision of the Indenture and the preceding sentence, the latter shall control.

     Section 6.18 Guaranties. (a) The Partnership shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guaranty except:

          (i) the Partnership Guarantees;

          (ii) Guaranties arising in the ordinary course of business in an amount not to exceed $1,000,000 in the aggregate;

          (iii) indemnities or similar obligations with respect to unfiled materialmen's, mechanics, workmen's, repairmen's, employee's or other like Liens arising in the course of construction, repair or restoration of the Project or in the ordinary course of operations or maintenance of the Project;

          (iv) (A) indemnities, Guaranties for obligations other than Debt or similar obligations, each as provided under or required by the Project Documents and any contract or undertaking entered into in connection with Debt permitted under Section 6.16 and (B) such additional indemnities, Guaranties or similar obligations, each as provided under or required by the Project Agreements after the Closing Date, provided that such indemnity, Guaranty, or similar obligation could not reasonably be expected to have a Material Adverse Effect (assuming such indemnity, Guaranty or similar obligation is computed at the amount thereof which would reasonably be expected to become due and payable);

          (v) indemnities or similar obligations to federal, state or local governmental agencies or authorities relating to any expenses incurred that are incidental to obtaining easements, rights of way or other approvals for the benefit of the Project; and

          (vi) surety bonds, performance bonds or similar arrangements with third-party sureties or indemnitors or similar Persons ("Bonding Arrangements"); provided, that the aggregate exposure of the Partnership and the Company in connection with all Bonding Arrangements shall not exceed $5,000,000.

     (b) The Company shall not contingently or otherwise be or become liable directly or indirectly in connection with any Guaranty except indemnities or similar obligations in connection with Debt permitted under Section 6.16(b).

     Section 6.19 Prohibition on Disposition of Assets. Except as permitted pursuant to this Indenture or the Collateral Documents, neither the Partnership nor the Company shall lease (as lessor) or Transfer (as transferor) any property or assets except (i) in the ordinary course of business, to the extent that
(A) such property is worn out or no longer useful or usable in connection with the operation of the Project and such property is replaced by property having a fair market value equal to or greater than the fair market value of the property being leased or Transferred or (B) such lease or Transfer is required to comply with any applicable Law, to obtain, maintain or comply with the terms and conditions of, any Governmental Approval necessary for the Partnership to conduct its business pursuant to the Project Documents or to maintain the Project's certification as a Qualifying Facility, (ii) the sale of natural gas or rights to the supply, transportation and storage of natural gas under any Acceptable Fuel Management Contracts, the Gas Supply Contracts, the Gas Transportation Contracts and the Fuel Supply Management Agreement, (iii) the sale of electricity and steam under and in accordance with the Project Agreements and the Non-Material Agreements or (iv) subject to the provisions of the Collateral Documents, property with a fair market value not in excess of (A) $3,000,000 in the aggregate in any one calendar year or (B) with respect to any single item of property, $1,000,000, provided that the Partnership certifies to the Collateral Agent in an Officer's Certificate of the Partnership that such lease or Transfer could not reasonably be expected to have a Material Adverse Effect. The Partnership shall not
Transfer all or any portion of its ownership interest in the Company except pursuant to the Collateral Documents.

     Section 6.20 Amendments. (a) Except as permitted in connection with any extension of the term of a Gas Contract or any termination of a Gas Supply Contract in connection with a
Replacement Gas Contract pursuant to Section 6.22(d) or any termination, amendment or modification of a Gas Transportation
Contract in connection with Replacement Gas Transportation Activities or a Transportation Service Conversion, the Partnership may terminate, amend or modify any Project Agreement to which it is a party only if:

          (i)  except  as a result of an event described  in
     Section 6.20(a)(iii), either (A) such termination, amendment or modification will not materially adversely change the pricing (or other payment) or volume provisions or reduce the duration of any of the Gas Supply Contracts, the Power Purchase Agreement, a Firm Gas Transportation Contract, the Steam Sales Agreement, the Interconnection Agreement or the Fuel Supply Management Agreement, as certified by an Authorized Representative of the Partnership to the Trustee and such termination, amendment or modification could not reasonably be expected to have a Material Adverse Effect, or (B) such termination, amendment or modification will materially change the pricing (or other payment) or volume provisions or reduce the duration of any of the Gas Supply Contracts, the Power Purchase Agreement, a Firm Gas Transportation Contract, the Steam Sales Agreement, the Interconnection Agreement or the Fuel Supply Management Agreement but the Independent Engineer (or with respect to the Gas Contracts, the Fuel Supply Management Agreement or the Power Purchase Agreement, the Gas Consultant) confirms in writing to the Trustee that such termination, amendment or modification could not reasonably be expected to have a Material Adverse Effect; or

          (ii)     an  Authorized  Representative   of   the
     Partnership or the Company, as the case may be, certifies to the Trustee, and such certification is concurred with in writing by the Independent Engineer, that after giving effect to such proposed termination, amendment or modification, the minimum (or lowest) of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.5:1 and the average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.75:1; or

          (iii)   as  a  result of a change  in  tariffs  or
     similar publicly promulgated rates or terms and conditions of service approved by any Governmental Authority which are incorporated by reference into a Project Agreement or as a result of implementation of provisions requiring adjustments to price or volume under, and in accordance with, the terms of Project Agreements; or

          (iv) the termination results from the term of the Project Agreement expiring by its terms; or

          (v) the termination consists of the termination of a Gas Transportation Contract which is not a Firm Gas
     Transportation Contract.

     Additionally, in the case of any termination, amendment or modification of a Project Agreement other than those described in clauses (iii), (iv) and (v) of this Section 6.20(a), an Authorized Representative of the Partnership or the Company, as the case may be, shall certify to the Trustee, and such certification shall be accompanied by an Opinion of Counsel stating, that as a result of such proposed termination, amendment or modification, the Partnership will be able to obtain or maintain, or comply with the terms and conditions of, any Governmental Approval necessary for the Partnership to conduct its business as currently conducted or as proposed to be conducted or to permit the Project to maintain its certification as a Qualifying Facility to the extent required under Section
6.26 of this Indenture.

     (b) If a Non-Material Agreement that is not an Acceptable Fuel Management Agreement is proposed to be amended or modified such that the Partnership could reasonably be expected to have monetary obligations in excess of $500,000 under such agreement or related agreements, prior to entering into such amendment or modification, the Partnership shall certify and the Independent Engineer shall confirm in writing to the Trustee that such amendment or modification could not reasonably be expected to have a Material Adverse Effect. Furthermore, if a Non-Material Agreement is amended or modified such that the Partnership could reasonably be expected to have monetary obligations in excess of $1,000,000 under such agreement or related agreements, such Non-Material Agreement shall constitute a Project Agreement and the Partnership or the Company shall, upon the effectiveness of such amendment or modification, comply with the provisions of Section 6.20(c) with respect to such Non-Material Agreement as if such Non-Material Agreement were an Additional Contract referred to in
Section 6.20(c).

     (c)  Neither the Partnership nor the Company shall:

           (i) enter into any Additional Contract (except as contemplated by Sections 6.22(d)(Replacement Gas Contracts and Replacement Gas Transportation Contracts) and 8.1(j) (Event of Default-Termination of Project Agreements)), unless (A) an Authorized Representative of the Partnership or the Company, as the case may be, certifies to the Trustee, and such certification is concurred with in writing by the Independent Engineer or the Gas Consultant, as the case may be, that the transactions contemplated by such Additional Contract would not impair the ability of the Partnership or the Company, as the case may be, to perform its obligations under the other Project Agreements and that either (i) such Additional Contract could not reasonably be expected to have a Material Adverse Effect or (ii) after giving effect to such Additional Contract, the minimum (or lowest) of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.5:1 and the average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds will be equal to or exceed 1.75:1, and (B) the Partnership or the Company, as the case may be, furnishes to the Collateral Agent all related Ancillary Documents within a reasonable period, including, to the extent obtained by the Company or the Partnership, using commercially reasonable efforts, a Consent and/or an Opinion of Counsel covering the substance of the matters described in Schedule 6.20; provided that (x) if after using commercially reasonable efforts the Partnership or the Company is unable to obtain an Opinion of Counsel addressing the matters listed in Part B of Schedule 6.20, then in lieu thereof an officer's certificate of the Project Participant to such Additional Contract certifying such matters may be delivered,(y) if after using commercially reasonable efforts the Partnership or the Company is unable to obtain a Consent, then in lieu thereof the Company or the Partnership may cause such Additional Contract to include provisions pursuant to which the Project Participant consents to the assignment to the Collateral Agent of such Additional Contract as security and such other additional provisions addressing the matters listed in Part A of
     Schedule 6.20, and (z) if the Company or the Partnership, as the case may be, was unable to obtain a Consent or Opinion of Counsel as to the matters of
     Schedule 6.20 or any substitutes therefor, the Company or the Partnership shall deliver an Officer's Certificate of the Company or the Partnership, as the case may be, certifying that after using commercially reasonable efforts it was unable to obtain such Consent or Opinion of Counsel or any substitutes therefor; or

          (ii) assign any of its rights or obligations under any Project Agreement to any other Person, except to the Collateral Agent and except as contemplated by Sections 6.17, 6.19 and 6.21, or through a Capacity Release Arrangement.

      (d) The Partnership and the Company, as the case may be, may amend or modify the interest rate, principal and any other payment terms of any Additional Permitted Debt if (i) such amendment or modification reduces the rate of interest payable, reduces the amounts of principal payable, defers the payment of any interest, principal or such other payments or relates to incidental payments of typical fees or expenses required by the Additional Permitted Debt provider in connection with such permitted amendment or modification or (ii) after giving effect to such amendment or modification, the minimum (or lowest) of the Annual Projected Debt Service Coverage Ratios shall be equal to or exceed 1.5:1 and the average of the Annual Projected Debt Service Coverage Ratios shall be equal to or exceed 1.75:1 and the Partnership or the Company, as the case may be, certifies to the Trustee, and the Independent Engineer confirms in writing to the Trustee, that such amendment or modification could not reasonably be expected to have a Material Adverse Effect.

     Section  6.21    Prohibition  on Fundamental  Changes.   (b)
Neither the Partnership nor the Company shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution, unless contemporaneously, reconstituted) or discontinue its business; provided, that the Partnership may change its form of organization if (i) such change could not reasonably be expected to have a Material Adverse Effect, (ii) the Rating Agencies by letters addressed to the Partnership and delivered to the Trustee confirm that the rating of such agency then in effect for any of the Bonds Outstanding will not be reduced as a result of the Partnership changing its form of organization, (iii) the Partnership delivers to the Trustee an Opinion of Counsel to the effect that such change could not reasonably be expected to have an adverse tax effect on the Holders, (iv) the new entity assumes all obligations of the Partnership, including, without limitation, its obligation under the Project Documents, (v) no event or condition has occurred and is continuing which constitutes a Default or Event of Default and (vi) the Partnership delivers to the Trustee an Officer's Certificate of the Partnership certifying that the conditions described in clauses (i) through (v) have been satisfied.

     (b) Neither the Partnership nor the Company shall (i) acquire, by purchase or otherwise, all or substantially all of the property or assets of, any Person, except in the ordinary course of the business of the Partnership and the Company, (ii) enter into any partnership or joint venture, (iii) make any equity or capital contribution to any Person other than the Company or any Subsidiary created in accordance with clause (iv) below, or (iv) create or acquire any Subsidiary, other than the Company unless (A) such Subsidiary is created for a limited purpose and that can only engage in business permitted for the Partnership or the Company in Section 6.23 (including the ownership and operation of a distilled water or other thermal operation), (B) the capital stock of such Subsidiary and any assets transferred to such Subsidiary are made subject to a Lien in favor of the Collateral Agent, (C) such Subsidiary is prohibited from incurring or suffering to exist Debt (other than Debt of the type permitted under Sections 6.16(a)(ii) and (iii)), Guaranties (other than Guaranties of the type permitted under Sections 6.18(a)(iii), (iv), (v) and (vi)) or Liens (other than Liens of the type permitted under Sections 6.17(e), (f) (solely to the extent such exceptions relate to minor defects in title),
(g),  (h),  (i), (j), (l), (m), (o) and (p)), (D) the minimum  of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds shall be equal to or exceed 1.5:1 and the average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds shall be equal to or exceed 1.75:1, (E) the Independent Engineer confirms in writing to the Partnership and the Trustee that the creation of such Subsidiary could not reasonably be expected to have a Material Adverse Effect, (F) no event or condition has occurred and is continuing which constitutes a Default or Event of Default and (G) the Partnership delivers an Officer's Certificate of the Partnership certifying that the conditions described in clauses (A) through
(F) been have satisfied.

     Section 6.22 Distributions. (a) Except as provided in Sections 3.5(a), 3.9(a) and 3.9(b) of the Depositary Agreement, the Partnership shall not declare or pay any distributions or return any capital to, the Partners, pay any fee to any Partner for management services, or authorize or make any other distribution, payment or delivery of property or cash to the Partners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any partnership or other equity interest of the Partnership now or hereafter outstanding, or any options or warrants issued with respect thereto (other than the redemption of the limited partnership interest in the Partnership owned by Ford Motor Credit Company on the Closing Date), or set
aside any funds for any of the foregoing purposes (all the foregoing being herein referred to as "Distributions") except from, and to the extent of, moneys then on deposit in the Partnership Distribution Fund. Subject to the preceding sentence and the remaining provisions of this Section 6.22, the Partnership may make Distributions on each Funding Date on which each of the following conditions is satisfied:

          (i) amounts deposited in the Interest Account of the Debt Service Fund shall be equal to or greater than the aggregate interest payments due on all of the Bonds and Additional Permitted Debt within the next succeeding six month period;

          (ii) amounts deposited in the Principal Account of the Debt Service Fund shall be equal to or greater than the aggregate principal and premium, if any, payments due on all of the Bonds and Additional Permitted Debt within the next succeeding six month period;

          (iii) amounts deposited in the Debt Service Reserve Fund, together with the aggregate amounts then available to be drawn under any Debt Service Letter of Credit, shall be equal to or greater than the then current Debt Service Reserve Requirement;

          (iv) amounts deposited in the Overhaul Fund shall be equal to or greater than the then current
     Major Maintenance Requirement;

          (v) amounts deposited in the Property Tax Fund shall be equal to or greater than the then current Property Tax
     Requirement;

          (vi) no event or condition has occurred and is continuing which constitutes a Default or an Event of Default;

          (vii) following the loss by the Project of its certification as a Qualifying Facility, if such loss occurred, the Partnership has achieved a permitted alternative utility status; and

          (viii) the Trustee shall have received an Officer's Certificate of the Partnership stating that the conditions described in clauses (i) through (vii) above have been satisfied or if the condition described in clause (vii) above is not satisfied, that the conditions described in the remaining clauses above have been satisfied and setting forth the amount of the requested Distribution and the calculations of the Debt Service Coverage Ratios and Projected Debt Service Coverage Ratio (Three Month) required by clause (b) below.

     (b) Notwithstanding the foregoing, the Partnership may not make Distributions on any Funding Date if (i) the average of the Debt Service Coverage Ratios for the four quarterly payment periods on the Initial Bonds immediately preceding such Funding Date (or, in the case of any Funding Date occurring before the expiration of the fourth quarterly payment period, for the period commencing on the Closing Date and ending on the first day of the month in which such Funding Date occurs) is less than 1.2:1 or
(ii) after giving effect to the Distributions, the average of the Projected Debt Service Coverage Ratios (Three Month) for the current quarterly payment period and the next succeeding three quarterly payment periods is less than 1.2:1; provided, however, that notwithstanding the requirements of the immediately preceding sentence, the Partnership shall be permitted to make distributions to a Partner or Partners in respect of such Partner's Income Tax Deficiency so long as (1) the average of the Debt Service Coverage Ratios for the four quarterly payment periods immediately prior to the Funding Date (or, in the case of any Funding Date occurring before the expiration of the fourth quarterly payment period, for the period commencing on the Closing Date and ending on the first day of the month in which such Funding Date occurs) is equal to at least 1.1:1 and (2) the average of the Projected Debt Service Coverage Ratios (Three
Month) for the current quarterly payment period and the next succeeding three quarterly payment periods is at least 1.1:1. In calculating the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio (Three Month), the proceeds of any delayed opening or business interruption insurance and other payments received for delayed opening or interruption of operations received by the Partnership or credited to its account during the relevant quarterly period shall be subtracted from Project Revenues. If the FERC has issued an order setting a hearing on the reasonableness of the rates under the Power Purchase Agreements, in calculating the Projected Debt Service Coverage Ratio (Three Month) there shall be used (A) the rates which the FERC staff sets forth in the preliminary published staff analysis of the appropriate rate level or, (B) if such analysis is not prepared, the rates which a nationally recognized independent accounting firm with a utility consulting group, engaged by the Partnership and acceptable to the Independent Engineer, projects as the appropriate rate level consistent with the then current FERC practice and GAAP.

     (c) If on a Funding Date on which the conditions precedent to a Distribution described in Sections 6.22(a) and (b) above and any other conditions to Distributions under any other Financing Document are satisfied except the conditions in Section 6.22(a)(vi), 6.22(a)(vii) or 6.22(b) above or any other condition to Distributions under any other Financing Document that is not a condition for Distributions under the Indenture, then on any day thereafter on which all such outstanding conditions are satisfied and the Trustee and the Depositary Agent have received an Officer's Certificate of the Partnership certifying (i) that the conditions in Sections 6.22(a)(vi), 6.22(a)(vii), and 6.22(b) (computed as of the date of such Officer's Certificate) and such other conditions to Distributions set forth in the other Financing Documents are satisfied and (ii) that no other event or condition has occurred and is continuing which constitutes a Default or Event of Default, the Partnership may take
Distributions from the Suspension Sub-Fund in the amount that would have been made on such Funding Date had all conditions precedent to the Distribution been satisfied on such date.

     (d) The Partnership shall not make any Distributions to the Partners after November 30, 2005 unless (i) each of the Gas Supply Contracts and Firm Gas Transportation Contracts has been extended on substantially the same terms and conditions (including any amendments or modifications permitted by Section 6.20) to have an expiration date no earlier than the longest Stated Maturity of the Initial Bonds as certified by the
Partnership to the Trustee and concurred with in writing by the Gas Consultant, (ii) any Gas Purchase Contract or Firm Gas Transportation Contract not extended as provided in clause (i) shall have been extended to have an expiration date no earlier than the longest Stated Maturity of the Initial Bonds as certified by the Partnership to the Trustee and concurred with in writing by the Gas Consultant upon terms and conditions as amended or modified otherwise than as permitted by Section 6.20 and the Rating Agencies by letters addressed to the Partnership and delivered to the Trustee confirm that the then-current rating of such agency then in effect for any of the Bonds Outstanding will not be reduced as a result of the Partnership so amending or modifying such Gas Supply Contract or Firm Gas Transportation
Contract, or (iii) any Gas Supply Contract or Firm Gas Transportation Contract not extended as provided in clause (i) or
(ii) shall have been replaced with a Replacement Gas Contract or a Replacement Gas Transportation Contract or, in the case of gas transportation, a gas transportation plan the assumptions for which are certified as reasonable by the Gas Consultant, provided that (A) the Partnership certifies to the Trustee in an Officer's Certificate concurred with in writing by the Independent Engineer or the Gas Consultant (in the case of a gas transportation plan) that the effect of any Replacement Gas Contract, Replacement Gas Transportation Contract or gas transportation plan, as the case may be, would not reduce the average of the Annual Projected Debt Service Coverage Ratios (taking into account the terms of such Replacement Gas Contract, Replacement Gas Transportation Contract or gas transportation plan, as the case may be) for the remaining term of the Bonds below 1.2:1 (the "Coverage Test") and (B) (x) the Rating Agencies by letters addressed to the Partnership and delivered to the Trustee confirm that the then-current rating of such agency then in effect for any of the Bonds Outstanding will not be reduced as a result of the Partnership entering into the Replacement Gas Contract, Replacement Gas Transportation Contract or gas transportation plan, as the case may be, or (y) in the case of a Replacement Gas Contract, Replacement Gas Transportation Contract or gas transportation plan, as the case may be, that does not take effect immediately after expiration or termination of the Gas Purchase Contract or the Firm Gas Transportation Contract that is to be replaced, the Rating Agencies by letters addressed to the Partnership and delivered to the Trustee confirm that the rating of such agency in effect for any of the Bonds Outstanding at the time the Gas Purchase Contract or the Firm Gas Transportation Contract expires or terminates will not be reduced as a result of the Partnership entering into the Replacement Gas Contract, the Replacement Gas Transportation Contract or gas transportation plan, as the case may be. If none of the conditions set forth in clause (i), (ii) or (iii) above have been satisfied as of November 30, 2005, no Distributions shall be made until such time as the conditions described in clause (i), (ii) or (iii) above have been met.

     Section 6.23 Nature of Business. The Partnership shall not engage in any business other than owning its interest in the Company and the development, acquisition, construction, ownership, operation, administration, maintenance and financing of the Project as contemplated by the Project Documents and the Non-Material Agreements to which either the Partnership or the Company is a party. The Company shall not engage in any business other than the financing of the Project through, among other things, issuance of the Bonds and the issuance of the Additional Permitted Debt.

     Section 6.24 Plans. With respect to any employee benefit plan (including, without limitation, any employee benefit plan of a Commonly Controlled Entity) as to which the Partnership or the Company may have liability, (a) in the event there exists an Insufficiency with respect to such plan which could result in a material liability to the Partnership or the Company, no steps shall be taken by the Company or the Partnership to terminate such plan, such plan shall not be terminated, neither the Partnership nor the Company shall withdraw from or institute steps to withdraw from such plan and no Reportable Event (as defined in Section 4043 of ERISA) with respect to such plan shall occur, (b) neither the Partnership nor the Company shall permit a lien under Section 302(f) of ERISA or Section 412 of the Code,
(c) with respect to any such plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), neither the Partnership nor the Company shall incur withdrawal liability to such plan which, when aggregated with the present value of all other amounts required to be paid to multiemployer plans in connection with withdrawal liabilities (determined as of the date of notification of withdrawal liability), exceeds $500,000 in the aggregate or requires payments exceeding $500,000 per year in the aggregate and (d) neither the Partnership nor the Company shall permit any event or events to exist or transaction to occur with respect to any such plan or plans which individually or in the aggregate could result a material liability to the Partnership or the Company.

     Section 6.25 Transactions with Affiliates. Neither the Partnership nor the Company shall make loans or advances to, or investments in, any other entities or enter into any transaction or arrangement, whether or not in the ordinary course of business, with any Partner or other Affiliate that is not on terms and conditions at least as favorable as would be obtained in a comparable arm's-length transaction with a Person other than a Partner or other Affiliate except that the Partnership and the Company, as the case way be, may perform its obligations under and engage in the transactions contemplated by the Project Documents and Non-Material Agreements.

     Section 6.26 Governmental Regulation. (a) Except as provided in Sections 6.26(b), (c) or (d), neither the Partnership nor the Company shall be, as a result of the construction, ownership, operation or maintenance of the Project or the performance of their respective obligations under the Project Documents or Non-Material Agreements, subject to regulation by any Governmental Authority having jurisdiction (i) under PUHCA as a "public-utility company" or an "affiliate" or "subsidiary company" or a "holding company" or a "registered holding company" or of a company subject to registration under PUHCA, (ii) under the FPA, other than as contemplated by 18 C.F.R. 292.601, (iii) as a "gas corporation," "steam corporation," "electric corporation," "utility corporation" or "public utility corporation" under any law of the State of North Carolina or the equivalent under the applicable laws of any state relating to public utilities and/or public service corporations, (iv) except with respect to the resale or transportation of natural gas in interstate commerce, or the release of firm capacity rights held by the Partnership on an interstate pipeline, as a "natural gas company" under the Natural Gas Act of 1938, as amended, or (v) under any other similar federal or state law regulating the generation, transmission or sale of electricity under which the Partnership or the Company would be deemed to be the generator, transmitter or seller of such electricity (including, but not limited to, treatment as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar entity under an existing law or an "affiliate" or "subsidiary company" of a "registered holding company").

     (b) The Project shall maintain its certification as a Qualifying Facility; provided, however, that it shall not be deemed a breach of this covenant if the Project involuntarily loses its certification as a Qualifying Facility (and if as a result thereof the Partnership and the Company would become subject to regulation not permitted by Section 6.26(a)), if (i) on the day the loss of Qualifying Facility status becomes effective, if such loss can reasonably be anticipated, or within the next succeeding five Business Days if such loss cannot reasonably be anticipated, the Partnership shall have made a filing at the FERC to qualify as an exempt wholesale generator within the meaning of Section 32(a)(2) of PUHCA ("Exempt Wholesale Generator") and the Partnership shall have ceased making any retail electric sales as necessary to obtain Exempt Wholesale Generator status until such time as the Partnership shall have received the approvals required by clause (ii)(A) below or regained Qualifying Facility status and (ii) within 360 days of such loss of certification either (A)(1) all requisite Governmental Approvals necessary for the Partnership to own, operate and maintain the Project and perform its obligations under the VEPCO Power Purchase Agreement and the other Project Documents then in effect (after giving effect to such loss of certification) have been duly obtained or made, were validly issued, are in full force and effect (which Governmental Approvals shall include, unless the Partnership is otherwise exempt from regulation under PUHCA, the Governmental Approvals contemplated by Section 6.26(c) below), (2) the Partnership shall have delivered an Opinion of Counsel satisfactory to the Trustee that all such requisite Governmental Approvals have been duly obtained or made, were validly issued, are in full force and effect, (3) Project Revenues under the Project Documents then in effect (after giving effect to such loss of certification) are sufficient to maintain a minimum and an average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds equal to or exceeding 1.2:1 and (4) the Partnership shall have filed with the Trustee an Independent Engineer's Certificate, dated the date of filing, verifying the occurrence of the matters described in clause (3) or (B)(1) the Partnership shall have restored the Project's certification as a Qualifying Facility and shall be in compliance with Section 6.26(a), (2) the Partnership shall have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee that the Project is a Qualifying Facility and that the Partnership is in compliance with Section 6.26(a) and (3) the Partnership shall have demonstrated that the Partnership has regained the right to the contract rate under the VEPCO Power Purchase Agreement chargeable prior to the Project's loss of certification as a Qualifying Facility, as evidenced by the written acknowledgment of the Power Purchasers or the payment by the Power Purchasers of such contract rate or as otherwise evidenced to the reasonable satisfaction of the Trustee.

     (c) Prior to becoming subject to regulation under PUHCA as a "public utility company" or an "affiliate" or "subsidiary company" of a "registered holding company" or of a company subject to registration under PUHCA, (i) all requisite Governmental Approvals under PUHCA for the Partnership to conduct its business as then being conducted or proposed to be conducted in accordance with the Project Documents and to continue the Project Documents in full force and effect and to permit the exercise by the Secured Parties of the remedies permitted under the Project Documents without further action or approval by any Governmental Authority shall have been duly obtained or made, be validly issued, be in full force and effect and Final Determinations shall have been made thereon, (ii) all requisite Governmental Approvals under PUHCA for each of the Partners to hold its partnership interest in the Partnership and to permit it to take any action required under the Project Documents have been duly obtained or made, were validly issued, are in full force and effect and a Final Determination have been made thereon and (iii) the Partnership shall have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee that all requisite Governmental Approvals under PUHCA as described in clauses (i) and (ii) above have been duly obtained or made, were validly issued, are in full force and effect and Final Determinations have been made thereon.

     (d) Except as provided in Sections 6.26(b) or (c), prior to becoming subject to regulation not otherwise permitted pursuant to Section 6.26(a), (i) all requisite Governmental Approvals necessary for the Partnership to own, operate and maintain the Project and perform its obligations under the Project Documents then in effect (after giving effect to such additional regulation) shall have been duly obtained or made, be validly issued, be in full force and effect and Final Determinations shall have been made thereon, (ii) the Partnership shall have delivered an Opinion of Counsel satisfactory to the Trustee that all such requisite Governmental Approvals have been duly obtained or made, were validly issued, are in full force and effect and Final Determinations have been made thereon, (iii) the estimated Project Revenues under the Project Documents then in effect (after giving effect to such additional regulation) shall be sufficient to maintain a minimum of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds equal to or exceeding 1.5:1 and an average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds equal to or exceeding 1.75:1 and (iv) the Partnership shall have filed with the Trustee an Independent Engineer's Certificate, dated the date of filing, verifying the occurrence of the matters described in clause (iii).

     Section 6.27 Letters of Credit. At least sixty (60) days before the expiration date of any letter of credit issued under the Credit Bank Reimbursement Agreement to a Project Participant in connection with any Project Agreement, the Partnership and the Company shall use commercially reasonable efforts to cause the issuer of the expiring letter of credit to extend or renew such letter of credit or shall use commercially reasonable efforts to replace such letter of credit by another letter of credit in an amount equal to the maximum amount available to be drawn under the expiring letter of credit.

     Section 6.28 Rule 144A Information. So long as any of the Bonds are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act or, if earlier, until three years after the date such Bonds were originally issued, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will furnish to holders of the Bonds and prospective purchasers of Bonds designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Bonds.

     Section 6.29 Site Taxes. (a) The Partnership shall use its best efforts to (i) cause the Site to be replatted, as promptly as practicable after the Closing Date, as a parcel separate and distinct, for tax assessment purposes, from the real property of The Bibb Company which includes, or is contiguous to, the Site, or (ii) obtain, as soon as practicable after the Closing Date, a nondisturbance agreement from each taxing authority that assesses or collects real property taxes on such real property in which such taxing authority covenants that (A) in the event of the foreclosure of any Lien arising from the failure to pay such real property taxes, it will not disturb the Site Lease and (B) before any such foreclosure, it shall first notify the Partnership and provide an opportunity to the Partnership to discharge such Lien.

     (b) Upon the occurrence of either of the events described in clause (i) or (ii) of the preceding Section 6.29(a), the Partnership shall deliver to the Collateral Agent and the Depositary Agent an Officer's Certificate stating that such event shall have occurred, together with appropriate evidence of the applicable replatting or an executed copy of the nondisturbance agreement. Prior to the delivery of such Officer's Certificate, the Partnership shall also deliver to the Collateral Agent and the Depositary Agent any notification or other written communication it may receive from a tax authority or The Bibb Company concerning the assessment of, or failure to pay, real property taxes on the real property of The Bibb Company referred to in such clauses promptly after receipt of such notification or other written communication.

                           ARTICLE 7

                      REDEMPTION OF BONDS

     Section 7.1 Applicability of Article. Bonds of any series that are subject to redemption before their Stated Maturity (or, if the principal of the Bonds of any series is payable in installments, the Stated Maturity of the final installment of the principal thereof) shall be redeemed in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture creating such series) in accordance with this Article 7.

     Section  7.2  Election or Requirement to Redeem;  Notice  to
Trustee.   The election or requirement of the Company  to  redeem
any Bonds shall be evidenced by a Company Order. If the Company determines or is required to redeem any Bonds, the Company shall, at least fifteen (15) days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to
Section  7.4  hereof  (unless a shorter notice  period  shall  be satisfactory to the Trustee), deliver to the Trustee and the Depositary Agent a Company Order specifying the date on which such redemption shall occur (the "Redemption Date") as determined in accordance with this Article 7, the series and principal amount of Bonds to be redeemed and evidence satisfactory to the Trustee that the moneys necessary for such redemption will be delivered to the Trustee by the Business Day prior to the Redemption Date. In the case of a redemption pursuant to Section 7.3(c) or 7.3(d), such Company Order shall be accompanied by an Officer's Certificate of the Partnership as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such Company Order were the date of the redemption), setting forth the details of such computation. Upon receipt of any such Company Order, the Trustee shall establish a non interest bearing special purpose trust fund (the "Redemption Fund") into which shall be deposited by the Partnership, the Company or the Depositary Agent, as the case may be, not later than one Business Day prior to the Redemption Date, immediately available amounts to be held by the Trustee and applied to the redemption of such Bonds. As collateral security for the prompt and complete payment and performance when due of all their respective obligations with respect to the Bonds and under this
Indenture,   the  Partnership  and  the  Company  have   pledged,
assigned, hypothecated and transferred to the Trustee for the benefit of the Holders a Lien on and security interest in to the Redemption Fund. The Redemption Fund shall at all times be in the exclusive possession of, and under the exclusive domain and control of, the Trustee. In the case of any redemption of Bonds
(a) prior to the expiration of any restriction on such redemption provided in the terms of such Bonds, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture or (b) pursuant to an election of the Company that is subject to a condition specified in the terms of such Bonds or in the Series
Supplemental  Indenture  relating  thereto,  the  Company   shall
furnish the Trustee with an Officer's Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

     Section 7.3 Mandatory and Optional Redemption; Selection of Bonds to Be Redeemed. (a) Unless otherwise provided in a Series Supplemental Indenture with respect to a particular series of Bonds, all Outstanding Bonds of each series shall be redeemed in whole, but not in part, prior to maturity, at a redemption price equal to the principal amount thereof, together with interest on the principal amount of the Bonds accrued through the Redemption Date, if an Event of Loss, an Event of Eminent Domain or a Title Event shall occur and the Partnership has either (ii) determined in accordance with Section 6.10(d)(i) that the Project cannot be rebuilt, repaired or restored to permit operation of the entire Project on a Commercially Feasible Basis or (ii) determined in accordance with Section 6.10(f) not to rebuild, repair or restore the Project. All Casualty Proceeds, Eminent Domain Proceeds or Title Insurance Proceeds, as the case may be, segregated in the Project Revenue Fund in accordance with Section 3.1(a)(ii) of the Depositary Agreement shall be distributed ratably among the
Secured Parties, pursuant to Section 3.1(a)(iii) of the Depositary Agreement or applied as provided in Section 3.1(a)(iv) of the Depositary Agreement, as the case may be. Any such moneys received by the Trustee from the Depositary Agent with respect to such Event of Loss, Event of Eminent Domain or Title Event, as the case may be, shall be applied by the Trustee to the pro rata redemption of the Bonds in whole, but not in part, pursuant to this Article 7. The Redemption Date shall be any date during the ninety (90) day period following the date of the Partnership's determination that (x) the Project cannot be rebuilt, repaired or restored to permit operation of the entire Project or a portion thereof on a Commercially Feasible Basis pursuant to Section 6.10(d)(i) or (y) not to rebuild, repair or restore pursuant to
Section 6.10(f), as the case may be, (taking into account the notice requirements set forth in Section 7.4).

     (b) Unless otherwise provided in a Series Supplemental Indenture with respect to a particular series of Bonds, the Outstanding Bonds of each series shall be redeemed in whole or in part prior to maturity at a redemption price equal to the principal amount thereof, together with interest on the principal amount of the Bonds accrued through the Redemption Date, if an Event of Loss, an Event of Eminent Domain or a Title Event, as
the case may be, shall occur and it has been determined in accordance with Section 6.10(c) that the Project can only be rebuilt, repaired or restored to permit operation of a portion of the Project on a Commercially Feasible Basis and the amount of the Casualty Proceeds, Eminent Domain Proceeds or Title Insurance Proceeds, as the case may be, remaining after the payment of the actual total cost of such rebuilding, repair or restoration allocated to the Trustee for the benefit of the Holders pursuant to Section 3.8(d) of the Depositary Agreement exceeds $500,000. The amount by which all of the Casualty Proceeds, the Eminent Domain Proceeds or the Title Insurance Proceeds, as the case may be, exceeds the actual total cost of rebuilding, repairing or restoring the Project in accordance with Section 6.10(c), shall be distributed ratably among the Secured Parties pursuant to
Section 3.8(d) of the Depositary Agreement. Any such moneys received by the Trustee from the Depositary Agent with respect to such Event of Loss, Event of Eminent Domain or Title Event, as the case may be, shall be applied by the Trustee to the pro rata redemption of the Bonds in whole or in part pursuant to this Article. The Redemption Date shall be any date during the ninety
(90) days period following the date of the delivery of an Officer's Certificate of the Partnership to the Trustee pursuant to Section 3.8(d) of the Depositary Agreement certifying completion of the rebuilding, repair or restoration of the Project (taking into account the notice requirements set forth in Section 7.4).

     (c) The Initial Bonds will be subject to redemption, at the option of the Company, prior to maturity in whole, but not in part, at a redemption price equal to the principal amount of the Initial Bonds to be redeemed, plus the Make-Whole Amount determined for the Redemption Date with respect to such principal amount, together with interest on the principal amount of the Initial Bonds to be redeemed accrued through the Redemption Date, if by November 30, 2005, the Partnership, after exercising commercially reasonable efforts, shall not have satisfied any of the conditions set forth in clauses (i), (ii) and (iii) of
Section 6.22(d) with respect to the extension of the Gas Purchase Contracts and Firm Gas Transportation Contracts or the Partnership's entering into the Replacement Gas Contracts and Replacement Gas Transportation Contracts (or, in the case of gas transportation, a gas transportation plan). The Redemption Date for any such redemption shall be any date selected by the Company during the one year period commencing on January 1, 2006 and ending on December 31, 2006.

     (d) The Initial Bonds will be subject to redemption at the option of the Company, in whole or in part, at any time at a redemption price equal to the principal amount to be redeemed, plus the Make-Whole Amount determined for the Redemption Date with respect to such principal amount, together with interest on the principal amount of Initial Bonds to be redeemed through the Redemption Date.

     (e) Upon any redemption of the Bonds in accordance with this Section 7.3, the scheduled principal amortization of the Bonds shall be reduced by an amount equal to the product of (x) the scheduled principal amortization of the Bonds then in effect multiplied by (y) a fraction, the numerator of which is equal to the principal amount of the Outstanding Bonds to be redeemed and the denominator of which is the principal amount of all Outstanding Bonds immediately prior to such redemption.

     (f) Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series, if less than all the Bonds of such series are to be redeemed pursuant to
Section 7.3(b) or 7.3(d), the Bonds of such series shall be redeemed ratably by the Trustee from the Outstanding Bonds of such series not previously called for redemption in whole.

     (g) For all purposes of this Indenture unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed.

     Section 7.4 Notice of Redemption. Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series to be redeemed, notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Bonds of such series to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date. All notices of redemption shall state:

          (a) the Redemption Date;

          (b) the premium payable on redemption, if any or, in the case of a redemption pursuant to Section 7.3(c) or 7.3(d), the estimated Make-Whole Amount set forth in the Officer's Certificate referred to in Section 7.2;

          (c) if less than all of the Outstanding Bonds of any series are to be redeemed, the portion of the principal amount of each Bond of such series to be redeemed in part, and a statement that, on and after the Redemption Date, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unredeemed principal amount thereof will be issued;

          (d) that on the Redemption Date, interest on the Bonds redeemed will cease to accrue on and after such date;

          (e) the Place or Places of Payment where such Bonds are to be surrendered for payment of the amount in respect of such redemption; and

          (f) that the deposit by the Company, the Partnership or the Depositary Agent, as the case may be, with the Trustee of an amount of immediately available funds to pay the Bonds to be redeemed in full is a condition precedent to the redemption.

     Notice of redemption of Bonds to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee at the expense of the Company. The Trustee shall be given notice of redemption of the Bonds at the time the Company delivers to the Trustee the Company Order relating to such redemption pursuant to Section 7.2 hereof.

     Section 7.5 Bonds Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Bond the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.10.

     Section 7.6 Bonds Redeemed in Part. Any Bond that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Bond, without service charge, a new Bond or Bonds of the same series. of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.

                           ARTICLE 8

                 EVENTS OF DEFAULT AND REMEDIES

     Section 8.1 Events of Default. The term "Event of Default", whenever used herein, shall mean any of the following events
(whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of law, or be pursuant to or in compliance with any applicable Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

     (a) The Company shall fail to pay any interest on any Bond when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, for a period of fifteen (15) days or more;

     (b) The Company shall fail to pay any principal or premium on any Bond when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise; or

     (c) Any representation or warranty made by either the Partnership or the Company herein or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee by or on behalf of either the Partnership or the Company hereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had a Material Adverse Effect and that fact, event or circumstance shall continue to be uncured for thirty (30) or more days after the date the Partnership or the Company, as the case may be, has actual or constructive notice of such inaccuracy; provided that if such fact, event or circumstance is capable of being cured and if the Partnership or the Company commences efforts to cure such fact, event or circumstance within such thirty (30) day period and delivers written notice to the Trustee thereof, the Partnership or the Company may continue to effect such cure of such fact, event or circumstance and such misrepresentation shall not be deemed an "Event of Default" hereunder for an additional sixty (60) days so long as the Partnership or the Company is diligently pursuing the cure; or

     (d) Either the Partnership or the Company shall fail to perform or observe any covenant or agreement contained in (i)
Section 6.2(a) (Maintenance of Existence), 6.16 (Debt), 6.17 (Liens), 6.18 (Guaranties), 6.19 (Disposition of Assets), 6.21 (Fundamental Changes), 6.22 (Distributions) or 6.26 (Governmental Regulation), (ii) Section 6.4(a), (b), (f), (k) and (1) (Insurance) or 6.10 (Eminent Domain) and such failure shall continue uncured for fifteen (15) days or more, or (iii) Section 6.20, (Amendments), 6.23 (Nature of Business) or 6.27 (Letters of Credit) and such failure shall continue uncured for thirty (30) or more days; or

     (e) Either the Partnership or the Company shall fail to perform or observe any of its covenants contained in this Indenture (other than those referred to in Section 8.1(d)) or any Collateral Document to which the Partnership or the Company is a party (other than any such failure subject to the terms of
Section 8.1(k)) and such failure shall continue uncured for thirty (30) or more days; provided that if such failure is capable of being cured and the Partnership or the Company commences efforts to cure such default within such thirty (30) day period, the Partnership or the Company, as the case may be, may continue to effect such cure of the default and such default shall not be deemed an "Event of Default" hereunder for an additional sixty (60) days so long as the Partnership or the Company is diligently pursuing the cure; or

     (f) Either the Partnership or the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the
Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to, bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to any petition filed against such Person in an involuntary case under the Federal Bankruptcy Code, (vii) dissolve (other than a dissolution of the Partnership caused solely by a withdrawal of the General Partner and the conditions set forth in Section 8.1(o) are satisfied) or
(viii) take any corporate or other action for the purpose of effecting any of the foregoing; or

     (g) A proceeding or case shall be commenced without the application or consent of either the Partnership or the Company in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts and (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of ninety (90) or more consecutive days, or any order for relief against such person shall be entered in an involuntary case under the Federal Bankruptcy Code; or

     (h) A final and non-appealable judgment or judgments for the payment of money in excess of $1,000,000 (exclusive of judgment amounts to the extent covered by insurance or indemnity provisions under Project Agreements by third parties) shall be rendered against either the Partnership or the Company, and the same shall remain unpaid, unbonded or unstayed for a period of ninety (90) or more consecutive days; or

     (i) Either the Partnership or the Company shall (i) fail to make any payment in an amount in respect of any Debt under the Credit Working Capital Agreement when due, or fail to make any payment in respect of any Debt incurred under the Credit Bank Reimbursement Agreement due as a result of a drawing under a letter of credit issued thereunder, or fail to make any payment in respect of any Additional Permitted Debt, in each case, with a principal or face amount exceeding $500,000 which it has incurred and which shall remain outstanding when due, which failure continues unwaived beyond any applicable grace period, (ii) fail to perform any obligation in respect of any Debt under the Credit Bank Working Capital Agreement or the Credit Bank Reimbursement Agreement or fail to perform any obligation in respect of any Additional Permitted Debt, in each case, with a principal or face amount exceeding $1,000,000 which it has incurred and which shall remain outstanding, which failure, in each such case, results in the acceleration of the maturity of such Debt (or a requirement to furnish cash collateral in an amount exceeding $1,000,000 in respect of any letters of credit that remains unsatisfied) and such acceleration shall not have been rescinded (or such requirement shall not have been waived) or (iii) fail to perform any obligation in respect of any Debt (other than Debt referred to in clause (i) or (ii) above) with a principal amount exceeding $1,000,000 which it has incurred and which shall remain outstanding if the effect of such failure is to accelerate the maturity of such Debt and such acceleration shall not have been rescinded; or

     (j) Either (i) any Project Agreement shall expire, terminate or at any time for any reason cease to be valid and binding (other than as permitted by Section 6.20) and in full force and effect or any Project Participant shall deny that it has any liability or obligation under any such Project Agreement and such Project Participant ceases performance thereunder and in either case such cessation has had a Material Adverse Effect or
(ii) any Project Participant (other than the Partnership or the Company) shall fail to perform or observe any of its covenants or obligations contained in any of the Project Agreements for a period in excess of the grace period, if any, provided for in such Project Agreements and which failure has had a Material Adverse Effect; provided that neither such event shall be deemed an "Event of Default" hereunder if within 180 days from the occurrence of either such event, the Partnership shall have (A) caused such Project Participant to resume performance in accordance with the relevant Project Agreement or (B) entered into an Additional Contract in substitution therefore which (x) contains, as certified by the Partnership in an Officer's Certificate filed with the Trustee and as confirmed by the Independent Engineer in an Independent Engineer's Certificate filed with the Trustee, substantially equivalent terms and conditions or (y) if such terms and conditions are not available in light of then current circumstances on a commercially reasonable basis (as certified by the Partnership in an Officer's Certificate filed with the Trustee), the Partnership shall, after giving effect to the alternative agreement, maintain a minimum of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds equal to or greater than l.5:l and an average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds equal to or greater than 1.75:1; provided, however, if the Steam Sales Agreement ceases to be valid and binding and in full force and effect or The Bibb Company shall cease performance thereunder or shall fail to perform or observe any covenant or obligation contained therein for a period in excess of the grace period provided for therein, it will not be deemed an Event of Default hereunder unless the Project as a result thereof loses its certification as a Qualifying Facility and such loss is not otherwise permitted by
Section 6.26; provided, further, if any Gas Supply Contract representing less than 25% of the aggregate maximum daily supply obligation of natural gas under all the Gas Supply Contracts in effect immediately prior to such cessation ceases to be valid and binding and in full force and effect or any Project Participant denies that it has any liability under such Gas Supply Contract and ceases performance thereunder or shall fail to perform or observe any covenant or obligation contained therein for a period in excess of the grace period provided for therein and which failure has had a Material Adverse Effect, it will not be deemed an "Event of Default" hereunder if the Project shall maintain at all times a minimum of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds (disregarding such Gas Supply Contract and the related Gas Transportation Contracts, but including an estimate of the cost of purchasing replacement natural gas and transportation) equal to or exceeding 1.5:l and an average of the Annual Projected Debt Service Coverage Ratios for the remaining term of the Bonds (disregarding such Gas Supply Contract and the related Gas Transportation Contracts but including an estimate of the cost of purchasing replacement natural gas and transportation) equal to or exceeding 1.75:1 and so long as (1) the Partnership delivers to the Trustee an Officer's Certificate setting forth the full calculation of the Annual Projected Debt Service Coverage Ratios and the assumptions used in making such calculations and certifying that such ratios equal or exceed the required minimums, accompanied by a certificate of the Gas Consultant concurring with the reasonableness of the assumptions used in making the estimates of the cost of purchasing replacement natural gas and an Independent Engineer's Certificate concurring with the calculation of the Annual Projected Debt Service Coverage Ratios and the assumptions used, and on each monthly anniversary date thereafter, the Partnership delivers to the Trustee an Officer's Certificate setting forth the full calculation of the required Annual Projected Debt Service Coverage Ratios and that the assumptions on which such ratios are based are unchanged and if such assumptions have changed. the Officer's Certificate shall be accompanied by an Independent Engineer's Certificate concurring with the calculation of the Annual Projected Debt Service Coverage Ratios and the reasonableness of such assumptions and
(2) the Partnership is diligently pursuing a Replacement Gas Contract providing for the supply of volumes of natural gas at least equal to the volumes of natural gas provided for under the Gas Supply Contract it would replace and, to the extent necessary, has or is diligently pursuing a Replacement Gas Transportation Contract or other Additional Contract to transport such volumes of natural gas to the Project; or

     (k) The Partnership shall fail to perform or observe any of its material covenants or obligations contained in any of the Project Agreements and such failure shall continue unremedied and unwaived until the end of the applicable grace period, if any, contained in the applicable Project Agreements; provided, however, if the failure to perform or observe the covenants or obligations with respect to the Project Agreements has not resulted in the receipt of a notice of termination of such Project Agreements or otherwise has had a Material Adverse Effect and is capable of being cured and if the Partnership or the Company has commenced efforts to cure such failure within the period provided in this clause (k) and has delivered written notice to the Trustee thereof, then the Partnership or the Company may continue to effect such cure and such failure shall not be deemed an "Event of Default" hereunder for an additional ninety (90) days so long as the Partnership or the Company, as the case may be, is diligently pursuing the cure; or

     (l) Any of the Collateral Documents shall cease to be in full force and effect or any Lien purported to be granted in any Collateral Document shall cease to be a perfected Lien to Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Partnership shall have fifteen (15) days to cure such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or

     (m) The Partners shall amend or modify, or otherwise supplement, any provision of the Partnership Agreement (i) in any manner detrimental to the rights of the Collateral Agent under the Collateral Documents or otherwise adverse to the interests of the Secured Parties or (ii) in any other manner and an Authorized Representative of the Partnership shall be unable to certify in an Officer's Certificate that such amendment, modification or supplement could not reasonably be expected to have a Material Adverse Effect; provided that any amendment, modification or supplement described in clauses (i) and (ii) shall not be deemed an "Event of Default" hereunder if within sixty (60) days from the adoption of such amendment, modification or supplement, the Partners shall have rescinded, nullified or revoked such amendment or modification; or

     (n) Panda Energy International, Inc. shall cease to own directly or indirectly at least 51% of the capital stock of PRC or PRC II Corporation; or

     (o) PRC shall withdraw or be removed as general partner of the Partnership or shall sell, assign, transfer, exchange, grant an option with respect to or otherwise dispose of all or any portion of its general partnership interest in the Partnership to any Person, provided that PRC may withdraw, or be withdrawn or removed, from the Partnership and replaced with another Person acting as general partner if (i) required (A) to comply with applicable Law, (B) to comply with the terms and conditions of any Governmental Approval necessary for the Partnership to conduct its business pursuant to the Project Documents or (C) to maintain the Project's certification as a Qualifying Facility,
(ii) the Collateral Agent receives a pledge of the general partnership interest and capital stock of such replacement general partner and (iii) the Rating Agencies by letters addressed to the Partnership and delivered to the Trustee confirm that the rating of such agency then in effect for any of the Bonds will not be reduced as a result of such replacement.

     Section  8.2 Enforcement of Remedies.  (a)  If one  or  more
Events of Default shall have occurred and be continuing, then:

          (i) in the case of an Event of Default described in Sections 8.1(f) or 8.1(g) (an "Automatic Acceleration Default"), the entire principal amounts of the Bonds Outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Bonds and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

          (ii) in the case of any other Event of Default, the Trustee may and upon the direction of the Holders of no less than 25% in aggregate principal amount of the Outstanding Bonds, the Trustee shall, by notice to the Company (with a copy to the Partnership), declare the entire principal amount of the Bonds outstanding, all interest accrued and unpaid thereon, and all premium, and other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived.

     If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Event of Default within thirty (30) days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Bond, the Trustee may withhold the notice to the Holders if a committee of its trust officers in good faith determines that withholding the notice is in the interest of Holders.

     (b) At any time after the principal of the Bonds shall have become due and payable upon a declared acceleration as provided herein, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay

              (A)    all   overdue   installments    of
          interest on the Bonds,

              (B)   the  principal of and  premium,  if
          any, on any Bonds that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds for late payments of principal or premium,

              (C)   to the extent that payment of  such
          interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Bonds for late payments of interest, and

              (D)     all sums paid or advanced  by
          the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and

          (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 8.7.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 8.3 Specific Remedies. If any Event of Default shall have occurred and be continuing and an acceleration shall have occurred pursuant to Section 8.2, subject to the provisions of Sections 8.2, 8.5 and 8.6, a Responsible Officer of the Trustee shall deliver a notice to the Collateral Agent in accordance with the Intercreditor Agreement and the Trustee may pursue the other remedies specified in Section 8.15.

     Section 8.4 Judicial Proceedings Instituted by Trustee.

     (a) Trustee May Bring Suit. Subject to the terms of the Intercreditor Agreement, if there shall be an Event of Default, then the Trustee, in its own name, and as trustee of an express trust subject to the provisions of Sections 2.14 and 8.2, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Bonds, and may prosecute any such claim or proceeding to judgment or final decree, and, subject to the Intercreditor Agreement with respect to the
Collateral, may enforce any such judgment or final decree and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

     (b) Trustee May Recover Unpaid Debt after Sale of Collateral. Subject to Section 2.14 and the terms of the Intercreditor Agreement, in the case of a sale of the Collateral and of the application of the proceeds of such sale to the payment of the Debt secured by this Indenture, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds, for the benefit of the Holders thereof, and upon any other portion of the Debt remaining unpaid, with interest at the rates specified in the respective Bonds on the over-due principal of and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue installments of interest.

     (c) Recovery of Judgment Does Not Affect Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Collateral, or upon any other property, shall in any manner or to any extent affect any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

     (d) Trustee May File Proofs of Claims; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. Subject to the terms of the Intercreditor Agreement, the Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of overdue principal, premium, if any, or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Bonds or of this indenture) allowed in any equity, receivership, insolvency, bankruptcy liquidation, readjustment, reorganization or any other judicial proceedings relating to the Company or any obligor on the Bonds (within the meaning of the Trust Indenture
Act),  the  creditors  of the Company or any  such  obligor,  the
Collateral  or  any  other property of the Company  or  any  such obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel. Subject to the terms of the Intercreditor Agreement, the Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to (i) make and file in the respective names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Holders against the Company or any such obligor, the Collateral or any other property of the Company or any such obligor allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan or reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder. Any moneys collected by the Trustee under this Section shall be applied as provided in Section 8.11.

     (e) Trustee Need Not Have Possession of Bonds. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Bonds and it shall not be necessary to make any such Holders parties to such proceedings.

     (f) Suit to Be Brought for Ratable Benefit of Holders. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Holders, subject to the provisions of this Indenture.

     (g) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued, or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Partnership and the Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as if no such proceedings had been taken.

     Section 8.5 Holders May Demand Enforcement of Rights by Trustee. If an Event of Default shall have occurred and shall be continuing, the Trustee shall, subject to the terms of the Intercreditor Agreement, upon the written request of the Holders of a majority in aggregate principal amount of the Bonds then Outstanding and upon the offering of indemnity as provided in
Section 9.1(d), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on, the Bonds, or to deliver notice to the Collateral Agent in accordance with the Intercreditor Agreement requesting that the Collateral Agent foreclose under the Collateral Documents or to sell the Collateral under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale granted in the Collateral Documents, or, subject to the terms of the Intercreditor Agreement, take such other appropriate legal, equitable or other remedy, as the Trustee, which may be advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders, or, in case such Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, subject to the terms of the Intercreditor Agreement, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

     Section 8.6 Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducing any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture or the lntercreditor Agreement, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 8.7 Waiver of Past Defaults or Events of Default. The Holders of not less than a majority in aggregate principal amount of the Bonds outstanding may on behalf of the Holders of all Bonds waive any past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or premium, if any, and interest on, or other amounts due under any Bond Outstanding unless theretofore paid in full and (ii) only the Holders of all Bonds Outstanding may waive a Default or Event of Default in respect of a covenant or provision hereof that under Article 12 cannot be modified or amended without the consent of the Holder of each Bond outstanding affected. Upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture or the lntercreditor Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 8.8 Holder May Not Bring Suit Except Under Certain Conditions. A Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

          (a) such Holder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the outstanding Bonds shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee an indemnity as provided in Section 9.1(e);

          (c) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice by a Responsible Officer of the Trustee, request and offer of indemnity;

          (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Bonds; and

          (e) the institution of such suit, action or proceeding is not prohibited by the Intercreditor
     Agreement.

     It is understood and intended that no one or more of the Holders shall have any right in any manner whatever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of the Collateral Documents on any property subject thereto or the rights of the Holders of any other Bonds,
(ii) obtain or seek to obtain priority or preference over any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 8.9 Undertaking to Pay Court Costs. All parties to this Indenture, and each Holder by his acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys, fees, against any party litigant in such suit, action or proceeding having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 8.9 shall not apply to (a) any suit, action or proceeding instituted by the Trustee, (b) any suit, action or proceeding instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Bonds or (c) any suit, action or proceeding instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Bonds, on or after the respective due dates expressed therein.

     Section 8.10 Right of Holders to Receive Payment Not to be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Holder to receive payment of the principal of, and premium, if any, and interest on, such Bond, on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 8.11 Application of Moneys Collected by Trustee. Following the application of funds as provided in the Intercreditor Agreement, any money collected or to be applied by the Trustee pursuant to this Article 8 in respect of the Bonds of a series, together with any other moneys which may then be held by the Trustee under any of the provisions of this Indenture as security for the Bonds of such series (other than moneys at the time required to be held for the payment of specific Bonds of such series at their Stated Maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such moneys on account of principal, premium, if any, or interest, upon presentation of the Outstanding Bonds of such series, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

          FIRST: to the payment of all amounts due the Trustee or any predecessor Trustee under Section 9.5;

          SECOND: in case the unpaid principal amount of the outstanding Bonds of such series or any of them shall not have become due, to the payment of any interest in default, in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Bonds of such series in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the payments of interest then overdue;

          THIRD: in case the unpaid principal amount of a portion of the Outstanding Bonds of such series shall have become due, first to the payment of accrued interest on all Outstanding Bonds of such series in the order of the maturity of the payments thereof, with interest at the respective rates specified in the Bonds of such series for overdue payments of principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) interest then overdue, and next to the payment of the unpaid principal amount of all Bonds of such series then due;

          FOURTH: in case the unpaid principal amount of all the Outstanding Bonds of such series shall have become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Bonds of such series for principal, premium, if any, and interest, together with interest at the respective rates specified in the Bonds of such series for overdue payments on principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) interest then overdue; and

          FIFTH: in case the unpaid principal amount of all the Outstanding Bonds of such series shall have become due, and all of the Outstanding Bonds of such series shall have been fully paid; any surplus then remaining shall be paid to Collateral Agent (to be applied pursuant to the terms and conditions of the Intercreditor Agreement), or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided, however, that all payments in respect of the Bonds of a series to be made pursuant to clauses "SECOND" through "FOURTH" of this Section 8.11 shall be made ratably to the Holders of Bonds of such series entitled thereto, without discrimination or preference, based upon the ratio of the unpaid principal amount of the Bonds of such series in respect of which such payments are to be made held by each such Holder to the unpaid principal amount of all Bonds of such series.

     Section 8.12 Bonds Held by Certain Persons Not to Share in Distribution. Any Bonds known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Company, the Partnership, any Partner, or an Affiliate of any of the foregoing shall not be entitled to share in any payment or distribution provided for in this Article 8 until all Bonds held by other Persons have been indefeasibly paid in full.

     Section  8.13    Waiver  of Appraisement,  Valuation,  Stay,
Right to Marshaling. To the full extent it may lawfully do so, each of the Company and the Partnership, for itself and for any other Person who may claim through or under it, hereby:

          (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension, usury, or redemption laws, now or hereafter in force in any jurisdiction which may delay, prevent or otherwise hinder (i) the performances or enforcement of this Indenture, (ii) the foreclosure of the Collateral Documents, (iii) the sale of any of the Collateral or (iv) the putting of the purchaser or purchasers thereof into possession of such Collateral immediately after the sale thereof;

          (b) waives all benefit or advantage of any such laws;

          (c) consents and agrees that the Collateral may be sold by Collateral Agent as an entirety or in parts;
     and

          (d) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture or the Collateral
     Documents.

     Section 8.14 Remedies Cumulative; Delay or Omission Not a Waiver. Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or to be construed to be a waiver of any default on the part of the Company, or the Partnership or to be an acquiescence therein.

     Section 8.15 The Intercreditor Agreement. Simultaneously with the execution and delivery of this Indenture and the Depositary Agreement, the Trustee shall enter into the Intercreditor Agreement on behalf of itself and all Holders of the Outstanding Bonds and all future Holders of any of the Bonds. All rights, powers and remedies available to the Trustee and the Holders of the Outstanding Bonds, and all future Holders of any of the Bonds, with respect to the Collateral, or otherwise pursuant to the Collateral Documents, shall be subject to the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern control.

     Section 8.16 The Depositary Agreement. On the Closing Date, the Collateral Agent shall enter into the Depositary Agreement on behalf of the Trustee, all Holders of the Outstanding Bonds, all future Holders of any Bonds and all other present and future Secured Parties. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and terms and provisions of the Depositary Agreement, the terms and provisions of the Depositary Agreement shall govern and control.

                           ARTICLE 9

                     CONCERNING THE TRUSTEE

     Section 9.1 Certain Rights and Duties of Trustee. Except as otherwise provided in Section 315 of the Trust Indenture Act:

          (a) The Trustee may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture.

          (b) Any request, direction, order or demand of the Company or the Partnership mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company or the General Partner of the Partnership, as the case may be, by their respective Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or the General Partner.

          (c) The Trustee may consult with counsel and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or permitted by it hereunder in good faith and in reliance thereon.

          (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

              (i) this Subsection shall not be construed to limit the effect of Subsection (h) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Bonds of any series in good faith in accordance with the direction of the
          Holders of a majority in principal amount of the Outstanding Bonds of such series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

          (e) Prior to the occurrence of an Event of Default with respect to any series of Bonds hereunder and after the curing or waiving of all Events of Default with respect to such series of Bonds, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Bonds unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Bonds of such series then outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company.

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (g) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (h) Except during the continuance of an Event of Default,

              (i)   the Trustee need perform only those
          duties as are specifically set forth in  this
          Indenture  and  no  others  and  no   implied
          covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii)  in the absence of bad faith on  its
          part,  the Trustee may conclusively rely,  as
          to  the  truth  of  the  statements  and  the
          correctness   of   the   opinions   expressed
          therein,   upon  certificates   or   opinions
          furnished  to  the Trustee and conforming  on
          their  face  to  the  requirements  of   this
          Indenture.  However, in the case of any  such
          certificates   or  opinions  which   by   any
          provision hereof are specifically required to
          be  furnished  to  the Trustee,  the  Trustee
          shall  examine such certificates and opinions
          to  determine whether or not they conform  on
          their  face  to  the  requirements  of   this
          Indenture.

          (i) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section
     9.1.

     Section 9.2 Trustee Not Responsible for Recitals, Etc. The recitals contained herein and in the Bonds, except the Trustee's certificate of authentication, shall be taken as the statements of the Company or the Partnership, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Collateral or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of any of the Bonds or of the proceeds of such Bonds.

     Section 9.3 Trustee and Others May Hold Bonds. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Company, the Partnership, or any other obligor on the Bonds with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

     Section 9.4 Moneys Held by Trustee or Paying Agent. All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but, other than the Redemption Fund, need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

     Section 9.5 Compensation of Trustee and Its Lien. For so long as any of the Bonds shall remain Outstanding, the Company covenants and agrees to pay to the Trustee (all references in this Section 9.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the
Company and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company and the Partnership, jointly and severally, also covenant and agree to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, this Indenture and in the performance of any provisions of the Intercreditor Agreement, including liability which the Trustee may incur as a result of failure to withhold, pay or report taxes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law (including any Environmental Claim). The obligations of the Company under this Section shall constitute additional Debt hereunder. Notwithstanding anything contained in this Indenture to the contrary, such additional Debt shall be paid by the Company or the Partnership in accordance with the Depositary Agreement.

     The obligations of the Company and the Partnership under this Section 9.5 shall survive payment in full of the Bonds, the resignation or removal of the Trustee and the termination of this Indenture.

     Section 9.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of
Section 1.3. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     Section 9.7 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation which complies with the requirements of the Trust Indenture Act, that is eligible pursuant to the Trust Indenture Act to act as Trustee hereunder, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published, in case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.8.

      Section 9.8 Resignation and Removal of Trustee; Appointment of Successor. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Bonds by giving written notice to the Company and by giving notice of such resignation to the Holders of Bonds in the manner provided in Section 1.6. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed with respect to a particular series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Bond or Bonds of the applicable series for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:

          (1)  the Trustee shall cease to be eligible  under
     Section 9.7 and shall fail to resign after written request therefor by the Company or by any such Holder, or
          (2) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable series of Bonds, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond or Bonds of any such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series.

     (c) The Holders of a majority in aggregate principal amount of the Bonds of any series at the time outstanding may at any time remove the Trustee with respect to that series and appoint with respect to such series a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company, the evidence provided for in Section 10.1 of the action taken by the Holders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 9.9.

     Section 9.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 9.8 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee with respect to any or all applicable series of Bonds an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 9.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 9.5.

     In  the  case  of the appointment hereunder of  a  successor
Trustee with respect to the Bonds of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Bonds of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such mutually agreeable provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Bonds of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall, by mutual agreement, add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     No successor Trustee with respect to any series of Bonds shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be qualified under the Trust Indenture Act and eligible under Section 9.7.

     Upon acceptance of appointment by a successor Trustee with respect to the Bonds of any series, the Company shall give notice of the succession of such Trustee hereunder to the Holders of Bonds in the manner provided in Section 1.6. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

     Section 9.10 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 9.7 hereof and Section 310(a) of the Trust Indenture Act.

     Section 9.11 Maintenance of Offices and Agencies. (a) There shall at all times be maintained in such Place of Payment as shall be specified for the Bonds of any series in the related Series Supplemental Indenture, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest. Such office shall be initially the Corporate Trust Office for delivery by hand or by mail. Notices and demands to or upon the Trustee in respect of the Bonds or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Company or the Partnership to the Trustee and by the Trustee to the Holders in the manner specified in Section 1.6. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

     (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.9, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this Section 9.11(b), the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

      This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.

                              ____________________, Trustee

                              By____________________________
                                   Authenticating Agent

                              By____________________________
                                   Authorized Signatory


     Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. If such Authorized Agent establishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 9.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 9.11. The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent and Security Registrar hereunder.

     (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.11, that such Paying Agent will:

          (i) hold all sums held by it for the payment of principal of, and premium, if any, and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii)     give   the  Trustee  within   five   days
     thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium, if any, or interest; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee in compliance with the terms of this Indenture, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, the City of New York, for the account of the Trustee.

     (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

     (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee. the Partnership and the Company. The Company may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 9.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 9.11. The Company shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

     Section 9.12 Reports by Trustee. On or before March 15 in every year, so long as any Bonds are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in such Section. A copy of such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Bonds are listed. The Company shall promptly notify the Trustee if the Bonds become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

     Section 9.13 Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section
9.1 and the requirements of the Trust Indenture Act.

     Section 9.14 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Bonds of any series, the Trustee shall transmit by mail to all Holders of Bonds of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium (if any), or interest on any Bonds of such series or in the payment of any sinking fund installment with respect to Bonds of such series, the Trustee shall be protected in withholding such notice if any so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Bonds of such series. Except with respect to an Event of Default pursuant to Section 8.1(a) or
(b), the Trustee shall not be charged with knowledge of any default or Event of Default hereunder unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office by the Company, the Partnership, a Paying Agent, any Holder or an agent of any Holder.

     Section 9.15 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 9.16 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company or the Partnership (or any other obligor upon the Bonds), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Partnership (or any such other obligor).

                           ARTICLE 10

                     CONCERNING THE HOLDERS

     Section 10.1 Evidence of Action Taken by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Bonds or of any series of Bonds may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Bonds voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and/or such record are delivered to the Trustee, and where expressly required, to the Company.

     Section 10.2 Proof of Execution of Instruments and of Holding Bonds. Subject to the provisions of Sections 9.1 and
11.5 hereof and Section 315 of the Trust Indenture Act, proof of the execution of any instrument by a Holder or his agent or proxy and proof of the holding by any person of any of the Bonds shall be sufficient if made in the following manner:

          The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any State within the United States, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee may deem sufficient.

          The ownership of Bonds may be proved by the Security Register or by a certificate of the Security
     Registrar.

          If the Company shall solicit from the Holders of Bonds of any series any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Bonds entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion in accordance with Section 316(c) of the Trust Indenture Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other act may be sought or given before or after the record date, but only the Holders of Bonds of record at the close of business on such record date shall be deemed to be the Holders of Bonds for the purpose of determining whether Holders of the requisite proportion of Bonds of such series outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Bonds of such series Outstanding shall be computed as of such record date.

          The Trustee may require such additional proof, if any, of any matter referred to in this Section 10.2 as it shall deem necessary.

          The record of any Holders meeting shall be proved as provided in Section 11.6.

     Section 10.3 Bonds Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Bonds which are owned by the Company, the Partnership, any Partner or any Affiliate of any of the foregoing shall be disregarded and deemed not to be outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Security Register shall be so disregarded. The Company shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of the Company or the Partnership. Subject to the provisions of Section 315 of the Trust indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

     Section 10.4 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Bonds or of any series of Bonds specified in this Indenture in connection with such action, any Holder of a Bond the serial number of which is shown by the evidence to be included in the Bonds the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 10.2, revoke such action so far as concerns such Bond. Except as aforesaid, any such action taken by the Holder of any Bond shall be conclusive and binding upon such Holder and upon all future holders and owners of such Bond, and of any Bond issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond or any Bond issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Partnership, the Trustee and the Holders of all the Bonds.

                           ARTICLE 11

                       HOLDERS' MEETINGS

     Section 11.1   Purposes for Which Holders' Meetings  May  Be
Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 11 for any of the following purposes:

           (a)  to  give  any  notice to  the  Company,  the
     Partnership or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 8;

          (b)  to remove the Trustee and appoint a successor
     Trustee pursuant to Article 9;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section
     12.2; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law.

     Section 11.2 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, or such other city located in the United States, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 1.6, not less than 20 nor more than 90 days prior to the date fixed for the meeting, to the Holders of Bonds of such series.

     Section 11.3 Company and Holders May Call Meeting. In case the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Bonds of any series then outstanding, shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of such Bonds in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, or the city in which the Corporate Trust Office is located, or such other city as may be satisfactory to such Holders, for such meeting and may call such meeting to take any action authorized in Section 11.1 by giving notice thereof as provided in Section 11.2.

     Section 11.4 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders a person shall be (a) Holder of one or more Bonds with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Bonds by a Holder of one or more such Bonds. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Partnership and their respective counsel.

     Section 11.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 10.2 or other proof.
Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 10.2 and the appointment of any proxy shall be proved in the manner specified in said Section 10.2 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

     Subject to the provisions of Section 10.3, at any meeting each Holder of a series or proxy shall be entitled to one vote for each $100,000 principal amount of Bonds of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds of such series held by him or instruments in writing as aforesaid duly designating him as the person to vote an behalf of other Holders of such series. Any meeting of Holders duly called pursuant to Section 11.2 or
11.3 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

       At any meeting, the presence of persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

     Section 11.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes an any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2. The record shall show the serial numbers of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                           ARTICLE 12

                    SUPPLEMENTAL INDENTURES

     Section 12.1 Supplemental Indentures and Collateral Document Consents Without Consent of Holders. Without the consent of the Holders of any Bonds, the Company and the Partnership, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, enter into any amendment of the Intercreditor Agreement or enter into any consent with respect to the Collateral Documents, subject to the terms of the Intercreditor Agreement, for any of the following purposes:

          (a) to establish the form and terms of bonds of any series permitted by Sections 2.1 and 2.3; or

          (b) to evidence the succession of another entity to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Bonds contained, or to evidence the succession of another entity to the Partnership, and the assumption by any such successor of the covenants of the Partnership herein contained; or

          (c) to evidence the succession of a new Trustee hereunder pursuant to Section 9.9 or a new Collateral
     Agent or Depositary Agent; or

          (d) to add to the covenants of the Company or the Partnership for the benefit of the Holders of all or any series of Bonds (and if such covenants are to be for the benefit of less than all series of Bonds, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in this Indenture or the Collateral Documents upon the Company or the Partnership; or

          (e) to convey, transfer and assign to the Trustee, the Collateral Agent or the Depositary Agent properties or assets to secure the Bonds, and to correct or amplify the description of any property at any time subject to this Indenture or the Collateral Documents or to assure, convey and confirm unto the Trustee or the Collateral Agent any property subject or required to be subject to this Indenture; or

          (f) to modify, eliminate or add to the provisions of this Indenture or the Collateral Documents to such extent as shall be necessary to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or
          (g) to permit or facilitate the issuance of Bonds in uncertificated form; or

          (h) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Collateral Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the
     Collateral Documents, provided such action shall not adversely affect the interests of the Holders of any series of Bonds in any material respect; or

          (i) to provide for the issuance of exchange bonds or other exchange securities pursuant to any agreement to register any series of Bonds under the Securities Act, and to make such other changes to the Indenture or the Collateral Documents as the Board of Directors of the Company determines are necessary or appropriate in connection therewith, provided such action shall not adversely affect the interests of the Holders of Bonds of any series in any material respect; or

          (j) to add any additional Events of Default with respect to all or any series of Bonds; or

          (k) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Bonds, provided that any such addition, change or elimination not otherwise permitted under this Section 12.1 shall (i) become effective only when there is no Bond Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or
     (ii) not apply to any Bond then Outstanding; or

          (l)  to  make  any other change to the  Collateral
     Documents,   provided  that  such  change   shall   not
     adversely affect the interests of the Holders of any series of Bonds in any material respect.

     Section 12.2 Supplemental Indentures and Collateral Documents Consents with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding, considered as one class, by Act of such Holders delivered to the Company, the Partnership and the Trustee, the Company and the Partnership, in each case, when authorized by a Board Resolution, may, and the Trustee, subject to Sections 12.3 and 12.4, shall, enter into an indenture or indentures supplemental hereto, an amendment of the Intercreditor Agreement or a consent to an amendment of a Collateral Documents for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture, the Intercreditor Agreement or a Collateral Document; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture, amendment to the Intercreditor Agreement or change in a Collateral Document shall, without the consent of the Holder of each Outstanding Bond affected thereby,

          (a) change the Stated Maturity of any Bond (or, if the principal thereof is payable in installments, the Stated Maturity of any such installment), or of any payment of interest or premium thereon, or the dates or circumstances of payment of premium, if any, on any
     Bond, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date) or such payment of premium, if any, on or after the date such premium becomes due and payable in respect of such Bonds; or

          (b) except to the extent expressly permitted by this Indenture or any of the Collateral Documents, permit the creation of any Lien prior to or, except as contemplated by Section 6.17, pari passu with the Lien of the Collateral Documents with respect to any of the Collateral, terminate the Lien of the Collateral Documents on any Collateral or deprive any Holder of the security afforded by the Lien of the Collateral Documents; or

          (c) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (d) modify any of the provisions of Section 8.7 or of this Section 12.2 or, except as provided in Section
     12.1, of any Collateral Documents.

     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the right under this Indenture of the Holders of Bonds of any other series.

     Upon receipt by the Trustee of Board Resolutions of the Company and the Partnership and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall execute such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.

     It  shall not be necessary for any Act of Holders under this
Section   to   approve  the  particular  form  of  any   proposed
supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Section 12.3 Documents Affecting Immunity or Indemnity. If in the opinion of the Company, the Partnership or the Trustee any document required to be executed by it pursuant to the terms of Section 12.2 affects any interest, right, duty, immunity or indemnity in favor of the Company, the Partnership or the Trustee under this Indenture, the Company, the Partnership or the Trustee, as the case may be, may in its discretion decline to execute such document.

     Section 12.4 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by any Series Supplemental Indenture or other supplemental indenture permitted by this Article 12 or the modifications thereby of the trusts created by this Indenture or in executing an amendment of the Intercreditor Agreement or consenting to any amendment of a Collateral Document, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or consent is authorized or permitted by this Indenture.

     Section 12.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 12, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section  12.6   Conformity with Trust Indenture Act.   Every
supplemental indenture executed pursuant to this Article 12 shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 12.7 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 12 may, and shall if required by the Company or the Partnership, bear a notation in form approved by the Company, the Partnership and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon outstanding Bonds after proper presentation and demand. If the Company or the Partnership shall so determine, new Bonds so modified as to conform, in the opinion of the Company, the Partnership and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Bonds.

                           ARTICLE 13

                   SATISFACTION AND DISCHARGE

     Section 13.1 Satisfaction and Discharge of Bonds. Except as otherwise provided with respect to the Bonds of any series in the Series Supplemental Indenture relating thereto, the Bonds of such series shall, prior to the Stated Maturity thereof (or, if principal is payable in installments, the Stated Maturity of the final installment of principal thereof), be deemed to have been paid for all purposes of this Indenture, and the entire Debt of the Company in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

          (a) the Company shall have irrevocably deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on the Bonds of such series on and prior to the Stated Maturity of principal thereof (or, if principal is payable in installments, the Stated Maturity of the final installment of principal thereof) or upon redemption or prepayment;

          (b) if any such deposit of money shall have been made prior to the Stated Maturity (or, if principal is payable in installments, the Stated Maturity of the final installment of principal) or Redemption Date of such Bonds, the Company shall have delivered to the Trustee a Company Order stating that such money shall be held by the Trustee, in trust, as provided in
     Section 13.3;

          (c) in the case of redemption or prepayment of Bonds, the notice requisite to the validity of such redemption or prepayment shall have been given, or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee;

          (d) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the Debt of the Company with respect to the Bonds of such series shall not be deemed to be, or result in, a taxable event with respect to the Holders of such series for purposes of United States Federal income taxation and such Holders will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge had not occurred;

          (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to any series of Bonds shall have occurred, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (f) such discharge shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Partnership is a party or by which the Company or the Partnership is bound; and

          (g) the Company delivers to the Trustee an Officer's Certificate stating that all conditions precedent to the discharge of the Bond of such series as contemplated by this Article 13 have been satisfied.

     Upon satisfaction of the aforesaid conditions with respect to the Bonds of any series, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Bonds of such series are deemed to have been paid for all purposes of this Indenture and that the entire Debt of the Company in respect thereof is deemed to have been satisfied and discharged.

     In the event that Bonds which shall be deemed to have been paid as provided in this Section 13.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such Bonds are deemed to have been paid and the circumstances thereof.

     Notwithstanding the satisfaction and discharge of any Bonds as aforesaid, the obligations of the Company and the Trustee in respect of such Bonds under Sections 2.7. 2.8, 2.9 and 9.5 and this Article 13 shall survive.

     Section 13.2 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) either

              (i)   all Bonds theretofore authenticated
          and  delivered  (other than (A)  Bonds  which
          have been destroyed, lost or stolen and which
          have  been  replaced or paid as  provided  in
          Section 2.9 and (B) Bonds deemed to have been
          paid  in  accordance with Section 13.1)  have
          been    delivered   to   the   Trustee    for
          cancellation; or

              (ii)  all Bonds not theretofore delivered
          to the Trustee for cancellation shall be deemed to have been paid in accordance with
          Section 13.1;

          (b) all other sums due and payable hereunder have been paid; and

          (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Company Request, acknowledge in writing the satisfaction and discharge of this Indenture and take all other action reasonably requested by the Company and/or the Partnership to evidence the termination of any and all Liens created by or with respect to this Indenture.

     Notwithstanding  the  satisfaction  and  discharge  of  this
Indenture  as aforesaid, the obligations of the Company  and  the
Trustee under Sections 2.7, 2.8, 2.9 and 9.5 and this Article  13 shall survive.

     Upon satisfaction and discharge of this Indenture as provided in this Section 13.2, the Trustee shall assign, transfer and turn over to or upon the order of the Company, any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money deposited with the Trustee pursuant to Section 13.1(a) and interest and other amounts earned or received thereon.

     Section 13.3 Application of Trust Money. The money deposited with the Trustee pursuant to Section 13.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on the Bonds or portions of principal amount thereof in respect of which such deposit was made.

     Section 13.4 Reinstatement. If the Trustee is unable to apply any money in accordance with this Article 13 by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Bonds of the discharged series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 until such time as the Trustee is permitted to apply all such money in accordance with this Article 13.

                           ARTICLE 14

                           DEFEASANCE

     Section 14.1 Defeasance. (a) Subject to Sections 14.1(b) and 14.2 hereof, the Partnership and the Company at any time way terminate (i) all their respective obligations under this Indenture, the Bonds, the Loans, the Partnership Guarantee and the Collateral Documents (a "Legal Defeasance") or (ii) their respective obligations under Sections 6.16 (Debt), 6.17 (Liens),
6.16 (Guaranties), 6.19 (Disposition of Assets), 6.20 (Amendments), 6.21 (Fundamental Changes), 6.22 (Distributions),
6.25 (Transactions with Affiliates) and 6.29 (Site Taxes) (a "Covenant Defeasance"). With respect to any Covenant Defeasance, except as specified in clause (ii) of the preceding sentence, the reminder of this Indenture, the Bonds, the Loans and the
Partnership Guarantee shall be unaffected thereby. The Partnership and the Company may exercise a Legal Defeasance notwithstanding the prior exercise of a Covenant Defeasance. If the Partnership and the Company exercise a Legal Defeasance, payment of the Bonds may not be accelerated due to an Event of Default upon satisfaction of the conditions set forth herein and on demand of the Partnership and the Company, the Trustee (x) shall acknowledge in writing the discharge of the obligations terminated by the Partnership and the Company, (y) shall execute documents and deliver such instruments in writing as shall be required to reconvey, release, assign and deliver to the Partnership and the Company any and all of the Trustee's interest in the Collateral and the right, title and interest in and to any and all rights conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture and (z) shall turn over to the Partnership or the Company or to any such person, body or authority as may be entitled to receive the same all balances then held by it hereunder (other than amounts held pursuant to Article 13 or the Article 14).

     (b) Notwithstanding Section 14.1(a) above, the obligations of the Partnership and the Company pursuant to Sections 2.8 (Registration), 2.9 (Mutilated, Destroyed, Lost and Stolen Bonds), Section 2.10 (Payment) and 9.5 (Compensation of Trustee) shall survive until the Bonds have been paid in full. Thereafter, the obligations of the Partnership and the Company pursuant to Section 9.5 (Compensation of Trustee) shall survive.

     Section  14.2   Conditions to Defeasance.  Either the  Legal
Defeasance or the Covenant Defeasance may be exercised only if:

     (a) The Partnership and the Company shall have irrevocably deposited in trust with the Trustee (i) cash in an amount which, when added to any other moneys held by the Trustee and available for such payment, would be sufficient to pay (A) the principal of, and any premium and interest on, all Bonds issued hereunder and under any Series Supplemental Indenture when due, whether at Stated Maturity or upon redemption, acceleration, or otherwise, and (B) all other sums payable hereunder and under any Series Supplemental Indenture, (ii) non-callable direct obligations of, or obligations guaranteed by, the United States, maturing on or before the date or dates when the payments specified in clause
(i) above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate, sufficient to make all such payments, (iii) securities evidencing ownership interest in obligations or in specified portions thereof (which shall consist of specified portions of the principal of or interest on such obligations) of the character described in clause (ii), sufficient to make all the payments specified in clause (i) above, or (iv) any combination of such cash and such obligations (the "Obligations") specified in (ii) or (iii) above, the aggregate amount of which and interest thereon, when due, are or will be sufficient to make all the payments specified in clause (i) above, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act;

     (b) The Partnership and the Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the deposited cash and/or the Obligations without any reinvestment thereof will provide cash at such times and in such amounts as will be sufficient to pay principal of, and any premium and interest on, all Outstanding Bonds when due, whether at Stated Maturity or upon redemption, acceleration, or otherwise;

     (c) The Partnership and the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) all preference periods applicable to the defeasance trust have expired under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended, and (iii) the Holders shall have a perfected security interest under applicable law in the Obligations so deposited;

     (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) Such Legal Defeasance or Covenant Defeasance, as the case may be, shall not result in a breach or violation of or constitute a Default under this Indenture or any other material agreement or instrument to which the Partnership or the Company is a party or by which the Partnership or the Company is bound;

     (f) In the case of a Legal Defeasance, the Partnership and the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Partnership or the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (g) In the case of a Covenant Defeasance, the Partnership and the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

     (h) The Partnership and the Company shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

     Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be substituted, withdrawn, reinvested or used for any purpose other than, and shall be segregated and held in trust for the payment of the principal of, and premium, if any and interest on, the Bonds.

     Section 14.3 Reinstatement. If the Trustee is unable to apply any money or Obligations in accordance with this Article 14 by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Bonds of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 14 until such time as the Trustee is permitted to apply all such money or Obligations in accordance with this Article 14.

                           ARTICLE 15

             EXCULPATION; HOLDERS LISTS AND REPORTS

     Section 15.1 Exculpation. Notwithstanding anything to the contrary contained in this Indenture or the Bonds, the liability and obligation of the Partnership or the Company to perform and observe and make good the obligations contained in this Indenture and the Bonds and the Collateral Documents and to pay the Debt issued hereunder in accordance with the provisions of this Indenture and the Bonds shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any Partner, any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership and the
Company). Each Holder, and the Trustee, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money, judgment, deficiency judgment or personal judgment against any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership and the Company) under or by reason of or in connection with this Indenture and the Bonds and agrees to look solely to the Company and the Partnership and the security and Collateral held under or in connection with the Collateral Documents for the enforcement of such liability and obligation of the Company or the Partnership.

       Nothing contained in this paragraph shall be construed (i) as preventing the Trustee from naming the Company or the Partnership, any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company in any action or proceeding brought by the Trustee to enforce and to realize upon the security and Collateral provided under or in connection with the Collateral Documents so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation shall be asked for, taken, entered or enforced against any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership and the Company), in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the lien and security interests created by this Indenture and the Collateral Documents and the other Project Documents or the enforcement thereof by the Trustee, (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any person, party or entity under any guaranty of payment, other guaranty or indemnification agreement now or hereafter executed and delivered to the Trustee in connection with the Collateral Documents or
(iv) as modifying, qualifying or affecting in any manner whatsoever the personal recourse liability of any Partner, any past, present or future partner. officer, director or shareholder or related Person of any Partner or the Company or any other person, party or entity for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.

     Section   15.2    Company  to  Furnish  Trustee  Names   and
Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

     (a)   semi-annually, not more than 15 days after the Regular
Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Regular Record Date, and

     (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

     Section 15.3   Preservation of Information.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.2 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 15.2 upon receipt of a new list so furnished.

     (b) Every Holder of Bonds, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



                         PANDA-ROSEMARY FUNDING CORPORATION



                         By:
                         Name:
                         Title:

                         PANDA-ROSEMARY, L.P.


                         By:  PANDA-ROSEMARY CORPORATION, as its
                              general partner



                         By:
                         Name:
                         Title:


                         FLEET NATIONAL BANK,
                              as Trustee



                         By:
                         Name:
                         Title:






                                                  Schedule 1.1 to
                                                  Trust Indenture


                 PRINCIPAL AMORTIZATION OF THE
                         INITIAL BONDS


     Principal of the Initial Bonds is payable in semiannual installments as follows:

                 Percentage of                         Percentage of
                 Original Principal                    Original Principal
Payment Date     Amount Payable      Payment Date      Amount Payable

November 15,        1.2356%          August 15,          0.9632%
1996                                 2006

February 15,        1.2356%          November 15,        0.9632%
1997                                 2006

May 15, 1997        1.2344%          February 15,        0.9632%
                                     2007

August 15,          1.2344%          May 15, 2007        1.0081%
1997

November 15,        1.2344%          August 15,          1.0081%
1997                                 2007

February 15,        1.2344%          November 15,        1.0081%
1998                                 2007

May 15, 1998        1.3291%          February 15,        1.0081%
                                     2008

August 15,          1.3291%          May 15, 2008        1.0558%
1998

November 15,        1.3291%          August 15,          1.0558%
1998                                 2008

February 15,        1.3291%          November 15,        1.0558%
1999                                 2008

May 15, 1999        1.1429%          February 15,        1.0558%
                                     2009

August 15,          1.1429%          May 15, 2009        1.1039%
1999

November 15,        1.1429%          August 15,          1.1039%
1999                                 2009

February 15,        1.1429%          November 15,        1.1039%
2000                                 2009

May 15, 2000        1.2282%          February 15,        1.1039%
                                     2010

August 15,          1.2282%          May 15, 2010        1.1541%
2000

November 15,        1.2282%          August 15,          1.1541%
2000                                 2010

February 15,        1.2282%          November 15,        1.1541%
2001                                 2010

May 15, 2001        1.3196%          February 15,        1.1541%
                                     2011

August 15,          1.3196%          May 15, 2011        1.2168%
2001

November 15,        1.3196%          August 15,          1.2168%
2001                                 2011

February 15,        1.3196%          November 15,        1.2168%
2002                                 2011

May 15, 2002        1.4124%          February 15,        1.2168%
                                     2012

August 15,          1.4124%          May 15, 2012        1.2772%
2002

November 15,        1.4124%          August 15,          1.2772%
2002                                 2012

February 15,        1.4124%          November 15,        1.2772%
2003                                 2012

May 15, 2003        1.5119%          February 15,        1.2772%
                                     2013

August 15,          1.5119%          May 15, 2013        1.3359%
2003

November 15,        1.5119%          August 15,          1.3359%
2003                                 2013

February 15,        1.5119%          November 15,        1.3359%
2004                                 2013

May 15, 2004        1.6192%          February 15,        1.3359%
                                     2014

August 15,          1.6192%          May 15, 2014        1.3888%
2004

November 15,        1.6192%          August 15,          1.3888%
2004                                 2014

February 15,        1.6192%          November 15,        1.3888%
2005                                 2014

May 15, 2005        1.7273%          February 15,        1.3888%
                                     2015

August 15,          1.7273%          May 15, 2015        1.3534%
2005

November 15,        1.7273%          August 15,          1.3534%
2005                                 2015

February 15,        1.7273%          November 15,        1.3534%
2006                                 2015

May 15, 2006        0.9632%          February 15,        1.3534%
                                     2016

     Upon  any  redemption  of the Initial Bonds,  the  scheduled
principal   amortization   of   the   Bonds   will   be   reduced
proportionately.


                                                 Schedule 6.16 to
                                                  Trust Indenture


                    SUBORDINATION PROVISIONS

     All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Agency and Intercreditor Agreement, dated as of July 31, 1996 (as amended, supplemented or modified from time to time, the "Intercreditor Agreement") among Fleet National Bank, as trustee (the "Trustee") under a certain Trust Indenture, dated as of July 31, 1996 (as amended, supplemented or modified from time to time, the "Indenture"), Panda-Rosemary, L.P., Panda-Rosemary Funding Corporation, Beyerische Vereinsbank AG, Fleet National Bank, as depositary agent under a certain Deposit and Disbursement Agreement, dated as of July 31, 1996, and Fleet National Bank, as collateral agent.

     [NAME OF SUBORDINATED LENDER] (together with its successors and assigns, the "Subordinated Lender") hereby agrees for the benefit of the Secured Parties that all [DESCRIBE SUBORDINATED LIABILITIES] (the "Subordinated Obligations") are and shall be junior and subordinate, to the extent and in the manner set forth hereinafter, in right of payment to the prior indefeasible payment of satisfaction in full of all Financing Liabilities. In furtherance thereof, each of the Secured Parties, the Collateral Agent and the Subordinated Lender further agrees that:

     (a)(i) The Subordinated Lender shall not ask, demand, sue for, take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the Collateral or any guaranty of payment of performance), payment of all or any of the Subordinated Obligations unless and until the Financing Commitments shall have been terminated and the Financial Liabilities shall have been paid or otherwise satisfied in full. For the purposes of these provisions, the Financing Liabilities shall not be deemed to have been paid or satisfied in full until those Financing Liabilities shall have been indefeasibly so paid to the Secured Parties or so otherwise satisfied (after the passage of any relevant preference periods).

     (ii) Upon any distribution of all or any of the assets of any Borrower to creditors of such Borrower upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of such Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of such Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to, or as Collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Financing Liabilities until the Financing Liabilities have been paid or otherwise satisfied in full.

     (iii) Each of the Secured Parties may demand specific performance of these terms of subordination, whether or not the Borrowers shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     (iv) So long as there are any Financing Commitments or any of the Financing Liabilities shall remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations.

     (v) Subject to the termination of the Financing Commitments and the indefeasible payment or satisfaction in full of all of the Financing Liabilities, the Subordinated Lender shall be subrogated to the rights of the Secured Parties to receive payments or distributions of assets of the Borrowers made on the Financing Liabilities until the Subordinated Obligations have been satisfied in full.

     The foregoing provisions regarding subordination are for the benefit of the Secured Parties and shall be enforceable by them directly against the Subordinated Lender, and no Secured Party shall be prejudiced in its right to enforce subordination of any of the Subordinated Obligations by any act or failure to act by either Borrower or anyone in custody of its assets or property. Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive Distributions in respect of the Subordinated Obligations from the Borrowers to the extent that such Distributions are permitted pursuant to Section 6.22 of the Indenture and Section 3.9 of the Depositary Agreement.

     (b)    So   long  as  any  Secured  Obligations  remain
     outstanding, the following provisions shall apply:

          (i) If a Trigger Event shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall be permitted and is hereby authorized to take any and all actions to exercise any and all rights, remedies and options which it may have under the Security Documents or the Intercreditor Agreement.

          (ii) Until the Debt Termination Date, the Subordinated Lender shall not, without the prior written consent of the Secured Parties, (a) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral, (b) seek to foreclose any Lien or sell any collateral, or (c) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to any of the foregoing.

          (iii) The Subordinated Lender hereby waives: (i) notice of the existence, creation or non-payment of all or any of the Financing Liabilities and (ii) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshall assets.

     (c) Subject to the terms of the Intercreditor Agreement, the Secured Parties may, at any time and from time to time, without any consent of or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated Lender:
     (i) amend in any manner any agreement under which any of the Financing Liabilities is outstanding in accordance with the terms thereof; (ii) sell, exchange, release, not perfect and otherwise deal with any Collateral or other property at any time pledged, assigned or mortgaged to secure the Financing Liabilities in accordance with the Security Documents;
     (iii) release anyone liable in any manner under or in respect of the Financing Liabilities; (iv) exercise or refrain from exercising any rights against the Borrowers and others; and (v) apply any sums from time to time received to payment or satisfaction of the Financing Liabilities.



                                                 Schedule 6.20 to
                                                  Trust Indenture

                 CONSENT AND OPINION OF COUNSEL

Part A.   Consent

          1. The Additional Contract is in full force and effect and there are no amendments, modifications or supplemental thereto not covered by the Consent or any substitute therefor.

          2. The consenting party has not assigned, transferred, pledged or hypothecated the Additional Contract or any interest therein.

          3. The consenting party has no knowledge of any default by the Partnership under the Additional Contract.

          4.    None  of  the  Partnership's  rights  under   the
Additional Contract have been waived.

          5. The assignment of the Additional Contract to the Collateral Agent as security and the consent to such assignment will not cause or constitute a default under the additional contract or an event or condition which would lead to a default under the Additional Contract.

          6. The consenting party agrees not to terminate or suspend the performance of its obligations under the Additional Contract unless it gives the Collateral Agent notice of the default by the Partnership and the opportunity to cure the default.

          7. Additional provisions mutually acceptable to the Partnership, the Company, the Collateral Agent and the consenting party, including, if acceptable to the consenting party, a provision to the effect that if the Additional Contract is terminated by any bankruptcy or insolvency proceeding of the Partnership and the Collateral Agent or its proposed assignee certifies its intention to assume the future liabilities and obligations of the Partnership, the consenting party agrees to enter into a new Additional Contract with the Collateral Agent or its assignee for the remaining term of, and on the same terms and conditions as, the terminated Additional Contract.

Part B.   Opinion of Counsel

          1. The consenting party's power, authority and legal right to execute, deliver and perform such Additional Contract.

          2. The execution and delivery of the Additional Contract by the consenting party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or partnership action and do not (1) require any consent or approval of the any shareholder or partner, except those consents and approvals which have been already obtained,
(2) violate any provision of the applicable partnership agreement or charter, (3) result in a breach or constitute a default under any indenture or loans or credit agreement or any other agreement, lease or instrument of the consenting party known to counsel, or (4) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature upon any of the properties now owned or hereafter acquired by the consenting party.

          3. The Additional Contract has been duly executed and delivered, is in full force and effect and constitutes the legal, valid and binding obligation of the consenting party, enforceable in accordance with its terms, except for standard bankruptcy and equitable principles exclusions.

          4. All Governmental Approvals required to be obtained by the consenting party with respect to the execution and delivery of the Additional Contract and the performance of the consenting party's obligations under the Additional Contract have been obtained.